      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 28, 2008
REGISTRATION NO. 333-147211

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
  Washington, D.C. 20549

FORM S-1/A
  REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FLEX FUELS ENERGY, INC.
(Name of small business issuer in its charter)

Nevada	1000	20-5242826
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

502 East John Street
Carson City, Nevada 89706
(604) 685-7552
(Address and telephone number of principal executive offices)

30 St. Mary Axe, London EC3A 8EP, United Kingdom
Issuer’s telephone Number: +44 (0) 8445 862 780
(Mailing Address)

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
(212) 930-9700
(212) 930-9725 (fax)

APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: From time to time after this
Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:   [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

 CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Security (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (.0000307)
Common Stock, $.001 par value per share (3)	16,582,621	$1.55	$25,703,062.55	$789.08
Common Stock, $.001 par value per share (4)	4,871,838	$1.55	$7,551,348.90	$231.83

Total	21,454,459		$33,254,411.45	$1020.91

 (1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon exercise of the warrants; as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low prices as reported on the Over The Counter Bulletin Board on November 2, 2007 which was $1.55 per share.

(3) Represents shares of common stock issued in connection with the private placement completed on May 29, 2007 at a price per share of $0.90

(4) Represents shares of common stock issued in connection with the private equity offering completed on July 31, 2007 at a price per share of $0.90

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, FEBRUARY  28,  2008

FLEX FUELS ENERGY, INC.

21,454,459Shares ofCommon Stock

This prospectus relates to the public offering of up to 21,454,459shares of our common stock, par value $.001 per share, which may be sold from time to time by the selling stockholders of Flex Fuels Energy, Inc., named in this prospectus. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. We cannot assure you that the selling stockholders will sell all or any portion of the shares offered in this prospectus.

Our common stock is currently traded on the Over-The-Counter Bulletin Board under the symbol ("FXFL.OB"). The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on February 12, 2008 was $0.91.

The Securities offered hereby involve a high degree of risk.

See "Risk Factors" beginning on page 7.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

The date of this prospectus is February 28, 2008.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

FLEX FUELS ENERGY, INC.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "RISK FACTORS" section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms "Flex Fuels", "Company", "we," "us," or "our" refer to Flex Fuels Energy, Inc.

General

Flex Fuels Energy, Inc. ("Flex Fuels" or the "Company") (formerly Malibu Minerals, Inc) was organized under the laws of the State of Nevada on March 10, 2006 to explore mining claims and property in North America. Flex Fuels has staked one mineral claim containing 8 cell claim units totaling 165.685 hectares. Throughout this Current Report, the Company refers to these mining claims as the “Flex Fuels Gold Mine Property” or “Flex Fuels Gold Property”. Flex Fuels purchased the Flex Fuels Gold Property in March of 2006. The Flex Fuels Gold Property is located approximately 110 km northwest of Vancouver, BC, and 75 km north of Sechelt, BC. The property is situated on the south side of Queen’s Reach on upper Jervis Inlet, due south of Flex Fuels at the entrance to Princess Louisa Inlet. Access to the property is available via plane from Vancouver or Sechelt, or by boat from Egmont or Pender Harbour on the Sechelt Peninsula.

On May 29, 2007 the company diversified its business by acquiring Flex Fuels Energy Limited ("FFE Ltd"), a company formed under the laws of England and Wales. FFE Ltd plans to construct, own and manage seed processing facilities, refineries producing bio-diesel products (and associated power generation facilities if commercially desirable) and to engage in the business of selling, supplying and distributing bio diesel products.

In addition to Flex Fuels management’s approach of diversification of its business, its management’s goal of gaining greater access to capital markets, subject to the availability of resources and personnel and existence of proven and probable gold and mineral reserves, Flex Fuels is currently continuing to and intends to proceed in the future with (1) its business of acquiring and exploring gold and mineral properties with proven and probable reserves principally, with the objective of identifying gold and mineralized deposits economically worthy of continued production and/or subsequent development, mining or sale, (2) mining and development of the Malibu Gold Property, and (3) the 3 Phases of its business outlined in the subsection titled “Proposed Program of Exploration” in the Management’s Discussion and Analysis or Plan of Operation on page 39 of this Prospectus.

Our principal executive offices are located at 30 St. Mary Axe, London EC3A 8EP, United Kingdom.

The Offering

Common stock outstanding before the offering	69,315,441 shares ofCommon Stock.
Common stock offered by selling stockholders	Up to 21,454,459 shares.
Common stock to be outstanding after the offering	69,315,441 shares of Common Stock.
Use of proceeds	We will not receive any proceeds from the sale of the common stock. See "Use of Proceeds" for a complete description.
Risk Factors	The purchase of our common stock involves a high degree of risk. You should carefully review and consider "Risk Factors" beginning on page 7.
Over-The-Counter Bulletin Board Symbol	FXFL.OB
Forward-Looking Statements
This prospectus contains forward-looking statements that address, among other things, our strategy to develop our business, projected capital expenditures, liquidity, and our development of additional revenue sources. The forward-looking statements are based on our current expectations and are subject to risks, uncertainties and assumptions. We base these forward-looking statements on information currently available to us, and we assume no obligation to update them. Our actual results may differ materially from the results anticipated in these forward-looking statements, due to various factors.

The above information regarding common stock to be outstanding after the offering is based on 69,315,441 shares of common stock outstanding as of December 31, 2007.

 RECENT DEVELOPMENTS

On April 25, 2007, the Company’s shareholders of record as of the same date (the “Record Date”), via the affirmative vote of the Company’s shareholders holding the majority of the Company’s issued and outstanding shares of Common Stock as of the Record Date approved the following proposals:

1.    To amend the Company's Articles of Incorporation to increase the authorized number of Common Stock from 100,000,000 shares to 500,000,000 shares; and

2.     To amend the Company's Articles of Incorporation to create a class of preferred stock, authorizing the issuance of 10,000,000 shares, $0.001 par value per share, of preferred stock;

The Company filed a Certificate of Amendment with the Secretary of State of the State of Nevada on April 26, 2007, effective as of equal date, to amend the Company's Articles of Incorporation per the proposals #1 and #2.

On May 21, 2007, the Board of Directors declared a stock split, distributable May 22, 2007, in the form of a dividend of five additional shares of the Company's Common Stock for each share owned by stockholders of record at the close of business on May 21, 2007. Accordingly, all share and per share data has been restated to reflect the split.

On June 28, 2007, and effective as of July 6, 2007, the Company filed Articles of Merger (“Articles”) with the Secretary of State of the State of Nevada, to effect a merger by and between Flex Fuels Energy, Inc., a Nevada corporation and a wholly owned subsidiary of the Company, and the Company, resulting in the Company being the surviving entity, and to effect a name change of the Company from Malibu Minerals, Inc. to Flex Fuels Energy, Inc. As a result, effective as of July 16, 2007, the Company’s quotation symbol on Over-The-Counter Bulletin Board changed from “MLBU.OB” to “FXFL.OB”.

On July 17, 2007 Esther Briner transferred the mineral license to Coldharbour Consulting, Inc (“Coldharbour”), a company incorporated to hold and manage mineral licenses on behalf of their clients. Coldharbour is owned by Esther Briner (a stockholder). Coldharbour holds the license on behalf of the Company. In December 2007 the license was transferred back to James W. Laird (a director).

On July 31, 2007 Flex Fuels closed on a private placement offering in which it sold an aggregate of 4,871,838 shares (the “Shares”) of its common stock, $0.001 par value per share (the “Common Stock”), at a price of $0.90 per Share for aggregate net proceeds of approximately $3,941,000

International Capital Partners SA (“ICP”) acted as the placement agent for the Offering. The Company paid the following fees in connection with the Offering (i) a commission equal to approximately $438,000 paid to ICP representing 10% of the Proceeds; and (ii) approximately $6,000 in legal and miscellaneous fees. The net proceeds of the Offering are expected to be used as by the Company as working capital and for general corporate purposes.

On August 21, 2007 FFE Ltd has received two Permissions for Development (the “Permissions”), one for the construction of an oilseed crush plant and a second for the development of a solvent extraction plant. The Permissions, received by the Company on August 16, 2007, were granted by Cardiff County Council under the Town and Country Planning Act 1990 and the Town and Country Planning (General Development Procedure) Order 1995.  The Permissions allow the Company to develop an oilseed crush plant or a solvent extraction plant. Solvent extraction technology allows oil to be more efficiently removed from the oilseed, greatly enhancing the throughput and oil yield compared to mechanical crush alone. In-house extraction of oil from raw seed is central to Flex Fuels’ vertically integrated strategy to supply oil to its planned bio-diesel refinery. The early grant of solvent extraction permission on first application allows the Company to review its options regarding the development of the project to identify any savings that might be made by moving directly to solvent extraction plant development.

On September 28, 2007, FFE Ltd entered into an Early Works Agreement (“EWA”) with Lurgi Aktiengesellschaft (“Lurgi”).  Under the EWA Lurgi will conduct the design and cost estimates necessary to deliver a fixed price Engineering, Procurement and Construction (“EPC”) contract for an integrated seed press / solvent extraction plant and bio-diesel refinery. In addition, the EWA will define estimates for the cost of civil engineering work not covered by the EPC contract, the management of that work by Lurgi and the production of all information necessary for Local Air Pollution Prevention and Control and Integrated Pollution Prevention and Control applications for the bio-diesel refinery.

On October 16, 2007, Mr. Gordon Ewart resigned as Chief Executive Officer and director of Flex Fuels Energy, Inc. (formerly Malibu Minerals, Inc) (the “Company”). The resignation of Mr. Ewart did not involve any disagreement with the Company.  On October 17, 2007 the Company appointed Mr. Brian Barrows as Chief Executive Officer and director. The Company is finalizing Mr Barrow’s contract. Currently Mr Barrows is being paid $12,500 per month for his services.

RISK FACTORS
FFE LTD SPECIFIC RISKS

FFE LTD HAS A LIMITED OPERATING HISTORY.

FFE Ltd was formed in 2006 operating as a private company formed under the laws of England and Wales. As such, it has a limited operating history upon which you can base an evaluation of its business and prospects. As a company in the early stage of operations, there are substantial risks, uncertainties, expenses and difficulties FFE Ltd is subject to. You should consider an investment in our company and FFE Ltd integrated as our wholly owned subsidiary in light of these risks, uncertainties, expenses and difficulties. To address these risks and uncertainties, FFE Ltd must do the following:

•	Successfully execute its business strategy;

•	Secure long term rights to the land for the Cardiff site;

•	Develop, engineer, procure, install and commission equipment to convert oil seed bearing crops into energy;

•	Obtain planning consents and environmental permits necessary to build and operate the sites within the business plan; and

•	Attract, integrate, retain and motivate qualified personnel.

If FFE Ltd is unable to accomplish one or more of these objectives, such failure could cause its and our company’s business to suffer. In addition, accomplishing one or more of these objectives might be very expensive, which could harm its and our financial results.

FFE LTD HAS TO ENGINEER, PROCURE, INSTALL AND CONSTRUCT FACILITIES CAPABLE OF PROCESSING OILSEEDS INTO BIO-FUELS.

FFE Ltd has engaged contractors to engineer its facility in Cardiff.  FFE Ltd may have to accept design risk that will not be transferred to third parties.  Should the plant not perform due to faulty design, FFE Ltd may not be able to recoup the losses from contractors due to the nature of the engineering contracts. FFE Ltd has not currently contracted for the procurement, construction and installation of the processing equipment at the Cardiff site.  There is also demand for the equipment and the services required to construct the processing facilities planned by FFE Ltd which could result in an increase in the price or delays in the expected completion dates for commissioning the site.

FFE LTD HAS INCURRED SIGNIFICANT LOSSES SINCE INCEPTION AND ANTICIPATES THAT IT WILL CONTINUE TO INCUR LOSSES FOR THE FORESEEABLE FUTURE.

FFE Ltd has incurred significant operating losses since inception and has generated no revenues from continuing operations. As a result, FFE Ltd has generated negative cash flows from operations and has an accumulated deficit at December 31, 2006. FFE Ltd is operating in a developing industry and with the exception of $11,800,000 in financing received from us, it had no other significant source of funds. Our company and FFE Ltd, our wholly owned subsidiary, are currently seeking additional funding. While we and FFE Ltd are optimistic and believe appropriate actions are being taken, there can be no assurance that our management’s efforts will be successful or that the products of our combined operations develop and will be accepted by consumers or potential customers.

FFE Ltd’s management believes that long-term profitability and growth will depend on its ability to:

•	Develop the reputation of FFE Ltd as a successful operator of seed producing facilities and refineries producing bio-fuel products;

•	Successfully engage in the business of supplying and distributing bio diesel products;

•	Successfully identify and exploit appropriate opportunities;

•	Develop viable strategic alliances; and

•	Maintain sufficient volume of successful new bio-fuel opportunities.

FFE LTD WILL NEED TO RAISE SUBSTANTIAL ADDITIONAL CAPITAL TO FUND ITS OPERATIONS, AND ITS FAILURE TO OBTAIN FUNDING WHEN NEEDED MAY FORCE IT TO DELAY, REDUCE OR ELIMINATE ITS PRODUCTS AND SERVICES AND THUS HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND OPERATIONS.

FFE Ltd’s operations have consumed a substantial amount of cash since inception. FFE Ltd expects to continue to spend substantial amounts to:

•	operate its future seed processing facilities and refineries producing bio-fuel products;

•	maintain and increase the company’s human resource including full time and consultant resources;

•	evaluate bio-fuel opportunities; and

•	evaluate future projects and areas for long term development.

FFE Ltd expects that its cash requirement for operations will increase significantly over the next several years. FFE Ltd will be required to raise additional capital to meet anticipated needs. FFE Ltd’s future funding requirements will depend on many factors, including, but not limited to:

•	success of ongoing operations;

•	forward commodity prices;

•	operating costs (including human resource costs).

To date, FFE Ltd’s sources of cash have been primarily limited to the financing received from our company as a result of the Acquisition. We cannot be certain that additional funding will be available on acceptable terms, or at all. To the extent that we raise additional funds by issuing equity securities, our stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that may impact our and FFE Ltd’s ability to conduct its business. If we are unable to raise additional capital, when required, or on acceptable terms, we and FFE Ltd may have to significantly delay, scale back or discontinue our products and services.

ACQUISITION OF FFE LTD SUBJECTS OUR COMPANY TO ADDITIONAL BUSINESS, OPERATING AND INDUSTRY RISKS, THE IMPACT OF WHICH CANNOT PRESENTLY BE EVALUATED.

FFE Ltd intends to pursue its business opportunities following the Acquisition in an effort to grow its bio-fuel business. The business acquired by our Company may cause us to be affected by numerous risks inherent in the acquired FFE Ltd’s operations. Furthermore, FFE Ltd’s business is part of an industry characterized by a high level of risk and we may be affected by the currently unascertainable risks of that industry. Although our and FFE Ltd’s management has endeavored to evaluate the risks inherent in FFE Ltd’s industry and business opportunities as of the date of the Acquisition, we cannot assure you that we have been able to properly ascertain or assess all of the significant risk factors involved.

WE DID NOT RECEIVE AN OPINION AS TO THE FAIRNESS OF THE TERMS AND CONDITIONS OF THE ACQUISITION OF FFE LTD. ACCORDINGLY, YOU WILL NOT BE ABLE TO RELY ON A THIRD PARTY VALUATION IN DETERMINING THE FAIRNESS OF THE TRANSACTION.

We did not request or receive an opinion from an independent third party with respect to whether the terms and conditions of the Acquisition of FFE Ltd are fair to stockholders from a financial perspective.  Accordingly, in making the decision to invest in our company, our shareholders , will not be able to rely on a third party valuation in determining the fairness of the Acquisition from a financial perspective.

RISKS RELATED TO OUR BUSINESS AND OUR INDUSTRY

OUR COMPANY WAS RECENTLY FORMED, AND WE HAVE NOT PROVEN THAT WE CAN GENERATE A PROFIT. IF WE FAIL TO GENERATE INCOME AND ACHIEVE PROFITABILITY, AN INVESTMENT IN OUR SECURITIES MAY BE WORTHLESS.

We have no operating history and have not proved that we can operate successfully. We face all of the risks inherent in a new business. If we fail, your investment in our Common Stock will become worthless. From inception on March 10, 2006 to the end of the period ended September 30, 2007, we have not earned any revenue. Your investment in our Common Stock must therefore be regarded as the placing of funds at a high risk in a new or "start-up" venture with all the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject.

WE HAVE A LIMITED OPERATING HISTORY. THEREFORE, THERE CAN BE NO ASSURANCE THAT WE WILL BE SUCCESSFUL IN GROWING OUR GOLD AND MINERAL EXPLORATION AND/OR BIO-FUEL BUSINESSES.

We have limited history of operations. As a result, there can be no assurance that we will be successful in our exploration and/or bio-fuel activities. Our success to date in entering into mineral exploration ventures to acquire interests in exploration blocks is not indicative that we will be successful in entering into any further ventures. Any potential for future growth in our mineral exploration or bio-fuel activities will place additional demands on our executive officers, and any increased scope of our operations will present challenges due to our current limited management resources. Our future performance will depend upon our management and their ability to (i) locate and negotiate additional exploration opportunities in which we are solely involved or participate in as a joint venture partner, and/or (ii) successfully execute FFE Ltd’s business strategy and develop, engineer, procure, install and commission equipment to convert oil seed bearing crops into energy. There can be no assurance that we will be successful in our efforts. Our inability to locate additional opportunities, to hire, integrate, retain and motivate additional management and other qualified personnel, could have a material adverse effect on our results of operations. There can be no assurance that our operations will be profitable.

WE WILL NEED TO INCREASE THE SIZE OF OUR ORGANIZATION, AND MAY EXPERIENCE DIFFICULTIES IN MANAGING GROWTH.

We are a small company with 11 employees (including FFE Ltd) as of September 30, 2007. We hope to experience a period of expansion in headcount, facilities, infrastructure and overhead and anticipate that further expansion will be required to address potential growth and market opportunities as a result of the Acquisition of FFE Ltd. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate additional independent contractors and managers. Our future financial performance and our ability to compete effectively will depend, in part, on our ability to manage any future growth effectively. As a result of the Acquisition of FFE Ltd we expect to be subject to the same or greater extent to the aforementioned risks.

SINCE MESSRS. BRIAN BARROWS AND PAUL GOTHARD, OUR EXECUTIVE OFFICERS AND MEMBERS OF OUR BOARD OF DIRECTORS, ARE NOT RESIDENTS OF THE UNITED STATES, IT MAY BE DIFFICULT TO ENFORCE ANY LIABILITIES AGAINST THEM.

Accordingly, if an event occurs that gives rise to any liability, shareholders would likely have difficulty in enforcing such liabilities because Mr. Barrows, our Chief Executive Officer and a member of our board of directors, and Mr. Gothard, our Chief Financial Officer, reside outside the United States. If a shareholder desired to sue, shareholders would have to serve a summons and complaint. Even if personal service is accomplished and a judgment is entered against that person, the shareholder would then have to locate assets of that person, and register the judgment in the foreign jurisdiction where the assets are located. Furthermore, as a result of the Acquisition of FFE Ltd we anticipate expanding our management team and expanding our board of directors. One or more members of management team and expanded board of directors may not be residents of the United States and shareholders would likely have difficulty in enforcing such liabilities against them. As a result of the Acquisition of FFE Ltd we expect to expand our management team and expand our board of directors, and therefore, we expect to be subject to the same or greater extent to the aforementioned risks.

OUR COMPANY DEPENDS ON KEY PERSONNEL AND ATTRACTING QUALIFIED MANAGEMENT PERSONNEL TO OPERATE OUR DIVERSE OPERAITONS, AND OUR BUSINESS COULD BE HARMED IF EITHER OUR MINERAL EXPLORATION OR BIO-FUEL OPERATIONS LOSE KEY PERSONNEL AND CANNOT ATTRACT SUITABLY QUALIFIED REPLACEMENTS.

Our mineral exploration and FFE Ltd’s bio-fuel business success depends to a significant degree upon the management skills of our executive officers and key employees. The loss of the services of any of these individuals would have a material adverse effect on our and FFE Ltd’s businesses. The success of our mineral exploration business depends upon our ability to retain Mr. Laird’s services, and the overall success of our company.  FFE Ltd competes for qualified personnel against numerous companies, including larger, more established companies with significantly greater financial resources. There can be no assurance that our company and FFE Ltd will be successful in attracting or retaining such personnel, and the failure to do so could have a material adverse effect on our integrated business.  The loss of any key executives, the use of proprietary or trade secret data by former employees, or the failure to attract, integrate, motivate, and retain additional key employees could have a material adverse effect on its business. The loss of the technical knowledge and management and industry expertise of any of FFE Ltd’s key personnel could result in delays in construction and commissioning of production facilities, loss of customers and sales, if any, and diversion of management resources, which could adversely affect FFE Ltd’s operating results. Furthermore, the loss of Mr. Laird’s prospector and exploration contractor expertise due to his extensive mineral exploration experience and his familiarity with the Flex Fuels Gold Property could adversely affect our operating results.

Mr. Laird is our Vice President of Mineral Exploration Operations and has been a prospector and mining exploration contractor for more than 25 years. His continued leadership and involvement are key to future growth and profitability of our mineral exploration business. Currently, we do not hold a “key man” life insurance policy on Mr. Laird, and he has the right to terminate his contract and any loss of his prospector and mining expertise would be difficult to replace.

THE IMPRECISION OF MINERAL DEPOSIT ESTIMATES MAY PROVE ANY RESOURCE CALCULATIONS THAT WE MAKE TO BE UNRELIABLE.

Mineral deposit estimates and related databases are expressions of judgment based on knowledge, mining experience, and analysis of drilling results and industry practices. Valid estimates made at a given time may significantly change when new information becomes available. By their nature, mineral deposit estimates are imprecise and depend upon statistical inferences, which may ultimately prove unreliable. Mineral deposit estimates included here, if any, have not been adjusted in consideration of these risks and, therefore, no assurances can be given that any mineral deposit estimate will ultimately be reclassified as reserves.

IF WE DO NOT CONDUCT MINERAL EXPLORATION ON OUR MINERAL CLAIMS AND KEEP THE CLAIMS IN GOOD STANDING, THEN OUR RIGHT TO THE MINERAL CLAIMS WILL LAPSE AND WE WILL LOSE EVERYTHING THAT WE HAVE INVESTED AND EXPENDED TOWARDS THESE CLAIMS.

We must complete mineral exploration work on our mineral claims and keep the claims in good standing. If we do not fulfill our work commitment requirements on our claims or keep the claims in good standing, then our right to the claims will lapse and we will lose all interest that we have in these mineral claims.

WE ARE SENSITIVE TO FLUCTUATIONS IN THE PRICE OF GOLD AND OTHER MINERALS, WHICH IS BEYOND OUR CONTROL. THE PRICE OF GOLD AND OTHER METALS IS VOLATILE AND PRICE CHANGES ARE BEYOND OUR CONTROL.

The prices for gold and other metals fluctuate and are affected by numerous factors beyond our control. Factors that affect the price of gold and other metals include consumer demand, economic conditions, over supply from secondary sources and costs of production. Price volatility and downward price pressure, which can lead to lower prices, could have a material adverse effect on the costs of and the viability of our projects.

MINERAL EXPLORATION AND PROSPECTING IS HIGHLY COMPETITIVE AND SPECULATIVE BUSINESS AND WE MAY NOT BE SUCCESSFUL IN SEEKING AVAILABLE OPPORTUNITIES.

The process of mineral exploration and prospecting is a highly competitive and speculative business. In seeking available opportunities, we will compete with a number of other companies, including established, multi-national companies that have more experience and financial and human resources than us. Because we may not have the financial and managerial resources to compete with other companies, we may not be successful in our efforts to acquire new projects. However, while we compete with other exploration companies, there is no competition for the exploration or removal of mineral from our claims.

COMPLIANCE WITH ENVIRONMENTAL CONSIDERATIONS AND PERMITTING COULD HAVE A MATERIAL ADVERSE EFFECT ON THE COSTS OR THE VIABILITY OF OUR PROJECTS. THE HISTORICAL TREND TOWARD STRICTER ENVIRONMENTAL REGULATION MAY CONTINUE, AND, AS SUCH, REPRESENTS AN UNKNOWN FACTOR IN OUR PLANNING PROCESSES.

All mining in Canada is regulated by the government agencies at the Federal and Provincial levels in that country. Compliance with such regulation could have a material effect on the economics of our operations and the timing of project development. Our primary regulatory costs will be related to obtaining licenses and permits from government agencies before the commencement of mining activities. An environmental impact study that must be obtained on each property, in order to obtain governmental approval to mine on the properties, is also a part of the overall operating costs of a mining company.

The gold and mineral mining business is subject not only to worker health and safety, and environmental risks associated with all mining businesses, but is also subject to additional risks uniquely associated with gold and other minerals mining. Although we believe that our operations will be in compliance, in all material respects, with all relevant permits, licenses and regulations involving worker health and safety, as well as the environment, the historical trend toward stricter environmental regulation may continue. The possibility of more stringent regulations exists in the areas of worker health and safety, the dispositions of wastes, the decommissioning and reclamation of mining and milling sites and other environmental matters, each of which could have an adverse material effect on the costs or the viability of a particular project.

MINING AND EXPLORATION ACTIVITIES ARE SUBJECT TO EXTENSIVE REGULATION BY FEDERAL AND PROVINCIAL GOVERNMENTS IN CANADA. FUTURE CHANGES IN GOVERNMENTS, REGULATIONS AND POLICIES, COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS FOR A PARTICULAR PERIOD AND OUR LONG-TERM BUSINESS PROSPECTS.

Mining and exploration activities are subject to extensive regulation by Federal and Provincial Governments in Canada. Such regulation relates to production, development, exploration, exports, taxes and royalties, labor standards, occupational health, waste disposal, protection and remediation of the environment, mine and mill reclamation, mine and mill safety, toxic substances and other matters. Compliance with such laws and regulations has increased the costs of exploring, drilling, developing, constructing, operating mines and other facilities. Furthermore, future changes in governments, regulations and policies, could adversely affect our results of operations in a particular period and its long-term business prospects.

The development of mines and related facilities is contingent upon governmental approvals, which are complex and time consuming to obtain and which, depending upon the location of the project, involve various governmental agencies. The duration and success of such approvals are subject to many variables outside of our control.

WE ARE SUBJECT TO COMPLIANCE WITH SECURITIES LAW, WHICH EXPOSES US TO POTENTIAL LIABILITIES, INCLUDING POTENTIAL RESCISSION RIGHTS.

We have periodically offered and sold our Common Stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. While we believe that such exemptions were applicable to offers and sales of our Common Stock, we have not received a legal opinion to the effect that any of our prior offerings were exempt from registration under any federal or state law. Instead, we have relied upon the operative facts as the basis for such exemptions, including information provided by investors themselves.

If any prior offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which we have relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies. In the event we successfully acquire the remaining share capital of FFE Ltd, we would expect to be subject to the same or greater extent to the aforementioned risks.

AS A RESULT OF THE ACQUISITION OF FFE LTD, WE EXPECT TO BE SUBJECT TO GREATER LIABILITY RISKS, WHICH COULD BE COSTLY AND NEGATIVELY IMPACT OUR BUSINESS AND FINANCIAL RESULTS.

As a result of the Acquisition of FFE Ltd we expect being subject to a greater extent to liability claims. There are currently many known hazards associated with the alternative energy industry. Other significant hazards may be discovered in the future. To protect against possible liability, we and our partners would be required to obtain liability insurance with coverage that we believe would then be consistent with industry practice and appropriate in light of the risks attendant to our business. However, if we and our partners are unable to maintain insurance in the future at an acceptable cost or at all, or if our insurance does not fully cover us and a successful claim was made against us and/or our partners, we could be exposed to liability. Any claim made against us not fully covered by insurance could be costly to defend against, result in a substantial damage award against us and divert the attention of our management from our operations, which could have an adverse effect on our financial performance.

AS A RESULT OF THE ACQUISITION OF FFE LTD, WE EXPECT TO BE SUBJECT TO COMPLIANCE WITH FEDERAL AND STATE REGULATIONS AND SUCH COMPLIANCE WOULD BE AN EXPENSIVE AND TIME-CONSUMING PROCESS, AND ANY FAILURE TO COMPLY COULD RESULT IN SUBSTANTIAL PENALTIES.

As a result of the Acquisition of FFE Ltd we expect that our operations are going to directly and indirectly be subject to extensive and continually changing regulation affecting the alternative fuel industry. Many departments and agencies, both federal and state, are authorized by statute to issue, and have issued, rules and regulations binding on the alternative fuel industry and its individual participants. The failure to comply with such rules and regulations can result in substantial penalties. The regulatory burden on the alternative fuel industry would increase our cost of doing business and, consequently, affect our profitability.

If our operations are found to be in violation of any of the laws and regulations to which we may be subject, we may be subject to the applicable penalty associated with the violation, including civil and criminal penalties, damages, fines and the curtailment of its operations. Any penalties, damages, fines or curtailment of our then operations, individually or in the aggregate, could adversely affect our ability to operate our business and our financial results. The risk of us being found in violation of these laws and regulations is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations. Any action against us for violation of these laws or regulations, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business.

AS A RESULT OF THE ACQUISITION OF FFE LTD, THE AVAILABILITY AND THE PRICE OF THE AGRICULTURAL COMMODITIES AND AGRICULTURAL COMMODITY PRODUCTS THAT WE MAY THEN PURCHASE OR PRODUCE AND MERCHANDISE MAY BE AFFECTED BY WEATHER, DISEASE, GOVERNMENT PROGRAMS AND OTHER FACTORS BEYOND OUR CONTROL.

As a result of the Acquisition of FFE Ltd, the availability and price of agricultural commodities that we may then purchase or produce, may be subject to wide fluctuations due to unpredictable factors such as weather, plantings, government (domestic and foreign) farm programs and policies, changes in global demand resulting from population growth and changes in standards of living, and global production of similar and competitive crops. These factors have historically caused volatility in the agricultural commodities industry and, consequently, may cause volatility in our future operating results. Reduced supply of agricultural commodities due to weather-related factors could adversely affect our profitability by increasing the cost of raw materials used in our and our supplier’s agricultural processing operations. Reduced supplies of agricultural commodities could also limit our ability to procure, transport, store, process, and merchandise agricultural commodities in an efficient manner which could adversely affect our future profitability. In addition, the availability and price of agricultural commodities can be affected by other factors such as plant disease which can result in crop failures and reduced harvests.

AS A RESULT OF THE ACQUISITION OF FFE LTD, FLUCTUATIONS IN ENERGY PRICES COULD ADVERSELY AFFECT OUR OPERATING RESULTS.

As a result of the Acquisition of FFE Ltd, our operating costs and selling prices of certain finished products will be sensitive to changes in energy prices. Our processing plants, if any, will be powered principally by electricity and/or natural gas. Our transportation operations will be dependent upon diesel fuel and other petroleum products. Significant increases in the cost of these items could adversely affect our production costs and profitability. We may produce certain finished products, such as bio-diesel, which are closely related to, or may be substituted for petroleum products. Therefore, the selling prices of bio-diesel relate to the selling prices of diesel fuel. A significant decrease in the price of diesel fuel could result in a significant decrease in the selling price of our energy products resulting from conversion of oil seed bearing crops and could adversely affect our revenues and operating results.

AS A RESULT OF THE ACQUISITION OF FFE LTD, WE MAY BE SUBJECT TO ECONOMIC AND POLITICAL INSTABILITY AND OTHER RISKS OF DOING BUSINESS GLOBALLY, INCLUDING FOREIGN EXCHANGE RISK.

As a result of the Acquisition of FFE Ltd, we plan to conduct our alternative energy business in many countries and may wholly-own, or have ownership interests in, subsidiaries located outside of the United States. Therefore, volatile economic, political and market conditions in these countries in which we would then operate may have a negative impact on our operating results and our ability to execute our business strategies.

As a result of the Acquisition of FFE Ltd, we may also be exposed to other risks of international operations, including:

•	regulation of the economy in the markets in which we would then operate;
•	inflation and adverse economic conditions resulting from governmental attempts to reduce inflation, such as imposition of higher interest rates and wage and price controls;
•	trade barriers on imports or exports, such as higher tariffs and taxes on imports of agricultural commodities and commodity products;
•	changes in the tax laws or inconsistent tax regulations in the countries in which we would then operate;
•	currency exchange rate fluctuations; exchange controls or other currency restrictions; and
•	civil unrest or significant political instability.

The occurrence of any of these events in the markets in which we would then operate, or in other markets where we would plan to expand or develop our business, could jeopardize or limit our ability to transact business in those markets and could adversely affect our revenues and operating results.

AS A RESULT OF THE ACQUISITION OF FFE LTD, GOVERNMENT POLICIES AND ENVIRONMENTAL REGULATIONS AFFECTING THE AGRICULTURAL SECTOR AND RELATED INDUSTRIES COULD ADVERSELY AFFECT OUR OPERATIONS AND PROFITABILITY.

As a result of the Acquisition of FFE Ltd, we maybe subject to government policies and regulations associated with agricultural production and trade flows. Governmental policies affecting the agricultural industry, such as taxes, tariffs, duties, subsidies and import and export restrictions on agricultural commodities and commodity products, can influence the planting of certain crops, the location and size of crop production, whether unprocessed or processed commodity products are traded, the volume and types of imports and exports, and industry profitability. In addition, international trade disputes can adversely affect agricultural commodity trade flows by limiting or disrupting trade between countries or regions. Future government policies may adversely affect the supply, demand for, and prices of our products, restrict our ability to do business in our then existing and target markets and could negatively impact our operating results.

As a result of the Acquisition of FFE Ltd, a significant part of our operations will be regulated by environmental laws and regulations. The production of our then products would require the use of materials which can create emissions of certain regulated substances. We cannot be assured that we would be in compliance with all environmental requirements at all times, or that we will not incur material costs or liabilities to comply with environmental requirements. In addition, changes to environmental regulations may require us to modify our then existing processing facilities and could significantly increase operating costs.

AS A RESULT OF THE ACQUISITION OF FFE LTD, WE FACE SIGNIFICANT COMPETITION IN EACH OF OUR FFE LTD BUSINESS SEGMENTS.

As a result of the Acquisition of FFE Ltd, we may be subject to significant competition in the markets in which we would then operate. Markets for FFE Ltd products are highly price competitive and sensitive to product substitution. We would be a small company and as a result of our small size and a number of large companies competing or possibly competing with us in the future in one or more markets, we may be unable to successfully compete with these larger competitors. Some of our larger competitors in one or more markets would include Archer Daniel Midland Company, Cargill, Incorporated and Bunge, Ltd. In addition, we would be subject to competition with regional suppliers, processors and distributors, and farm cooperatives. Competition could cause us to lose market share, exit certain lines of business, increase expenditures or reduce pricing, each of which could have an adverse effect on our revenues and operating results.

AS A RESULT OF THE ACQUISITION OF FFE LTD, WE WOULD BE SUBJECT TO FOOD AND FEED INDUSTRY RISKS.

As a result of the Acquisition of FFE Ltd, we may be subject to food industry risks which include, but are not limited to, food spoilage or food contamination, shifting consumer preferences, federal, state, and local food processing regulations, and customer product liability claims. In addition, we may not always be able to obtain adequate liability insurance related to product liability and food safety matters. The occurrence of any of the matters described above could adversely affect our revenues and operating results.

RISKS RELATED TO OUR FINANCIAL RESULTS

WE HAVE A LIMITED OPERATING HISTORY AND HAVE YET TO ATTAIN PROFITABLE OPERATIONS AND BECAUSE WE WILL NEED ADDITIONAL FINANCING TO FUND THE EXPLORATION AND FINDING OF COMMERCIALLY EXPLOITABLE MINERAL DEPOSITS OR RESERVES, AND DEVELOP OUR FFE LTD, OUR WHOLLY OWNED BIO-FUEL SUBSIDIARY, THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

In their report dated September 12, 2007, our independent auditors stated that there was substantial doubt about our ability to continue as a going concern. We have incurred net losses and have no revenues to date. On May 29, 2007, in connection with the Acquisition, we obtained net proceeds of $13,392,000, of which $11.8 million was used to finance the acquisition of FFE Ltd. Despite this recent financing, the exploration for commercially exploitable mineral deposits or reserves, the bio-fuel operation of FFE Ltd, as well as general, legal, accounting and administrative expenses associated with our reporting requirements with the SEC, is expected to require from us significant expenditures over the next twelve months. Therefore, we will need to achieve a consistent stream of significant revenues and/or will require additional financing for our operational expenses, and for further development of our mineral exploration and bio-fuel operations. We are seeking these additional funds via equity financing, private placements or loans from our directors or current shareholders. Currently, we do not have arrangements for additional funds.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Despite the recently obtained Proceeds in connection with the Acquisition of FFE Ltd, we will need to obtain additional financing in order to complete our overall business plan. We currently do not have any revenues and we have no income. Other then the recently obtained Proceeds, we do not have any arrangements for financing and we may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including investor acceptance of mineral claims and investor sentiment. These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us.

To date, our sources of cash have been primarily limited to the sale of equity securities. We cannot be certain that additional funding will be available on acceptable terms, or at all. To the extent that we raise additional funds by issuing equity securities, our stockholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact our ability to conduct our business. If we are unable to raise additional capital, when required, or on acceptable terms, we may have to significantly delay, scale back or discontinue our products and services.

BECAUSE OF OUR LIMITED RESOURCES AND THE SPECULATIVE NATURE OF OUR BUSINESS, THERE IS DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our continued operations are dependent on our ability to obtain financing and upon our ability to achieve future profitable operations. Furthermore, as a result of the Acquisition, our goal to diversify our business via our mineral exploration and bio diesel operations will require significant additional future funding in order for our company as a whole, having FFE Ltd integrated as our wholly owned subsidiary, achieve and deliver our long term objectives. If we are unable to obtain financing and are not able to continue as a going concern, it is likely investors will lose their investment.

RISKS RELATED TO OUR COMMON STOCK

WE WILL NEED ADDITIONAL CAPITAL THAT COULD DILUTE THE OWNERSHIP INTEREST OF INVESTORS.

We require substantial working capital to fund our business in addition to the Proceeds as reported in our Annual Report filed on Form 10-KSB/A (Amendment No. 2) with the SEC for the fiscal year ended December 31, 2006. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of holders of our Common Stock may experience additional dilution. We cannot predict whether additional financing will be available to us on favorable terms when required, or at all. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations in the future. The issuance of additional Common Stock by our management may have the effect of further diluting the proportionate equity interest and voting power of holders of our Common Stock, including investors in this offering.

THE SHARES OF COMMON STOCK ELIGIBLE FOR FUTURE SALE COULD NEGATIVELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK

Sales of substantial amounts of Common Stock in the public market could adversely affect the market price of the Common Stock. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. Furthermore, stockholders who have been issued shares in the Acquisition of FFE Ltd, will be able to sell their shares pursuant to Rule 144 under the Act, beginning one year after the stockholders acquired their shares.

THE PRICE OF OUR COMMON STOCK MAY BE VOLATILE.

The trading price of our Common Stock is likely to be highly volatile and could be subject to fluctuations in response to a number of factors beyond our control. Some of these factors are:

•	our results of operations and the performance of our competitors;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	changes in earnings estimates or recommendations by research analysts who follow us or other companies in our industry;

•	changes in general economic conditions;

•	changes in market prices for our products or for our raw materials;

•	actions of our historical equity investors, including sales of Common Stock by our Directors and executive officers;

•	actions by investors trading in our stock;

•	disruption of our operations;

•	any major change in our management team;

•	other developments affecting us, our industry or our competitors; and

•	U.S. and international economic, legal and regulatory factors unrelated to our performance.

In recent years the stock market has experienced significant price and volume fluctuations. These fluctuations may be unrelated to the operating performance of particular companies. These broad market fluctuations may cause declines in the market price of our Common Stock. The price of our Common Stock could fluctuate based upon factors that have little or nothing to do with our company or its performance, and those fluctuations could materially reduce our Common Stock price.

OUR SHARES QUALIFY AS PENNY STOCK AND AS SUCH, WE ARE SUBJECT TO THE RISKS ASSOCIATED WITH “PENNY STOCKS”. REGULATIONS RELATING TO “PENNY STOCKS” LIMIT THE ABILITY OF OUR SHAREHOLDERS TO SELL THEIR SHARES AND, AS A RESULT, OUR SHAREHOLDERS MAY HAVE TO HOLD THEIR SHARES INDEFINITELY.

The Company’s shares of Common Stock may be deemed to be “penny stock” as that term is defined in Regulation Section “240.3a51 -1” of the SEC. Penny stocks are stocks: (a) with a price of less than U.S. $5.00 per share; (b) that are not traded on a “recognized” national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or (d) in issuers with net tangible assets of less than U.S. $2,000,000 (if the issuer has been in continuous operation for at least three years) or U.S. $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than U.S. $6,000,000 for the last three years.

Section “15(g)” of the United States Securities Exchange Act of 1934, as amended, and Regulation Section “240.15g(c)2” of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account. Potential investors in the Company’s common shares are urged to obtain and read such disclosure carefully before purchasing any common shares that are deemed to be “penny stock”.

Moreover, Regulation Section “240.15g -9” of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in the Company’s common shares to resell their common shares to third parties or to otherwise dispose of them. Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, dated April 17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

(i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

(ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

(iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons;

(iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and

(v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

THE REQUIREMENTS OF BEING A PUBLIC COMPANY, INCLUDING COMPLIANCE WITH THE REPORTING REQUIREMENTS OF THE EXCHANGE ACT AND THE REQUIREMENTS OF THE SARBANES-OXLEY ACT, MAY STRAIN OUR RESOURCES, INCREASE OUR COSTS AND DISTRACT MANAGEMENT, AND WE MAY BE UNABLE TO COMPLY WITH THESE REQUIREMENTS IN A TIMELY OR COST-EFFECTIVE MANNER.

During 2007, the Company determined, after consultation with its independent registered public accounting firm, that a restatement of its financial statements for the year ended December 31, 2006 filed as part of its Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on April 17, 2007, was necessary due to certain erroneous entries appearing in its financial statements.

Thereafter, following the Company’s, acquisition of Flex Fuels Energy Limited the Company’s executive officers after having discussions with the Company’s board of directors concluded that the Company’s previously issued financial statements covering the fiscal year ended December 31, 2006, along with the Report of Independent Registered Certified Public Accounting Firm and quarterly period ended March 31, 2007 which had been filed by the Company with the Securities and Exchange Commission on Form 10-KSB/A and Form 10-QSB on April 26, 2007 and May 15, 2007, respectively, should no longer be relied upon because of errors in such financial statements.

In connection with such determinations the Company reviewed the internal controls as of December 31, 2006, and identified the following material weaknesses in our internal control over financial reporting:

•	We did not maintain a proper in-house finance function and relied upon a third party to maintain the finance function and prepare the financial reports;
•
We did not maintain a timely and accurate period-end financial statement closing process or effective procedures for reconciling and compiling our financial records in a timely fashion. With respect to these procedures management determined that the material weakness arose due to the lack of training, experience or knowledge of persons preparing the financial records;

•	We did not effectively monitor the third-party accounting function and our oversight of financial controls; and
•	The Company’s knowledge of US GAAP was limited.

As a result of the foregoing,  the Company amended its Forms 10-KSB/A for the Fiscal Year ended December 31, 2006 on April 17, 2007 and September 12, 2007 and its Form 10-QSB for the fiscal quarter ended March 31, 2007 on September 12, 2007 in order to, among other things,  restate unrecorded liabilities, certain legal costs associated with the investment in Flex Fuels Energy Limited, to amend the fair value attributed to the stock issued to Mr. Tom Barr, to consolidate the balance sheet and results of Flex Fuels Energy Limited, to amend the balance sheets, and to to correctly disclose related party disclosures. We spent significant time and approximately $60,000 in connection with the re-audit of our historical financial statements.

Nevertheless, as we are a public company, we will need to comply with laws, regulations and requirements, including certain corporate governance provisions of the Sarbanes-Oxley Act of 2002 and related regulations of the SEC and requirements of OTCBB. Complying with these statutes, regulations and requirements occupies a significant amount of the time of our Board of Directors and management. We will need to:

•	institute a comprehensive compliance function;

•	establish internal policies, such as those relating to disclosure controls and procedures and insider trading;

•
design, establish, evaluate and maintain a system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

•	prepare and distribute periodic reports in compliance with our obligations under the federal securities laws;

•	involve and retain outside counsel and accountants in the above activities; and

•	establish an investor relations function.

If we are unable to accomplish these objectives in a timely and effective fashion, our ability to comply with our financial reporting requirements and other rules that apply to reporting companies could be impaired, and we may be subject to sanctions or investigation by regulatory authorities such as the SEC. In addition, failure to comply with Section 404 or a report of a material weakness may cause investors to lose confidence in us and may have a material adverse effect on our stock price.

OUR ARTICLES OF INCORPORATION AUTHORIZE THE ISSUANCE OF SHARES OF PREFERRED STOCK, THE RIGHTS, PREFERENCES, DESIGNATIONS AND LIMITATIONS OF WHICH MAY BE SET BY THE BOARD OF DIRECTORS.

Our articles of incorporation authorize the issuance of up to 10,000,000 shares of preferred stock (“Preferred Stock”) at the discretion of our board of directors, without the need for further shareholder action.  If issued, the rights, preferences, designations and limitations of such Preferred Stock would be set by the board of directors and could operate to the disadvantage of the outstanding Common Stock.  Such terms could include, among others, preferences as to dividends and distributions on liquidation. Although there is currently no Preferred Stock outstanding, the board of directors could authorize the issuance of a series of Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of Common Stock. The Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change of control of our company.

WE DO NOT INTEND TO PAY DIVIDENDS ON OUR COMMON STOCK.

We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We currently anticipate that we will retain all of our available cash, if any, for use as working capital, capital expenditure for our bio-fuel business and for other general corporate purposes, including to service our debt and to fund the development and operation of our business. Any payment of future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends and other considerations that the Board of Directors deems relevant. Investors must rely on sales of their Common Stock after price appreciation, which may never occur, as the only way to realize a return on their investment. Investors seeking cash dividends should not purchase our Common Stock.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this Registration Statement that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Registration Statement, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

1. Our ability to attract and retain management;
2. Our ability to successfully engage in mineral exploration activities;
3. The intensity of competition;
4. Fluctuations in the price of oilseed feedstocks, products thereof (including bio diesel), gold and other minerals;
5. Regulation by federal and provincial governments in territories where we operate;
6. Our ability to successfully integrate, if at all, our alternative fuel operations; and
7. General economic conditions.

All written and oral forward-looking statements made in connection with this Registration Statement on Form S-1/A that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

SELLING STOCKHOLDERS

We are registering 21,454,459 shares in this offering. We will not receive any of the proceeds from the sale of those shares being sold by the selling security holders. These shares have already been issued to the selling security holders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933.  The selling security holders may sell their shares in sales in the open market or in privately negotiated transactions.

All costs, expenses and fees in connection with the registration of the selling stockholders' shares will be borne by us. All brokerage commissions, if any, attributable to the sale of shares by selling stockholders will be borne by selling stockholders.

The following table sets forth the number of shares that the selling security holders may offer for sale from time to time.  The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling security holders.  None of the selling security holders has held any position or office with us, except as specified in the following table.  Other than the relationships described below, none of the selling security holders had or have any material relationship with us.

	Shares of Common Stock Owned	Percentage of Ownership	Number of Shares Being	Shares of Common Stock Owned	Percentage of Ownership
Name	Prior to the Offering	Before the Offering (1)	Offered	After the Offering	After the Offering
Group A
Adorni Braccesi, Giovanni	45,000	*	45,000	0	0
Adroer De Fortuny, Jordi	88,000	*	88,000	0	0
Aguilar, Antonio	75,000	*	75,000	0	0
Alonso, Carlos	61,111	*	61,111	0	0
Aldalur, Iker	105,000	*	105,000	0	0
Alday Papic, Francisco Javier	56,000	*	56,000	0	0
Altus Management S.L. (2)	73,000	*	73,000	0	0
Amengual, Miguel	58,222	*	58,222	0	0
Amogin S.L. (3)	33,333	*	33,333	0	0
Amores, Julio	33,333	*	33,333	0	0
Andorra Banc Agricol Reig, SA	2,222,222	3.2%	2,222,222	0	0
Arpro XXI S.A. (4)	75,000	*	75,000	0	0
Botana Balear, S.L. (5)	102,500	*	102,500	0	0
Cabrera, Antonio	72,033	*	72,033	0	0
Cadinanos Rojo, Fernando	214,717	*	214,717	0	0
Cahispa, S.A. De Seguros De Vida	833,333	1.2%	833,333	0	0
Camarole Inversiones SL (6)	73,000	*	73,000	0	0
Camps Aguade, Jordi	42,303	*	42,303	0	0
Carmen Benitez S.A.	50,000	*	50,000	0	0
Casanova, Maria Dolores	33,333	*	33,333	0	0
Castano, Gregorio	75,000	*	75,000	0	0
Cata, Jose	100,000	*	100,000	0	0
Coduras, Juan Ignacio	75,000	*	75,000	0	0
Colas, Javier	51,572	*	51,572	0	0
Contreras, Aurora	43,333	*	43,333	0	0
Contreras, Juan Ignacio	55,556	*	55,556	0	0
Coria Limited as Trustee of The Cube Trust	222,200	*	222,200	0	0
Coria Limited as Trustee of The Tiger Trust	333,311	*	333,311	0	0
Cruells, Jose Maria	72,300	*	72,300	0	0
Dawood, Shezad	44,444	*	44,444	0	0
De La Cruz, Anselmo	147,000	*	147,000	0	0

Domench, Pedro Jose	100,000	*	100,000	0	0
Emba Investments S.L. (7)	55,562	*	55,562	0	0
Emmenegger, Roland	245,000	*	245,000	0	0
Esposito, Philippe	670,000	*	670,000	0	0
Favre, Daniel	223,000	*	223,000	0	0
Fernandez, Ricardo	73,430	*	73,430	0	0
Fernandez De Retana, Rafael	150,000	*	150,000	0	0
Ferradini, Guido	35,600	*	35,600	0	0
Fiol Cardona, Bernat	55,556	*	55,556	0	0
Franklin & Benson Group Ltd. (8)	35,600	*	35,600	0	0
Galba Anstalt	111,111	*	111,111	0	0
Gambassi, Carlo	73,400	*	73,400	0	0
Genove, Francisco	35,000	*	35,000	0	0
Georges, Constantin	445,000	*	445,000	0	0
Golobart Serna, Rosa	33,333	*	33,333	0	0
Gonzalez, Francisco	75,000	*	75,000	0	0
Gonzalez, Miquel	33,333	*	33,333	0	0
Gonzalez Arrebola, Francisco	100,333	*	100,333	0	0
Gonzalez Garcia, Luis	182,398	*	182,398	0	0
Guerrero Cruz, Jose	218,889	*	218,889	0	0
Hercohe S.A.	75,000	*	75,000	0	0
Hoedt, Felix	75,000	*	75,000	0	0
Hoedt, Regina	75,000	*	75,000	0	0
Hoffmann, Nicolas	33,400	*	33,400	0	0
Illana, Enrique Santos	175,600	*	175,600	0	0
Intervial S.A.	75,000	*	75,000	0	0
Javier Ortigosa, Francisco	40,000	*	40,000	0	0
Jiminez, Jose-Vicente	135,000	*	135,000	0	0
Komiko Securities Inc.	111,112	*	111,112	0	0
Llambias, Jose	216,700	*	216,700	0	0
Llorente, Julio	33,333	*	33,333	0	0
Macias Maya, Fernando	1,260,000	1.8%	1,260,000	0	0
Magna Falls Corp. (9)	112,000	*	112,000	0	0
Maimo Barcelo, Salvador	55,556	*	55,556	0	0
MAO Holdings (Cayman) Limited (10)	277,778	*	277,778	0	0
Marino, Pablo	220,000	*	220,000	0	0
Martin Velasco, Ignacio	82,500	*	82,500	0	0
Martinez, Jose Maria	150,000	*	150,000	0	0
Martinez, Rafael	77,778	*	77,778	0	0

Miosipe S.L. (11)	55,556	*	55,556	0	0
Mirabet, Silvia	33,333	*	33,333	0	0
Montero, Alfredo	115,500	*	115,500	0	0
Moron, Juan	150,000	*	150,000	0	0
Mouriz Martinez, Aurelio Jose	44,000	*	44,000	0	0
Mulet, Salvador	33,333	*	33,333	0	0
Mutualida De Prevision Social De Polica (12)	440,000	*	440,000	0	0
Ovando, Alvaro	90,000	*	90,000	0	0
Palocz, Christian	134,000	*	134,000	0	0
Palou De Comasema, Juan	35,556	*	35,556	0	0
Perez Enciso, Alvaro	101,111	*	101,111	0	0
Perez, Vicente	86,670	*	86,670	0	0
Petronio, Elisabetta	140,000	*	140,000	0	0
Picon, Maria Elitania	75,000	*	75,000	0	0
Pommarez, Francisco Javier	74,578	*	74,578	0	0
Promocions 10, SL (13)	55,556	*	55,556	0	0
Productos Alimenticios Belros S.A. (14)	145,778	*	145,778	0	0
Pure Power Corp. (15)	223,000	*	223,000	0	0
Rabasa, Enrique	138,889	*	138,889	0	0
Ribera, Josep	66,500	*	66,500	0	0
Rigat, David	55,556	*	55,556	0	0
Rossi, Francisco	55,000	*	55,000	0	0
Rovira Dalmau, Jaime	42,957	*	42,957	0	0
Royo, Enrique	72,376	*	72,376	0	0
Rubio Rincon, Manuel and Juan Rubio Rincon	55,556	*	55,556	0	0
Ruiz Bowyer, Carlos	36,444	*	36,444	0	0
Sainz, Eduardo	33,333	*	33,333	0	0
Sainz, Pilar	33,333	*	33,333	0	0
Sallierca Sicav SA (16)	111,100	*	111,100	0	0
Salva Trobat, Francisca	73,700	*	73,700	0	0
Sancli S.L. (17)	111,111	*	111,111	0	0
Saperas Gracia, Jordi	87,333	*	87,333	0	0
Scirpo, Fabio	73,000	*	73,000	0	0
Siguero, Juan	86,667	*	86,667	0	0
Soriano, Xavier	33,333	*	33,333	0	0
Thorices, Manuel Rodriguez	55,556	*	55,556	0	0
Tonetti, Renza	115,000	*	115,000	0	0
Tordera, Jordi	73,000	*	73,000	0	0
Tubella, Jorge	300,000	*	300,000	0	0

Union Pension Trustees Ltd. A/C 33514 (18)	111,111	*	111,111	0	0
Valcourt International SA (19)	73,225	*	73,225	0	0
V.C.C. S.A. (20)	170,000	*	170,000	0	0
Villagrasa Gratacos, Carlos	58,667	*	58,667	0	0
Vives, Josep	33,333	*	33,333	0	0
Weber, Francois	35,000	*	35,000	0	0
Wehmeyer, Bernd	111,111	*	111,111	0	0
Wilter Investment Ltd. (21)	200,000	*	200,000	0	0
Zahonero, Fernando	87,000	*	87,000	0	0
Zigurat Zig-Zag	87,000	*	87,000	0	0
Zulategui, Ignacio	75,000	*	75,000	0	0
Group B		*
Andrea Accorroni	555,667	*	555,667	0	0
Lorenzo Alessandroni	555,667	*	555,667	0	0
Maria Victoria Ariza	75,000	*	75,000	0	0
FranciscoBrazales, Maria Antonia Brazales, Maria Teresa Brazales	35,556	*	35,556	0	0
Jose Carreto	75,000	*	75,000	0	0
Comercial Titoya Rivers, S.A. (22)	169,619	*	169,619	0	0
Stefano Coppa	223,000	*	223,000	0	0
Alejandro Corbacho	107,916	*	107,916	0	0
Panama Delarone S.A. (23)	111,111	*	111,111	0	0
Javier Fal Conde Bourrellier	75,000	*	75,000	0	0
Giovanni Frasciano	223,000	*	223,000	0	0
Giacomo Ferragamo	112,000	*	112,000	0	0
Asuncion Font	66,667	*	66,667	0	0
Hermongenes Garcia	87,000	*	87,000	0	0
Jose Luis Garcia	75,000	*	75,000	0	0
Jose Luis Garcia	233,100	*	233,100	0	0
Raffaele Giannoni	500,000	*	500,000	0	0
Rafael Lopez Damas	72,538	*	72,538	0	0
Fernando Macias	303,178	*	303,178	0	0
Juan Martinez Ibannez	41,439	*	41,439	0	0
Felipe Maur	114,667	*	114,667	0	0
Meelain Enterprises AVV (24)	155,556	*	155,556	0	0

Antinio Mojarra	105,448	*	105,448	0	0
Cristina Nieto	84,000	*	84,000	0	0
Marco Paoli	55,600	*	55,600	0	0
Gonzalo Pasca	73,000	*	73,000	0	0
Tomas Remero	75,000	*	75,000	0	0
Jose Ramon Sanchez	100,000	*	100,000	0	0
Santa Maria Del Rio S.A. (25)	411,111	*	411,111	0	0
Andrea Accorroni	555,667	*	555,667	0	0
Lorenzo Alessandroni	555,667	*	555,667	0	0
Maria Victoria Ariza	75,000	*	75,000	0	0
FranciscoBrazales, Maria Antonia Brazales, Maria Teresa Brazales	35,556	*	35,556	0	0
Jose Carreto	75,000	*	75,000	0	0
Comercial Titoya Rivers, S.A. (22)	169,619	*	169,619	0	0
Stefano Coppa	223,000	*	223,000	0	0
Alejandro Corbacho	107,916	*	107,916	0	0
Panama Delarone S.A. (23)	111,111	*	111,111	0	0
Javier Fal Conde Bourrellier	75,000	*	75,000	0	0
Giovanni Frasciano	223,000	*	223,000	0	0
Giacomo Ferragamo	112,000	*	112,000	0	0
Asuncion Font	66,667	*	66,667	0	0
Hermongenes Garcia	87,000	*	87,000	0	0
Jose Luis Garcia	75,000	*	75,000	0	0
Jose Luis Garcia	233,100	*	233,100	0	0
Raffaele Giannoni	500,000	*	500,000	0	0
Rafael Lopez Damas	72,538	*	72,538	0	0
Fernando Macias	303,178	*	303,178	0	0
Juan Martinez Ibannez	41,439	*	41,439	0	0
Felipe Maur	114,667	*	114,667	0	0
Meelain Enterprises AVV (24)	155,556	*	155,556	0	0
Antinio Mojarra	105,448	*	105,448	0	0
Cristina Nieto	84,000	*	84,000	0	0

Marco Paoli	55,600	*	55,600	0	0
Gonzalo Pasca	73,000	*	73,000	0	0
Tomas Remero	75,000	*	75,000	0	0
Jose Ramon Sanchez	100,000	*	100,000	0	0
TOTAL	21,454,459		21,454,459
•	Less than 1%

(1)	Based on 69,315,441 issued and outstanding shares of the Company’s common stock as of September 30, 2007
(2)
Jorge Gallardo in his/her capacity as the chief executive officer of Altus Management S.L. has the voting and investment power over the shares listed. The selling stockholder has advised us that it is not a broker-dealer or affiliate of a broker-dealer and that it believes it is not required to be a broker-dealer.

(3)
Miguel Gonzalez in his/her capacity as adminstrator of Amogin S.L.has the voting and investment power over the shares listed. The selling stockholder has advised us that it is not a broker-dealer or affiliate of a broker-dealer and that it believes it is not required to be a broker-dealer.

(4)
Eduardo J Coduras Herreros in his/her capacity as manager of Arpro XXI S.A. has the voting and investment power over the shares listed. The selling stockholder has advised us that it is not a broker-dealer or affiliate of a broker-dealer and that it believes it is not required to be a broker-dealer.

(5)
Jamie Ginard Villarrealin his/her capacity as manager of Botana Balear, S.L. has the voting and investment power over the shares listed. The selling stockholder has advised us that it is not a broker-dealer or affiliate of a broker-dealer and that it believes it is not required to be a broker-dealer.

(6)
Octavo Campus in his/her capacity as administrator of Camarole Inversiones SL has the voting and investment power over the shares listed. The selling stockholder has advised us that it is not a broker-dealer or affiliate of a broker-dealer and that it believes it is not required to be a broker-dealer.

(7)
Miguel Poza in his/her capacity as administrator of Emba Investments S.L.has the voting and investment power over the shares listed. The selling stockholder has advised us that it is not a broker-dealer or affiliate of a broker-dealer and that it believes it is not required to be a broker-dealer.

(8)
Arie Van Roon in his/her capacity as the director of International Corporate Services Limited has the voting and investment power over the shares listed. The selling stockholder has advised us that it is not a broker-dealer or affiliate of a broker-dealer and that it believes it is not required to be a broker-dealer.

(9)
Catalina Cohen Aquila in his/her capacity as the administrator of Magna Falls Corp has the voting and investment power over the shares listed. The selling stockholder has advised us that it is not a broker-dealer or affiliate of a broker-dealer and that it believes it is not required to be a broker-dealer.

(10)
Michael Clemence in his/her capacity as the managing director of Mao Holdings (Cayman) Limited has the voting and investment power over the shares listed. The selling stockholder has advised us that it is not a broker-dealer or affiliate of a broker-dealer and that it believes it is not required to be a broker-dealer.

(11)
Vincente Dast Martinez De Vallejo in his/her capacity as the authorized signatory of Miosipe S.L. has the voting and investment power over the shares listed. The selling stockholder has advised us that it is not a broker-dealer or affiliate of a broker-dealer and that it believes it is not required to be a broker-dealer.

(12)
Jose Sombrero Gomez in his/her capacity as the president of Mutualida De Prevision Social De Polica has the voting and investment power over the shares listed. The selling stockholder has advised us that it is not a broker-dealer or affiliate of a broker-dealer and that it believes it is not required to be a broker-dealer.

(13)
Anna Revert Perez in his/her capacity as the chief executive officer of Promocions 10, S.L.has the voting and investment power over the shares listed. The selling stockholder has advised us that it is not a broker-dealer or affiliate of a broker-dealer and that it believes it is not required to be a broker-dealer.

(14)
Gerardo Salvader Muntoz in his/her capacity as the chief executive officer of Productos Alimenticios Belros S.A. has the voting and investment power over the shares listed. The selling stockholder has advised us that it is not a broker-dealer or affiliate of a broker-dealer and that it believes it is not required to be a broker-dealer.

(15)
Arie Jan van Roon in his/her capacity as the director of International Corporate Services Limited has the voting and investment power over the shares listed. The selling stockholder has advised us that it is not a broker-dealer or affiliate of a broker-dealer and that it believes it is not required to be a broker-dealer.

(16)
Diego Corral in his/her capacity as the chief investment officer of Sallierca Sicav SA has the voting and investment power over the shares listed. The selling stockholder has advised us that it is not a broker-dealer or affiliate of a broker-dealer and that it believes it is not required to be a broker-dealer.

(17)
Ana Armengou in his/her capacity as the authorized signatory of Sancli S.L.has the voting and investment power over the shares listed. The selling stockholder has advised us that it is not a broker-dealer or affiliate of a broker-dealer and that it believes it is not required to be a broker-dealer.

(18)
Richard Temblett in his/her capacity as the authorized signatory of Union Pension Trustees Ltd  A/C 33514 has the voting and investment power over the shares listed. The selling stockholder has advised us that it is not a broker-dealer or affiliate of a broker-dealer and that it believes it is not required to be a broker-dealer.

(19)
Michella Callender in his/her capacity as director of Valcourt International SA has the voting and investment power over the shares listed. The selling stockholder has advised us that it is not a broker-dealer or affiliate of a broker-dealer and that it believes it is not required to be a broker-dealer.

(20)
Vicente Castellano in his/her capacity as president of V.C.C.S.A. has the voting and investment power over the shares listed. The selling stockholder has advised us that it is not a broker-dealer or affiliate of a broker-dealer and that it believes it is not required to be a broker-dealer.

(21)
Pierre Grandjean in his/her capacity as director of Wilter Investment Ltd has the voting and investment power over the shares listed. The selling stockholder has advised us that it is not a broker-dealer or affiliate of a broker-dealer and that it believes it is not required to be a broker-dealer.

(22)
J.M. Bosch in his/her capacity has power of attorney of Comercial Titoya Rivers, S.A. has the voting and investment power over the shares listed. The selling stockholder has advised us that it is not a broker-dealer or affiliate of a broker-dealer and that it believes it is not required to be a broker-dealer.

(23)
Baron Thierry van Buyten in his/her capacity as executive officer of Panama Delarone S.A. has the voting and investment power over the shares listed. The selling stockholder has advised us that it is not a broker-dealer or affiliate of a broker-dealer and that it believes it is not required to be a broker-dealer.

(24)
Jose Maria Olle in his/her capacity as administrator of Meelain Enterprises AVV has the voting and investment power over the shares listed. The selling stockholder has advised us that it is not a broker-dealer or affiliate of a broker-dealer and that it believes it is not required to be a broker-dealer.

(25)
 Miguel Bafz in his/her capacity as president of Santa Maria Del Rio S.A. has the voting and investment power over the shares listed. The selling stockholder has advised us that it is not a broker-dealer or affiliate of a broker-dealer and that it believes it is not required to be a broker-dealer.

The following is a description of the selling shareholders relationship to us and how each the selling shareholder acquired the shares to be sold in this offering:

Group A

On May 29, 2007, the Company closed on a private placement offering in which it sold an aggregate of 16,582,621 shares of its Common Stock at a price of $0.90 per Common Share for aggregate gross proceeds of approximately $14,924,000. The Common Shares were sold pursuant to Subscription Agreements entered into by and between the Company and the purchasers named on the signature pages thereto. International Capital Partners SA (“ICP”) acted as the placement agent for the Offering. The Company paid the following fees in connection with the Offering (i) a commission equal to approximately $1,492,000, paid to ICP representing 10% of the Proceeds; and (ii) $40,000 in legal fees. ICP had no obligation to buy any Common Shares from the Company. In addition, The Company agreed to indemnify ICP and other persons against specific liabilities under the Act. The net proceeds of the Offering are expected to be used as by the Company as working capital and for general corporate purposes.

Group B

On July 31, 2007, the Company closed on a private placement offering in which it sold an aggregate of 4,871,838 shares of its common stock at a price of $0.90 per Share for aggregate gross proceeds of approximately $4,385,000. The Shares were sold pursuant to Subscription Agreements entered into by and between the Company and the purchasers named on the signature pages thereto International Capital Partners SA (“ICP”) acted as the placement agent for the Offering. The Company paid the following fees in connection with the Offering (i) a commission equal to approximately $438,000, paid to ICP representing 10% of the Proceeds; and (ii) $6,000 in legal and miscellaneous fees. ICP had no obligation to buy any Common Shares from the Company. In addition, The Company agreed to indemnify ICP and other persons against specific liabilities under the Act. The net proceeds of the Offering are expected to be used as by the Company as working capital and for general corporate purposes.

PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal
•	facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately-negotiated transactions;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	through the writing of options on the shares;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Exchange Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The selling stockholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such Act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that any of the selling stockholders are deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the selling stockholders will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

If a selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Prior to June 2007, our Common Stock did not quote on any public market. Currently, our Common Stock is quoted on the OTCBB under the symbol of “FXFL.OB”.

The following table shows the reported high and low closing bid quotations per share for our common stock based on information provided by the OTC Bulletin Board. Particularly since our common stock is traded infrequently, such over-the-counter market quotations reflect inter-dealer prices, without markup, markdown or commissions and may not necessarily represent actual transactions or a liquid trading market.

On May 21, 2007, the Board of Directors declared a stock split, distributable May 22, 2007, in the form of a dividend of five additional shares of the Company's Common Stock for each share owned by stockholders of record at the close of business on May 21, 2007. Accordingly, all share and per share data has been restated to reflect the split.

	Fiscal 2007
Calendar Quarter	High	Low
Second Quarter	$2.25	$2.15
Third Quarter	$1.85	$1.78

Holders

The approximate number of holders of the Common Stock of the Company as of October 11, 2007 was 197.

Dividends

No cash dividends were declared by the Company during the fiscal years ended December 31, 2006 and 2005. While the payment of dividends rests within the discretion of the Board of Directors, it is not anticipated that cash dividends will be paid in the foreseeable future, as the Company intends to retain earnings, if any, for use in the development of its business. The payment of dividends is contingent upon the Company's future earnings, if any, the Company's financial condition and its capital requirements, general business conditions and other factors.

EQUITY COMPENSATION PLAN INFORMATION

As of the end of the Company’s fiscal year ended December 31, 2006, the Company did not adopt a form of an incentive stock option plan.

DESCRIPTION OF BUSINESS
DESCRIPTION OF FLEX FUELS’ BUSINESS

Organizational History

Flex Fuels was incorporated in the State of Nevada on March 10, 2006, to engage in the business of exploration and discovery of gold, minerals, mineral deposits and reserves. Flex Fuels has staked one mineral claim containing 8 cell claim units totaling 165.685 hectares. Throughout this Current Report, the Company refers to these mining claims as the “Flex Fuels Gold Mine Property” or “Flex Fuels Gold Property”. Flex Fuels purchased the Flex Fuels Gold Property in March of 2006. The Flex Fuels Gold Property is located approximately 110 km northwest of Vancouver, BC, and 75 km north of Sechelt, BC. The property is situated on the south side of Queen’s Reach on upper Jervis Inlet, due south of Flex Fuels at the entrance to Princess Louisa Inlet. Access to the property is available via plane from Vancouver or Sechelt, or by boat from Egmont or Pender Harbour on the Sechelt Peninsula.

During the fourth quarter of our 2006 fiscal year, for the purpose of diversifying our business, acquiring capital, gaining greater access to the capital markets and with the assistance of newly acquired capital promotion of Flex Fuels business of exploration and discovery of gold, minerals, mineral deposits and reserves, Flex Fuels entered into the Agreement with FFE Ltd and the Stockholders of FFE Ltd as more fully described elsewhere.

In addition to Flex Fuels management’s approach of diversification of its business, its management’s goal of gaining greater access to capital markets, subject to the availability of resources and personnel and existence of proven and probable gold and mineral reserves, Flex Fuels is currently continuing to and intends to proceed in the future with (1) its business of acquiring and exploring gold and mineral properties with proven and probable reserves principally, with the objective of identifying gold and mineralized deposits economically worthy of continued production and/or subsequent development, mining or sale, (2) mining and development of the Flex Fuels Gold Property, and (3) the 3 Phases of its business outlined in subsection titled “Proposed Program of Exploration” in the Management’s Discussion and Analysis or Plan of Operation on page 39 of this Prospectus.

In May of 2007, as contemplated by the Agreements and as described in the Offering materials, Flex Fuels authorized and effected a dividend in the form of Common Stock, whereby each stockholder of record of Flex Fuels as of the end of the business day on May 21, 2007, received five shares of Common Stock for each share of Common Stock which they owned.

In November of 2006, Flex Fuels filed a Form 211 application with the NASD in order to obtain its approval for the listing and quotation of Flex Fuels Common Stock on the Over-The-Counter Bulletin Board (the “OTCBB”). In May of 2007, the NASD declared that it has no further comments on the Application and assigned a symbol of “MLBU.OB” to Flex Fuels (formerly named Malibu Minerals, Inc) Common Stock. Following the renaming of the Company as Flex Fuels Energy, Inc. which the NASD declared effective on July 16, 2007, Flex Fuels is now quoted on the OTCBB under the symbol “FXFL.OB” for its Common Stock.

Segmental information for Fiscal 2006 can be found in Note 9 of the Consolidated Financial Statements for the period from inception (March 10, 2006) to December 31, 2006 filed herewith.

Segmental information for the interim period to September  30, 2007 can be found in Note 8 of the Condensed Consolidated Financial Statements for quarter ended September 31, 2007 filed herewith.

The Company has elected a fiscal year end of December 31.

Acquisition of FFE Ltd

On May 29, 2007 (the “Closing Date”) Flex Fuels Energy, Inc. (formerly Malibu Minerals, Inc) (the “Company” or “Flex Fuels”) pursuant to the amended terms (the “Addendum”) of an Acquisition Agreement (the “Agreement”) originally entered into between the Company and Flex Fuels Energy Limited on December 29, 2006 (the Addendum and the Agreement are collectively referred to as the “Agreements”), each entered into by the Company with Flex Fuels Energy Limited (“FFE Ltd”), a development stage company formed under the laws of England and Wales , the stockholders of FFE Ltd (collectively the “Stockholders”) and the individuals signatories thereto, as previously reported by the Company in its Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”), for the purpose of diversifying the Company’s business, the Company acquired the remaining 85% of the entire authorized share capital (the “Shares”) of FFE Ltd (the “Acquisition”). As consideration for the acquisition of the Shares, the Company issued an aggregate of 24,854,477 shares (the “Consideration Shares”) of its common stock, $0.001 par value (the “Common Stock”) to the stockholders of FFE Ltd. Furthermore, as part of the Acquisition, the Company completed a Financing (as defined below) and provided funds in the amount of $11,800,000 to FFE Ltd out of the Proceeds (as defined below) obtained from the Financing. The Acquisition was completed following the satisfaction of the Completion Conditions (as defined in the Agreement), including the delivery of audited financial statements of FFE Ltd for the fiscal period ending December 31, 2006. As a result of the Acquisition, there were 64,443,403 shares of the Company’s Common Stock issued and outstanding post Acquisition and FFE Ltd became a wholly-owned subsidiary of the Company. The Company claims an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Regulations S, Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated there under since, among other things, the transaction did not involve a public offering, the investors were accredited investors and/or qualified institutional buyers, the investors had access to information about the company and their investment, the investors took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities. None of the purchasers who received shares under Regulation S are U.S. Person as defined in Rule 902(k) of Regulation S, and no sales efforts were conducted in the U.S., in accordance with Rule 903(c). Such purchasers acknowledged that the securities purchased must come to rest outside the U.S., and the certificates contain a legend restricting the sale of such securities until the Regulation S holding period is satisfied.

Pursuant to the Agreements, each of the Stockholders agreed not to dispose of any of the Consideration Shares received by them for a period of two years from the Closing Date. Furthermore, among other things, pursuant to the Agreements the Company delivered Voting Trust Agreements entered into by the stockholders of the Company holding in aggregate approximately 11.5% of the issued and outstanding shares of the Company’s Common Stock prior to the Closing Date (“11.5% Stockholders”) which provide that during the 12 months from the Closing Date (i) 11.5% Stockholders agree not to dispose any of the shares held by them, and (ii) the voting rights attached to the shares subject to the Voting Trust Agreements, a total of approximately 7,384,227 shares of Common Stock shall be exclusively exercised in accordance with the written directions of a majority of the directors of the Company then in place.

In addition, the Agreement provides that on Completion and for a twenty four month period thereafter shareholders of the Company (excluding the FFE Ltd shareholders) holding in the aggregate not less than 25% of the total issued share capital of the Company shall have the right to nominate, appoint and remove two directors to the board of directors of the Company.  Further, during the twelve month period each of the FFE Ltd shareholders (holding in the aggregate at least 38% of the total issued share capital of the Company post transaction) agree to exercise all votes exercisable by each of them as a director and/or shareholder of the Company in favor of the appointment as directors of the Company as shall be nominated by the shareholders of the Company.

Further, pursuant to the Voting Trust Agreement to be entered into, the stockholders will be agreeing to grant the trustee the power to vote their shares in accordance with the majority of the votes cast by the Directors on a particular matter at a meeting of the Directors at which a majority of the Directors is present in person or by proxy, with each Director entitled to one vote.

The acquisition of FFE Ltd has been accounted for using the purchase method of accounting and, accordingly, the assets acquired and liabilities assumed have been recorded at their fair values as of the date of the acquisition. The excess of the purchase price over the fair value of the assets acquired and liabilities assumed has been expensed. The fair value of any separately identifiable intangible assets and the excess of purchase price over net assets have been based on an independent valuation by Intangible Business Limited. A copy of the report is filed herewith.

Under United States Generally Accepted Accounting Principles (“GAAP”) where the acquired company is a “development stage” enterprise then any Excess of Purchase Price over Net Assets Acquired is expensed at the time of acquisition.

The Financial Accounting Standards Board (“FASB”) has provided guidelines as to identifying a “development stage” enterprise:

“an enterprise shall be considered to be in the development stage if it is devoting substantially all of its efforts to establishing a new business and either of the following conditions exists:

a) Planned principal operations have not commenced.

b) Planned principal operations have commenced, but there has been no significant revenue there from.

A development stage enterprise will typically be devoting most of its efforts to activities such as financial planning; raising capital; exploring for natural resources; developing natural resources; research and development; establishing sources of supply; acquiring property, plant, equipment, or other operating assets, such as mineral rights; recruiting and training personnel; developing markets; and starting up production.”

The Company has determined that FFE Ltd is a development stage company and therefore the Excess of Purchase Price over Net Assets Acquired of $21,595,000 has been expensed in the quarter to June 30, 2007 and $1,303,000 expensed in Fiscal 2006.

As the Company has determined that FFE Ltd is a Variable Interest Entity under FIN46R “Consolidation of Variable Interest Entities” the balance sheet and results of FFE Ltd have to be consolidated with the Company’s balance sheet and results. The determination was based on the basis that although the Company acquired a 15% holding in FFE Ltd the Company provided all of the initial capital for the operations of FFE Ltd and therefore took on risks in excess of its percentage holding or voting rights. The investment of 15% of FFE Ltd has been accounted for using the purchase method of accounting and, accordingly, the assets acquired and liabilities assumed have been recorded at their fair values as of the date of the acquisition.

FFE Ltd Purchase Price Allocation on Acquisition of 15% holding in December 2006:

$
Net assets acquired	217,000
Excess of Purchase Price over Net Assets Acquired	1,303,000
$1,520,000

FFE Ltd Purchase Price Allocation on Acquisition of 85% holding in May 2007:

Minority Interest acquired (see below)	774,000
Excess of Purchase Price over Net Assets Acquired	21,595,000
$22,369,000

The Minority Interest acquired represents the equity attributable to the external shareholders of FFE Ltd as it was accounted for as a variable interest entity. It is comprised of the portion of the net assets attributable to the minority on acquisition plus the share of any post acquisition profits less the share of any post-acquisition losses. As the minority has not agreed to fund losses in excess of the share of net assets acquired losses attributable to the minority are limited.

At September 30, 2007 the Minority Interest was as follows:
	$
Balance at December 31, 2006		1,229,000
Share of losses		(454,000)
Share of comprehensive income		(1,000)
Acquired by the Company – May 29, 2007		(774,000)
Balance at September 30, 2007		$-

Business Overview

Glossary of Mining Terms

Archean
Of or belonging to the earlier of the two divisions of Precambrian time, from approximately 3.8 to 2.5 billion years ago, marked by an atmosphere with little free oxygen, the formation of the first rocks and oceans, and the development of unicellular life. Of or relating to the oldest known rocks, those of the Precambrian Eon, that are predominantly igneous in composition.

Assaying	Laboratory examination that determines the content or proportion of a specific metal (i.e.: gold) contained within a sample. Technique usually involves firing/smelting.

Conglomerate
A coarse-grained clastic sedimentary rock, composed of rounded to subangular fragments larger than 2 mm in diameter (granules, pebbles, cobbles, boulders) set in a fine-grained matrix of sand or silt, and commonly cemented by calcium carbonate, iron oxide, silica, or hardened clay; the consolidated equivalent of gravel. The rock or mineral fragments may be of varied composition and range widely in size, and are usually rounded and smoothed from transportation by water or from wave action.

Cratons	Parts of the Earth's crust that have attained stability, and have been little deformed for a prolonged period.

Development Stage
A “development stage” project is one which is undergoing preparation of an established commercially mineable deposit for its extraction but which is not yet in production. This stage occurs after completion of a feasibility study.

Dolomite Beds	Dolomite beds are associated and interbedded with limestone, commonly representing postdepositional replacement of limestone.

Doré	unrefined gold bullion bars containing various impurities such as silver, copper and mercury, which will be further refined to near pure gold.

Dyke or Dike	A tabular igneous intrusion that cuts across the bedding or foliation of the country rock.

Exploration Stage	An “exploration stage” prospect is one which is not in either the development or production stage.

Fault
A break in the continuity of a body of rock. It is accompanied by a movement on one side of the break or the other so that what were once parts of one continuous rock stratum or vein are now separated. The amount of displacement of the parts may range from a few inches to thousands of feet.

Feldspathic	Said of a rock or other mineral aggregate containing feldspar.

Fold	a curve or bend of a planar structure such as rock strata, bedding planes, foliation, or cleavage

Foliation	A general term for a planar arrangement of textural or structural features in any type of rock; esp., the planar structure that results from flattening of the constituent grains of a metamorphic rock.

Formation	a distinct layer of sedimentary rock of similar composition.

Gabbro
A group of dark-colored, basic intrusive igneous rocks composed principally of basic plagioclase (commonly labradorite or bytownite) and clinopyroxene (augite), with or without olivine and orthopyroxene; also, any member of that group. It is the approximate intrusive equivalent of basalt. Apatite and magnetite or ilmenite are common accessory minerals.

Geochemistry	the study of the distribution and amounts of the chemical elements in minerals, ores, rocks, solids, water, and the atmosphere.

Geophysicist	one who studies the earth; in particular the physics of the solid earth, the atmosphere and the earth’s magnetosphere.

Geotechnical	the study of ground stability.

Gneiss
A foliated rock formed by regional metamorphism, in which bands or lens-shaped strata or bodies of rock of granular minerals alternate with bands or lens-shaped strata or bodies or rock in which minerals having flaky or elongate prismatic habits predominate.

Granitic	Pertaining to or composed of granite.

Heap Leach
a mineral processing method involving the crushing and stacking of an ore on an impermeable liner upon which solutions are sprayed that dissolve metals such as gold and copper; the solutions containing the metals are then collected and treated to recover the metals.

Intrusions	Masses of igneous rock that, while molten, were forced into or between other rocks.

Kimberlite	A blue/gray igneous rock that contains olivine, serpentine, calcite and silica and is the principal original environment of diamonds.

Lamproite	Dark-colored igneous rocks rich in potassium and magnesium.

Lithospere	The solid outer portion of the Earth.

Mantle	The zone of the Earth below the crust and above the core.

Mapped or Geological	the recording of geologic information such as the distribution and nature of rock

Mapping	units and the occurrence of structural features, mineral deposits, and fossil localities.

Metavolcanic	Said of partly metamorphosed volcanic rock.

Migmatite	A composite rock composed of igneous or igneous-appearing and/or metamorphic materials that are generally distinguishable megascopically.

Mineral	a naturally formed chemical element or compound having a definite chemical composition and, usually, a characteristic crystal form.

Mineralization	a natural occurrence in rocks or soil of one or more metal yielding minerals.

Mineralized Material	The term “mineralized material” refers to material that is not included in the reserve as it does not meet all of the criteria for adequate demonstration for economic or legal extraction.

Mining
Mining is the process of extraction and beneficiation of mineral reserves to produce a marketable metal or mineral product. Exploration continues during the mining process and, in many cases, mineral reserves are expanded during the life of the mine operations as the exploration potential of the deposit is realized.

Outcrop	that part of a geologic formation or structure that appears at the surface of the earth.

Pipes	Vertical conduits.

Plagioclase	Any of a group of feldspars containing a mixture of sodium and calcium feldspars, distinguished by their extinction angles.

Probable Reserve
The term “probable reserve” refers to reserves for which quantity and grade and/or quality are computed from information similar to that used for proven (measured) reserves, but the sites for inspection, sampling, and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven reserves, is high enough to assume continuity between points of observation.

Production Stage	A “production stage” project is actively engaged in the process of extraction and beneficiation of mineral reserves to produce a marketable metal or mineral product.

Proterozoic
Of or relating to the later of the two divisions of Precambrian time, from approximately 2.5 billion to 570 million years ago, marked by the buildup of oxygen and the appearance of the first multicellular eukaryotic life forms.

Reserve
The term “reserve” refers to that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. Reserves must be supported by a feasibility study done to bankable standards that demonstrates the economic extraction. (“Bankable standards” implies that the confidence attached to the costs and achievements developed in the study is sufficient for the project to be eligible for external debt financing.) A reserve includes adjustments to the in-situ tonnes and grade to include diluting materials and allowances for losses that might occur when the material is mined.

Sedimentary	Formed by the deposition of sediment.

Shear	a form of strain resulting from stresses that cause or tend to cause contiguous parts of a body of rock to slide relatively to each other in a direction parallel to their plane of contact.

Sill	A concordant sheet of igneous rock lying nearly horizontal. A sill may become a dike or vice versa.

Strike	the direction or trend that a structural surface, e.g. a bedding or fault plane, takes as it intersects the horizontal.

Strip	to remove overburden in order to expose ore.

Till
Generally unconsolidated matter, deposited directly by and underneath a glacier without subsequent reworking by meltwater, and consisting of a mixture of clay, silt, sand, gravel, and boulders ranging widely in size and shape.

Unconformably	Not succeeding the underlying rocks in immediate order of age or not fitting together with them as parts of a continuous whole.

Vein	a thin, sheet like crosscutting body of hydrothermal mineralization, principally quartz.

Wall Rock	the rock adjacent to a vein.

 Property Acquisition Details

On March 27, 2006, the Company acquired a mineral license for the Malibu Gold Property from Mr. James Laird, a director and stockholder, for $10,000.

Since non-Canadian individuals or companies cannot directly hold mineral licenses in British Columbia, James Laird (a director) initially held the license on behalf of the Company.  In June of 2006 the license was transferred by Mr. Laird to Esther Briner (a stockholder), a licensed Canadian prospecting agent and stockholder,  In July of 2007 Ms. Briner subsequently transferred the license to Coalharbour Consulting, Inc, a licensed Canadian prospecting agent owned and controlled by Esther Briner.  Coalharbour currently holds the license on behalf of the Company.

Land Status, Topography, Location, and Access

The Malibu Gold Property is located approximately 110 km northwest of Vancouver, BC, and 75 km north of Sechelt, BC. The property is situated on the south side of Queen’s Reach on upper Jervis Inlet, due south of Malibu at the entrance to Princess Louisa Inlet.

Access is by float plane from Vancouver or Sechelt, or by boat from Egmont or Pender Harbour on the Sechelt Peninsula. Several campsite locations with good water supplies can be found within a few kilometers of the property. Supplies and services are available in Egmont or Pender Harbour.

The topography along Jervis Inlet extents from sea level to mountain tops in excess of 2,000 meters elevation. In the vicinity of the old mining tunnels on the Malibu Gold Property, short, steep cliffs extend to tidewater, but elsewhere on the property slopes are more manageable.

The climate is typical of the west coast of British Columbia, mild and wet overall with some snowfall in the winter months. The summers are usually warm with less rainfall, and year-round work is possible on the property. Vegetation is a dense growth of coniferous forest, with cedar, fir, spruce, alder and maple trees. Ground vegetation is usually salal and various berry bushes.

Mining Claims

The Malibu Gold Property comprises one MTO mineral claim containing 8 cell claim units totaling 165.685 hectares.

BC Tenure #	Work Due Date	Staking Date	Total Area (Ha.)
525215	Jan. 12, 2007	Jan. 12, 2006	165.685

Geology of the Mineral Claims

The Malibu Gold Property hosts gold and base metal deposits within quartz veins and quartz-filled shear zones. Two short tunnels (adits) have been driven on the mineralized areas, exposing lower grade gold, silver, copper, lead and zinc in the 9 metre long #1 adit, and a high-grade gold vein in the #2 adit. The #2 adit was driven 2 meters on a shallow-dipping 40 cm wide quartz vein with arsenopyrite, minor pyrite, chalcopyrite and native gold. The vein pinches and swells and can be followed for at least 200 meters along the shoreline cliffs. The #2 adit gave a gold assay 0.72 oz/t Au, with minor values in cobalt, copper and bismuth.

The Upper Jervis Inlet area is underlain by a variety of Jurassic to Tertiary granitic intrusives of the Coast Plutonic Complex. The granitic rocks intrude and metamorphose Jurassic to Lower Cretaceous argillaceous sediments and andesitic to felsic volcanics of the Gambier Group. The Gambier Group hosts the 60 MT Britannia copper, zinc, lead, silver, gold deposit on Howe Sound about 80 km to the southeast.

The Malibu Gold Property is underlain by a relatively small stock of gabbro-diorite that has intruded dark grey, partly limey argillaceous shale and slate of the Gambier Group. Silicification and mineralization occurs on the contact and within the stock in a number of areas.

On the contact of the gabbroic stock with argillite at the #1 adit, copper, zinc, lead, silver and gold values are found within quartz-carbonate veins, shear zones and fractured gabbro-diorite. A pronounced gold in soil anomaly follows the contact for more than 200 meters. Gold values in soil reached ore-grade, 3710 ppb or 3.71 g/t gold. Additional soil and rock sampling is clearly justified.

The #2 adit was driven 2 meters on a shallow-dipping 40 cm wide quartz vein with arsenopyrite, minor pyrite, chalcopyrite and native gold. The #2 adit gave a gold assay 0.72 oz/t Au, with minor values in cobalt, copper and bismuth. The vein can be followed for at least 200 meters along the shoreline cliffs. The mineralization is hosted entirely within the intrusive gabbro-diorite stock, and is typical of Tertiary-aged arsenical gold veins found on Vancouver Island and near Harrison Lake on the mainland.

Exploration History and Previous Operations

The Malibu Gold Property has at least one adit dating prior to 1907, when the first and only mention of the working was made in a Geological Survey Report dated 1908. GSC geologist O. E. LeRoy noted that pyrrhotite and chalcopyrite occurred along a diorite-slate contact and a 9 metre long adit had been driven on the zone. A second 2 metre long adit nearby was not mentioned, so it may post-date LeRoy’s visit.

There are physical work records of additional work being done on the property during the 1940’s, however, the prospector’s hand-drawn maps attached do not show exactly where the development is in relation to recognizable land features. This work apparently consisted of at least four shafts up to 6 meters deep and a 30 metre long trench.

Laird Exploration Ltd. first explored the property in 1983 as part of the BC Prospector’s Grant Program. Several assays were taken and the area was geologically mapped. Two assays from the #1 adit gave moderate values in gold, silver, copper, lead and zinc. The maximum gold assay was 0.08 oz/t Au. The #2 adit was driven 2 meters on a shallow-dipping 40 cm wide quartz vein with arsenopyrite, minor pyrite, chalcopyrite and native gold. The vein pinches and swells and can be followed for at least 200 meters along the shoreline cliffs. The #2 adit gave a gold assay 0.72 oz/t Au, with minor values in cobalt, copper and bismuth.

The location was sold by Laird Exploration Ltd. to Oriole Resources Ltd. in 1988. A work program consisting of geological mapping, rock sampling, and a soil geochemical survey was completed in 1988. The #2 adit gold values were confirmed by assay and additional gold-bearing areas were located at the #1 adit. The soil grid showed a 200 metre-long gold anomaly extending northwest from the #1 adit, with values up to 3710 ppb (3.7 g/t Au or 0.11 oz/t Au) in soils. Additional work was recommended but no further work has been recorded on the property since 1988. Although poorly documented, there has clearly been in excess of $100,000 spent on property development to date.

Proposed Program of Exploration

Our work program includes geological mapping and rock sampling of surface showings and underground workings, construction of a control grid, a soil and silt geochemical sampling program, EM and magnetometer geophysical surveys, and rock trenching. Based on a compilation of these results, a diamond drill program will be designed to explore and define any potential resources. We intend to implement the following three result-contingent phases for the Malibu Gold Property, as well as to other potential properties containing mineral rights and claims:

Phase 1

• Engage in reconnaissance geological mapping, prospecting, rock and soil sampling.
• Retain the services of a geologist, consultant/project manager and a sampler/geological assistant in order to implement phase I.
• Evaluate rock, soil and silt samples obtained in order to render a geological map of the Malibu Gold Property.
• Acquire various sampling and field supplies to be used in connection with the geological mapping and prospecting and to implement the evaluation and analysis of the obtained samples.

Phase 2

• Generate detailed surface and underground geological mapping and rock sampling, cutline grid construction, soil and silt geochemical survey, EM and Mag surveys.
• Establish drill and trenching targets based on the results of the surveys.
• Retain the services of a four-man crew capable of executing required drilling programs.
• Produce a summary report of the current geological and mineral state of the Malibu Gold Property.

Phase 3

• Engage in diamond drilling at a depth of 1000 meters and retain qualified geological experts to implement the drilling program.

Proposed Program of Diversification of Our Business

Subject to the successful satisfaction of the Completion Conditions, if we are successful in our efforts to diversify our business via the acquisition of Flex Fuels pursuant to the terms and conditions of the Agreement (as more fully set forth above), we intend to implement the following program for Flex Fuels:

FFE Ltd would be our wholly owned subsidiary and it would aim to deliver a number of high yielding renewable energy projects that logically fit into its vertically integrated structure. We believe that this strategy along with our goal to diversify our business via (i) alternative fuel and exploration and (ii) discovery and exploration of minerals and gold subsidiaries is attractive to capital markets and allows for maximum valuation of our business as a whole. Such strategy will require approximately $75 million of funding in order for us to achieve and deliver our long term objectives. Ultimately, if we are successful in our efforts of completing this acquisition, we would operate our alternative fuel and our mineral business via two divisions responsible for the respective business.

Cost Estimates of Exploration Programs

The anticipated costs (in Canadian Dollars) of this development are presented in three results-contingent stages.

Phase 1
Reconnaissance geological mapping, prospecting,
rock and soil sampling. Three days on site, two days travel.

Geologist - 5 days @ $450/day	$2250.00
Consultant/Project Manager - 5 days @ $450/day	$2250.00
Sampler/Geological Assistant - 5 days @ $250/day	$1250.00
Boat rental (including fuel, etc) - 5 days @ $160.00/day	$800.00
Truck rental - 1000 km @ 0.75/km inclusive	$750.00
Rock samples - 50 @ $50.00 per sample	$2500.00
Soil and silt samples - 100 @ $30.00 per sample	$3000.00
BC Ferries	$200.00
Per diem (with camp rental) - 15 labor-days @ $100.00/day	$1500.00
Misc. sampling and field supplies	$500.00
Report and reproduction costs	$1000.00
Subtotal	$16,000.00

Management Fee @ 15%	$2400.00
Contingency @ 10%	$1600.00

Total	$20,000.00

GST@ 6% (July 1, 2006)	$1200.00

NET TOTAL	$21,200.00

Phase 2
Detailed surface and underground geological mapping and rock sampling, cutline grid construction, soil and silt geochemical survey, EM and Mag surveys, establish drill and trenching targets, four-man crew
with camp and supplies, transportation, report.	$85,000.00

Phase 3
1000 meters of diamond drilling @ 100.00 per metre, plus geological supervision, camp and supplies, transportation, assays, report and other ancillary costs.
$175,000.00

TOTAL	$281,200.00

Compliance with Government Regulation

We will be required to conduct all mineral exploration activities in accordance with the state and federal regulations. Such operations are subject to various laws governing land use, the protection of the environment, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, well safety and other matters. Unfavorable amendments to current laws, regulations and permits governing operations and activities of resource exploration companies, or more stringent implementation thereof, could have a materially adverse impact and cause increases in capital expenditures which could result in a cessation of operations. We have had no material costs related to compliance and/or permits in recent years, and anticipate no material costs in the next year. We will not be required to obtain a permit in order to conduct Phases 1 and 2 of our proposed exploration program.

DESCRIPTION OF FFE LTD’S BUSINESS

Organizational History

FFE Ltd, a development stage company, was formed on November 26, 2006 under the laws of England and Wales.

FFE Ltd Business

FFE Ltd is registered in London, England. FFE Ltd plans to construct, own and manage seed processing facilities, refineries producing bio diesel products (and associated power generation facilities if commercially desirable) and to engage in the business of supplying and distributing bio diesel products. FFE Ltd further plans to specialize in the conversion of oil seed bearing crops to energy. FFE Ltd is comprised of the following core business areas aimed at a vertically integrated strategy to realize maximum value from the energy crop supply chain:

Flex Fuel Farming “FFF” - The purchase or production of raw feedstock necessary for the production of vegetable oils;
Flex Fuel Crush “FFC” - The treatment of feedstock to produce the oils necessary to the production of Bio-diesel. This company will also seek to own a combined heat and power plant for onsite energy requirements.
Flex Fuel Refineries “FFR” - The refining and conversion of feedstock oils into bio-diesel products;
Flex Fuel Biomass “FFB” - Electrical power generation from the oil cake derived from the oil seed crush process (and potentially OSR straw)
Flex Fuel Trading “FFT” - The purchase of raw materials and sale of bio-diesel products

FFE Ltd has incurred operating losses since inception and has generated no revenues from continuing operations. As a result, FFE Ltd has generated negative cash flows from operations and has an accumulated deficit at December 31, 2006. FFE Ltd is operating in a developing industry and with the exception of $11,800,000 in financing received from Flex Fuels, its primary source of funds to date has been through the issuance of securities. Flex Fuels, and FFE Ltd as its wholly owned subsidiary, is currently seeking additional funding. While Flex Fuels and FFE Ltd believe appropriate actions are being taken, there can be no assurance that management’s efforts will be successful or that the products of FFE Ltd develop and markets will be accepted by consumers.

FFE Ltd Strategy

FFE Ltd’s goal is to deliver a number of high yielding renewable energy projects that logically fit into a vertically integrated structure. The overarching principal is for FFE Ltd to manage (directly or indirectly) the bio-fuel supply chain from “farm to fuel”. Currently, FFE Ltd is negotiating United Kingdom (“UK”) oil seed rape supply which is expected to form a reliable contracted base line supply of oil seed that can be crushed to produce high quality oil for the refinery business. The seed will form the base line supply for the crush plant and refinery in combination with offshore swing oils to improve margins. FFE Ltd is also evaluating oil seed production in Eastern Europe and other sustainable feedstocks as current feedstock options. Ultimately, the Company’s management believes that the UK energy market provides significant incentives for renewable sources of energy and this would allow for advantageous offtake contracts to be formed which underpin FFE Ltd’s project economics.

As a result of the Acquisition, the Company’s management believes that the Company’s goal to diversify its business via (i) the alternative fuel and exploration business to be conducted by its wholly owned subsidiary, FFE Ltd, and (ii) discovery and exploration of minerals and gold business to be conducted by the Company, is attractive to capital markets and allows for maximum valuation of the Company’s business as a whole. Such strategy could require significant additional future funding in order for the Company as a whole, having FFE Ltd integrated as a wholly owned subsidiary, achieve and deliver its long term objectives.

Industry Overview

European & United Kingdom Bio-diesel Market

The EU Bio-fuels Directive requires all member states to set indicative targets for bio-fuel sales in 2005 and 2010 against reference values of 2% and 5.75% (based on energy content) respectively. The majority of member states have now set their target and as such the European bio-diesel demand is expected to grow significantly over the next 5 years. It is anticipated that demand could reach well in excess of 10 million tonnes/annum by 2010 compared with an estimated European production capacity of 4.89 million tonnes in 2006 (source: European Bio-diesel Board, July 2007). In 2006 The European Commission brought forward a review of the Bio-fuels Directive with a view of a possible revision. It is anticipated that this review will lead to new increased targets being set from 2010 onwards which will increase the demand for bio-diesel even further.

The UK bio-diesel market has been provided significant support with the recent announcement of a Renewable Transport Fuel Obligation which will be introduced in April 2008 resulting in up to 35p per liter support for bio-diesel in 2008. There is an estimated requirement for approximately 2.75 billion liters (based on 2005 fuel demand) of bio-fuels in the UK by 2010/11 based on the requirement of the RTFO. UK bio-fuels sales in 2005 were 118 million liters whilst total road fuel sales were approximately 49 billion liters. As a percentage of total road fuel sales, bio-fuels contributed about 0.24% (Source: UK Article 4 report to the EU, June 2006).

Bio-diesel Market

The table below shows how the market share of diesel powered cars has increased since 1990. This trend would suggest that the EU bio fuels directive will be met predominantly from bio-diesel as opposed to bio-ethanol by 2010.

An additional reason for bio-diesel growth is the B100 market for bio-diesel (for vehicles that use 100% bio-diesel for fuel)  - particularly trucks and buses. In the UK many Government bodies have a requirement to attain high bio-fuels targets in their vehicle fleets. This is also a market where government subsidies are likely to be concentrated as it substantially reduces dependence on fossil based fuel and assists with attaining the government’s ambitious bio-fuels targets. In order to attain greater than 5% targets this market will have to grow given that the bio-fuel to retail channel will be limited for the foreseeable future by car manufacturer warranties.

There is a significant market in the supply of commercial road transport users within the South West and West Midlands of the UK. The diesel consumption for buses, HGV’s and LGV’s in the UK was 14.3 million tonnes (Source: Department of Transport Statistical Bulletin 2005). For the South West including Wales the total figure was 1.883 million tonnes which will be the target market.

Competition

The following table shows the bio-diesel refineries operating in the United Kingdom:

COMPANY	LOCATION	CAPACITY (t/a)
Argent Energy	Motherwell	45,000
Bio-fuels Corp plc	Teesside	250,000
Greenergy	Immingham	100,000	(1)
D1 Oils	Middlesborough	42,000
D1 Oils	Bromborough	100,000	(2)

The following table shows the operating rapeseed oil extraction facilities operating in the United Kingdom:

COMPANY	LOCATION	CAPACITY (t/a)
Cargill	Liverpool	600,000
Cargill	Hull	150,000
Archer Daniel Midland	Erith	800,000

Notes:
(1) Planning to expand to 200,000t in late 2007.
(2) Expected to be commissioned in 2007.
t/a = Metric input tonnes per annum maximum operating capacity.
The above list excludes plants under 20,000t capacity.

Based on current equipment capacity, the current UK supply of rapeseed and the future forecast demand for bio-diesel, the Company and FFE Ltd believe that the market justifies the planned expenditure on oilseed processing and bio-diesel refining equipment.

Governmental Regulation

FFE Ltd is, and will be upon completion of its bio-diesel production facilities, subject to various government and local environmental laws and regulations, including those relating to the discharge of materials into the air, water and ground, the generation, storage, handling, use, transportation and disposal of hazardous materials, access to and use of water supply, and the health and safety of its employees. These laws and regulations can require expensive pollution control equipment or operational changes to limit actual or potential impacts to the environment. A violation of these laws and regulations or permit conditions can result in substantial fines, natural resource damage claims, criminal sanctions, permit revocations and facility shutdowns. FFE Ltd does not anticipate a material adverse impact on its business or financial condition as a result of our efforts to comply with these requirements. FFE Ltd expects to incur capital expenditures for equipment and construction works require to prevent and control foreseeable pollution in this or the succeeding fiscal year. These expenditures are part of the budget to procure and construct its processing equipment which is considered as part of the ordinary course of business.

There is a risk of liability for the investigation and cleanup of environmental contamination at each of the properties that FFE Ltd owns or operates or plans to own or operate and at off-site locations where FFE Ltd will arrange for the disposal of hazardous substances. If these substances have been or are disposed of or released at sites that undergo investigation or remediation by regulatory agencies, FFE Ltd may be responsible under the applicable environmental laws for all or part of the costs of investigation or remediation and for damage to natural resources. FFE Ltd also may be subject to related claims by private parties alleging property damage and personal injury due to exposure to hazardous or other materials at or from these properties. Some of these matters may require us to expend significant amounts for investigation and/or cleanup or other costs. FFE Ltd does not have material environmental liabilities relating to contamination at or from its facilities or at off-site locations where it has transported or arranged for the disposal of hazardous substances.

In addition, new laws, new interpretations of existing laws, increased governmental enforcement of environmental laws or other developments could require FFE Ltd to make additional significant expenditures. Continued government and public emphasis on environmental issues can be expected to result in increased future investments for environmental controls at its ongoing operations. Present and future environmental laws and regulations and related interpretations applicable to FFE Ltd’s operations, more vigorous enforcement policies and discovery of currently unknown conditions may require substantial capital and other expenditures. FFE Ltd’s air emissions are subject to the various national UK and local laws and associated regulations. The UK government has promulgated national emission standards for hazardous air pollutants that could apply to facilities that FFE Ltd owns or operates or plans to own or operation if the emissions of hazardous air pollutants exceed certain thresholds. If a facility FFE Ltd operates or will operate is authorized to emit hazardous air pollutants above the threshold level, then FFE Ltd would be required to comply with the related environmental and emission laws and regulations applicable to its manufacturing process and would be required to come into compliance with those laws and regulations applicable to its facilities. Although estimated emissions from its plants are not expected to exceed the relevant threshold levels, new or expanded facilities would be required to comply with both standards upon startup if they exceed the hazardous air pollutant threshold. In addition to costs for achieving and maintaining compliance with these laws, more stringent standards also may limit its operating flexibility. Because other UK bio-diesel manufacturers will have similar restrictions, however, FFE Ltd believe that compliance with more stringent air emission control or other environmental laws and regulations is not likely to materially affect its competitive position.

The hazards and risks associated with producing and transporting its products, such as fires, natural disasters, explosions, abnormal pressures, blowouts and pipeline ruptures also may result in personal injury claims or damage to property and third parties. As protection against operating hazards, FFE Ltd intends to obtain insurance coverage against some, but not all, potential losses once its facility is operating. FFE Ltd coverage includes physical damage to assets, employer’s liability, comprehensive general liability, automobile liability and workers’ compensation. FFE Ltd believes that its insurance is adequate and customary for its industry, but losses could occur for uninsurable or uninsured risks or in amounts in excess of existing insurance coverage. FFE Ltd does not currently have pending material claims for damages or liability to third parties relating to the hazards or risks of its business.

Occupational Safety Regulations

FFE Ltd is subject to various UK and European Union laws and regulations intended to promote occupational health and safety. FFE Ltd is in the process of implementing environmental and safety policies and procedures designed to protect the safety of its own supervisory staff and to monitor all subcontracted operations for compliance with applicable regulatory requirements and lease conditions, including environmental and safety compliance. FFE Ltd considers the cost of compliance a manageable and necessary part of its business.

Employees

As of September 30, 2007, Flex Fuels and subsidiaries had 11 employees.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward-Looking Statements

Some of the statements contained in this Registration Statement that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Registration Statement, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

1. Our ability to attract and retain management;
2. Our ability to successfully engage in mineral exploration activities;
3. The intensity of competition;
4. Fluctuations in the price of oilseed feedstocks, products thereof (including bio diesel), gold and other minerals;
5. Regulation by federal and provincial governments in territories where we operate;
6. Our ability to successfully integrate, if at all, our alternative fuel operations; and
7. General economic conditions.

All written and oral forward-looking statements made in connection with this Registration Statement that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

OVERVIEW

We are a development stage company engaged in the business of exploration and discovery of gold, minerals, mineral deposits and reserves. We have staked one mineral claim containing 8 cell claim units totaling 165.685 hectares. Throughout this Current Report, we refer to these mining claims as the “Malibu Gold Mine Property” or “Malibu Gold Property”. The Malibu Gold Property is located approximately 110 km northwest of Vancouver, BC, and 75 km north of Sechelt, BC. The property is situated on the south side of Queen’s Reach on upper Jervis Inlet, due south of Malibu at the entrance to Princess Louisa Inlet. Access to the property is available via plane from Vancouver or Sechelt, or by boat from Egmont or Pender Harbour on the Sechelt Peninsula.

On May 29, 2007, pursuant to the terms of the Acquisition Agreement , and as amended via the terms of the Addendum to the Agreement dated May 29, 2007, each entered into by our company with Flex Fuels Energy Limited (“FFE Ltd”), a development stage company formed under the laws of England and Wales, the shareholders of FFE Ltd (collectively the “Shareholders”) and the individuals signatories thereto, for the purpose of diversifying our business, we acquired the remaining 85% of the entire authorized share capital (the “Shares”) of FFE Ltd (the “Acquisition”). As a result, FFE Ltd became our wholly owned subsidiary. FFE Ltd is headquartered in London, England. FFE Ltd plans to construct, own and manage seed processing facilities, refineries producing bio diesel products (and associated power generation facilities if commercially desirable) and to engage in the business of supplying and distributing bio diesel products. For more information regarding the Acquisition and the business of FFE Ltd, please see (i) the Current Report filed by us with the SEC on June 5, 2007, and (ii) section titled “Description of FFE Ltd Business” set forth elsewhere in this Memorandum.

We and FFE Ltd, our wholly owned subsidiary, cannot provide assurance to investors that our mineral claim contains a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on such work concludes economic feasibility, or that  FFE Ltd plans to construct, own and manage seed processing facilities, refineries producing bio diesel products (and associated power generation facilities if commercially desirable) and to engage in the business of supplying and distributing bio diesel product will be successful. We have not earned any revenues to date. We plan to earn revenues from both our mineral exploration and supply and distribution of bio diesel products operations. We do not anticipate earning revenues until such time as either of these operations are commercially developed. We have not attained profitable operations and are dependent upon obtaining financing to pursue our business plan. Furthermore, as a result of the Acquisition of FFE Ltd, our business strategy could require significant additional future funding in order for us as a whole, having FFE Ltd integrated as a wholly owned subsidiary, achieve and deliver its long term objectives

Since our inception on March 10, 2006 through to the end of the period on September 30, 2007, we have incurred net losses. We attribute our net loss to having no revenues to offset our operating expenses. Subsequently, on December 29, 2006, we (i) received net proceeds of $1,635,000 for the sale of 14,142,846 shares of our Common Stock to certain investors in connection with the initial execution of the Agreement, (ii) on May 29, 2007, in connection with the terms of the Agreement, we acquired the remaining Shares of Flex Fuels and raised additional net proceeds of $13,392,000 from the sale of 16,582,621 shares of our Common Stock at a price of $0.90 per share and (iii) on July 31, 2007 we raised additional net proceeds of $3,941,000 from the sale of 4,871,838 shares of our Common Stock at $0.90 per share.

Despite these recent financings, our working capital may not be sufficient to enable us to complete our goal of diversifying our business via (i) the alternative fuel and exploration business to be conducted by our wholly owned subsidiary, FFE Ltd, and (ii) discovery and exploration of minerals and gold business to be conducted by us. Such strategy could require significant additional future funding in order for our company as a whole, having FFE Ltd integrated as a wholly owned subsidiary, achieve and deliver its long term objectives.

In addition to our management’s approach of diversification of our business, our management’s goal of gaining greater access to capital markets, subject to the availability of resources and personnel and existence of proven and probable gold and mineral reserves, we are currently continuing to and intend to proceed in the future with (1) our business of acquiring and exploring gold and mineral properties with proven and probable reserves principally, with the objective of identifying gold and mineralized deposits economically worthy of continued production and/or subsequent development, mining or sale, (2) mining and development of the Malibu Gold Property, and (3) the 3 Phases of our Business outlined in subsection titled “Proposed Program of Exploration.”

We have elected a fiscal year end of December 31.

Organizational History

We were incorporated in the State of Nevada on March 10, 2006, engaged in the business of exploration and discovery of gold, minerals, mineral deposits and reserves.

Our headquarters are located at Suite 590 - 999 West Hastings Street, Vancouver, B.C. Canada V6C 2W2. Our mailing address is 30 St. Mary Axe, London EC3A 8EP, United Kingdom.

PLAN OF OPERATIONS

Subject to the availability of resources and personnel, our business plan for the next twelve months is to proceed with (i) the exploration of the Malibu Gold Prospect to determine whether there is any potential for gold on our mineral claim, (ii) our business of acquiring and exploring gold and mineral properties with proven and probable reserves principally, with the objective of identifying gold and mineralized deposits economically worthy of continued production and/or subsequent development, (iii) the our 3 Phases of our Business plan outlined in subsection below titled “Proposed Program of Exploration,” and (iv) diversification of our business with FFE Ltd.

Proposed Program of Exploration

Our work program includes geological mapping and rock sampling of surface showings and underground workings, construction of a control grid, a soil and silt geochemical sampling program, EM and magnetometer geophysical surveys, and rock trenching. Based on a compilation of these results, a diamond drill program will be designed to explore and define any potential resources. We intend to implement the following three result-contingent phases for the Malibu Gold Property, as well as to other potential properties containing mineral rights and claims:

Phase 1

•	Engage in reconnaissance geological mapping, prospecting, rock and soil sampling.
•	Retain the services of a geologist, consultant/project manager and a sampler/geological assistant in order to implement phase I.
•	Evaluate rock, soil and silt samples obtained in order to render a geological map of the Malibu Gold Property.
•	Acquire various sampling and field supplies to be used in connection with the geological mapping and prospecting and to implement the evaluation and analysis of the obtained samples.

Phase 2

•	Generate detailed surface and underground geological mapping and rock sampling, cutline grid construction, soil and silt geochemical survey, EM and Mag surveys.
•	Establish drill and trenching targets based on the results of the surveys.
•	Retain the services of a four-man crew capable of executing required drilling programs.
•	Produce a summary report of the current geological and mineral state of the Malibu Gold Property.

Phase 3

•	Engage in diamond drilling at a depth of 1000 meters and retain qualified geological experts to implement the drilling program.

We commenced Phase 1 of the exploration program during the second calendar quarter of 2007. Phase 2 and Phase 3 will commence after completion of the Phase 1 program. As such, we anticipate that we will incur the following expenses over the next twelve months:

•	$21,200 in connection with the completion of Phase 1 of our recommended geological work program;
•	$85,000 in connection with the completion of Phase 2 of our recommended geological work program;
•	$175,000 in connection with the completion of Phase 3 of our recommended geological work program; and

If we decide not to proceed with the exploration of our mineral claim due to our determination that the results of our initial geological program do not warrant further exploration or due to an inability to finance further exploration, we plan to pursue the acquisition of an interest in other mineral claims. We anticipate that any future acquisition would involve the acquisition of an option to earn an interest in a mineral claim as we anticipate that we would not have sufficient cash to purchase a mineral claim of sufficient merit to warrant exploration. This means that we might offer shares of our stock to obtain an option on a property. Once we obtain an option, we would then pursue finding the funds necessary to explore the mineral claim by one or more of the following means: engaging in an offering of our stock; engaging in borrowing; or locating a joint venture partner or partners.

 FFE Ltd

FFE Ltd plans to construct, own and manage seed processing facilities, refineries producing bio diesel products (and associated power generation facilities if commercially desirable) and to engage in the business of supplying and distributing bio diesel products. FFE Ltd further plans to specialize in the conversion of oil seed bearing crops to energy. FFE Ltd is comprised of the following core business areas aimed at a vertically integrated strategy to realize maximum value from the energy crop supply chain:

Flex Fuel Farming “FFF” - The purchase or production of raw feedstock necessary for the production of vegetable oils;
Flex Fuel Crush “FFC” - The treatment of feedstock to produce the oils necessary to the production of Bio-diesel. This company will also seek to own a combined heat and power plant for onsite energy requirements.
Flex Fuel Refineries “FFR” - The refining and conversion of feedstock oils into bio-diesel products;
Flex Fuel Biomass “FFB” - Electrical power generation from the oil cake derived from the oil seed crush process (and potentially OSR straw);
Flex Fuel Trading “FFT” - The purchase of raw materials and sale of bio-fuel products.

FFE Ltd’s goal is to deliver a number of high yielding renewable energy projects that logically fit into a vertically integrated structure. The overarching principal is for FFE Ltd to manage (directly or indirectly) the bio-fuel supply chain from “farm to fuel”. Currently, FFE Ltd is negotiating United Kingdom (“UK”) oil seed rape supply which is expected to form a reliable contracted base line supply of high quality oil for the refinery business. The seed will form the basis for the crush plant and refinery with offshore swing oils to improve margins. FFE Ltd is also evaluating oil seed production in Eastern Europe and swing oil as current feedstock options. Additionally FFE Ltd has applied for planning permission on a site in the West of England and is concluding the negotiation of a lease on this site. Ultimately, the Company’s management believes that the UK energy market provides significant incentives for renewable sources of energy and this would allow for advantageous offtake contracts to be formed which underpin FFE Ltd’s project economics.

As a result of the Acquisition, our management believes that our goal to diversify our business via (i) the alternative fuel business to be conducted by our wholly owned subsidiary, FFE Ltd, and (ii) the exploration and discovery of minerals and gold business to be conducted by our company, is attractive to capital markets and allows for maximum valuation of our business as a whole.

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for at least the next twelve months. We will need to obtain additional financing to operate our business for the next twelve months. We hope to raise the capital necessary to fund our business through a private placement of our common stock. Additional financing, whether through public or private equity or debt financing, arrangements with  stockholders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital. If we issue additional equity securities to raise funds, the ownership percentage of our existing stockholders would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations.

RESULTS OF OPERATIONS

For the Quarter Ended September 30, 2007 and Quarter Ended September 30, 2006

The accompanying financial statements show that we have incurred a net loss of $175,000 for the quarter ended September 30, 2007, as opposed to $7,000 for the quarter ended September 30, 2006 and have not yet generated any revenues that can offset operating expenses. We anticipate that we will not earn revenues until such time as we have entered into commercial production, if any, of our mineral properties or bio-fuels business. Other income includes gains made on the inter-company balance between Flex Fuels and FFE Ltd of $323,000 (September 30, 2006 - $nil).

Revenue

We did not earn any revenues during the quarter ended September 30, 2007. We anticipate that we will not earn revenues until such time as we have entered into commercial production, if any, of our mineral properties or bio-fuels business.

Selling, general and administrative charges

For the quarter ended September 30, 2007 the Company incurred selling, general and administrative charges of $682,000 (September 30, 2006 - $7,000).

The main components of the charges consisted of the following: $238,000 in directors’ salaries, $60,000 in staff salaries and other costs, $160,000 in professional fees, $46,000 in consulting fees, $50,000 in rent and other property costs and $35,000 in travel and entertainment costs.  The directors salaries include a charge for the quarter of $15,000 for the fair value of 65,000 shares of Common Stock (based on a value of $0.90 per share -  the market value of a share at the date of grant) to be distributed to Paul Gothard on the successful listing of four financial reports as per his contract.

We anticipate that our operating expenses will increase as we continue to undertake our plan of operation, and our plan of diversification to the extent feasible.

Net Loss

We incurred a net loss in the amount of $175,000 for the quarter ended September 30, 2007 as opposed to $7,000 for the quarter ended September 30, 2006. We have not earned any revenues to date. We can provide no assurance that we will earn any revenue or that any revenue earned will exceed the expenses incurred.

For the Nine Months Ended September 30, 2007 and Nine Months Ended September 30, 2006

The accompanying financial statements show that we have incurred a net loss of $22,763,000 for the nine months ended September 30, 2007, as opposed to $23,000 for the nine months ended September 30, 2006 and have not yet generated any revenues that can offset operating expenses. Other income includes gains made on the inter-company balance between Flex Fuels and FFE Ltd of $323,000 (September 30, 2006 - $nil).

Revenue

We did not earn any revenues during the nine months ended September 30, 2007. We anticipate that we will not earn revenues until such time as we have entered into commercial production, if any, of our mineral properties or bio-fuels business.

Mining exploration costs

For the nine months ended September 30, 2007 the Company incurred expenses of $8,000 in mining exploration costs (September 30, 2006 - $nil) as the Company initiated phase 1 of its exploration program.

Selling, general and administrative charges

For the nine months ended September 30, 2007 the Company incurred selling, general and administrative charges of $2,182,000 (September 30, 2006 - $13,000).

The main components of the charges consisted of the following: $1,157,000 in directors salaries, $149,000 in staff salaries and other costs, $333,000 in professional fees, $126,000 in consulting fees, $75,000 in rent and other property costs and $105,000 in travel and entertaining costs.   The directors salaries include the fair value $308,000 attributed to the compensatory element of the non-retirement of shares held by Tom Barr, the fair value of $124,000 attributed to the 137,244 shares issued to Tom Barr on May 22, 2007 for services rendered , the fair value of $178,000 attributed to the 200,000 shares acquired by Tom Barr from Esther Briner (a stockholder) on May 25, 2007 at below market rate and a charge for the year to date of $20,000 for the fair value of 65,000 shares of Common Stock (based on a value of $0.90 per share -  the market value of a share at the date of grant) to be distributed to Paul Gothard on the successful listing of four financial reports as per his contract.

We anticipate that our operating expenses will increase as we continue to undertake our plan of operation, and our plan of diversification to the extent feasible.

Impairment of excess of purchase price over net assets acquired

For the nine months ended September 30, 2007 the Company incurred an expense of $21,595,000 (September 30, 2006 - $nil).

Under United States Generally Accepted Accounting Principles (“GAAP”) where the acquired company is a “development stage” enterprise then any Excess of Purchase Price over Net Assets Acquired is expensed at the time of acquisition.

The Financial Accounting Standards Board (“FASB”) have provided guidelines as to identifying a “development stage” enterprise:

“an enterprise shall be considered to be in the development stage if it is devoting substantially all of its efforts to establishing a new business and either of the following conditions exists:

a) Planned principal operations have not commenced.

b) Planned principal operations have commenced, but there has been no significant revenue there from.

A development stage enterprise will typically be devoting most of its efforts to activities such as financial planning; raising capital; exploring for natural resources; developing natural resources; research and development; establishing sources of supply; acquiring property, plant, equipment, or other operating assets, such as mineral rights; recruiting and training personnel; developing markets; and starting up production.”

The Company has determined that FFE Ltd is a development stage company and therefore the Excess of Purchase Price over Net Assets Acquired has been expensed.

Impairment of licence

For the nine months ended September 30, 2007 the Company incurred an impairment charge of $nil (September 30, 2006 - $10,000).

The Company determined that its Malibu Gold property license was to be fully impaired in the nine months ended September 30, 2006, as per SFAS 144: “Accounting for the Impairment of Long-Live Assets.” Impairment is the condition that exists when the carrying amount of a long-lived asset (asset group) exceeds its fair value. An impairment loss shall be recognized only if the carrying amount of a long- lived asset (asset group) is not recoverable and exceeds its fair value. The carrying amount of a long-lived asset (asset group) is not recoverable if it exceeds the sum of the undisclosed cash flows expected to result from the use and eventual disposition of the asset (asset group). Our determination is based on the Company’s current period operating loss combined with the Company’s history of operating losses and our projection that demonstrates continuing losses associated with the Malibu Gold property.

In accordance with FASB 144, 25, “An impairment loss recognized for a long-lived asset (asset group) to be held and used shall be included in income from continuing operations before income taxes in the income statement of a business enterprise and in income from continuing operations in the statement of activities of a not-for-profit organization. If a subtotal such as “income from operations” is presented, it shall include the amount of that loss.” The Company has recognized the impairment of a long-lived asset by declaring that amount as a loss in income from operations in accordance with an interpretation of FASB 144.

Net Loss

We incurred a net loss in the amount of $22,763,000 for the nine months ended September 30, 2007 as opposed to $23,000 for the nine months ended September 30, 2006. We have not earned any revenues to date. We can provide no assurance that we will earn any revenue or that any revenue earned will exceed the expenses incurred.

LIQUIDITY AND CAPITAL RESOURCES

At September 30, 2007, cash was $17,521,000. We had current assets of $294,000 and current liabilities of $370,000. We attribute our net loss to having no revenues to offset our operating. At December 31, 2006 the Company had $1,613,000 in cash and current liabilities of $74,000.

Net cash used in operating activities was $1,307,000 during the nine months ended September 30, 2007 and $nil for the nine months ended September 30, 2006.

During the nine months to September 30, 2007 the Company used net cash in investing activities of $494,000. The Company used $494,000 in purchasing property and equipment. During the nine months ended September 30, 2006 the Company used net cash in investing activities of $10,000 acquiring a mineral license from Jim Laird (director and stockholder).

During the nine months to September 30, 2007 the Company received net cash provided by financing activities of $17,333,000 as a result of the private placements completed on May 29, 2007 and July 31, 2007. During the nine months to September 30, 2006 the Company received net cash provided by financing activities of $10,000 as a result of the shares issued to the founder at par ($0.001).

The Company expects to incur costs on the Malibu Gold of $125,000 and $500,000 on general corporate, investor relations and regulatory costs over the next 12 months to September 30, 2008.

The Company’s wholly owned subsidiary, FFE Ltd, expects to incur continuing operating costs of approximately $1.5m to $2.0m over the next 12 months to September 30, 2008 as it ramps up its operations and increases the total employees from 7 to approximately 15+. Additionally FFE Ltd expects to incur expenditures of between $12m and $18m over the next 12 months to September 30, 2008 on plant subject to FFE Ltd signing Early Works (signed September 28, 2007 with Lurgi) and Engineering, Procurement and Construction agreements for the proposed Cardiff site which has recently been granted planning permission for the crush and solvent extraction plants.

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for at least the next twelve months. At September 30, 2007 we had cash of approximately $17.5m so we may need to obtain additional financing to operate our business for the next twelve months. We aim to raise any further capital necessary to fund our business through either a private placement of our common stock or debt or a combination of both. Additional financing, whether through public or private equity or debt financing, arrangements with stockholders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital. If we issue additional equity securities to raise funds, the ownership percentage of our existing stockholders would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations.

 For the period of inception (March 10, 2006) and the year ended December 31, 2006

Results of Operations

The accompanying financial statements show that we have incurred a net loss of $1,381,000 for the period from March 10, 2006 (inception) to December 31, 2006 and have not yet generated any revenues that can offset operating expenses. We anticipate that we will not earn revenues until such time as we have entered into commercial production, if any, of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such resources are discovered, that we will enter into commercial production of our mineral properties.

Liquidity and Capital Resources

 At December 31, 2006, our cash was $1,613,000 and we had total liabilities of $74,000. Since our inception on March 10, 2006, to the end of our fiscal year ended December 31, 2006, we have incurred a net loss of $1,381,000. Net cash used in operating activities was $2,000 for the period ended December 31, 2006. At December 31, 2006, we had an accumulated deficit of $1,381,000.

From our inception on March 10, 2006 to the end of the period December 31, 2006, net cash provided by financing activities was $1,645,000, which was derived from the issuance and sales of our Common Stock and was substantially acquired by us late in the fourth quarter of our fiscal year ended December 31, 2006. For the period ended December 31, 2006, net cash used in the purchase of the Malibu Gold Mine Property was $10,000, and net cash used as a result of the purchase of 15% interest in FFE Ltd was $20,000, resulting from legal costs incurred in the acquisition of FFE Ltd which occurred on December 29, 2006 and net proceeds of $1,635,000 was raised on same date in connection with said acquisition.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements ” (“SFAS No. 157”), which defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value measurements. SFAS No. 157 applies to other accounting standards that require or permit fair value measurements. Accordingly, it does not require any new fair value measurement. SFAS No. 157 will be effective for the Company on January 1, 2008.

The Company is currently evaluating the impact the adoption of SFAS No. 157 will have on its financial position and results of operations.

In February 2007, the FASB issued SFAS No.159, “ The Fair Value Option for Financial Assets and Financial Liabilities ” (“SFAS No.159”), which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. SFAS No.159 will be effective for the Company on January 1, 2008. The Company is currently evaluating the impact the adoption of SFAS No.159 will have on its financial position and results of operations.

Critical Accounting Policies

For our Critical Accounting policies, see Note 2 of our Financial Statements for the period ended December 31, 2007 included in our Form 10KSB/A (Amendment No. 2) filed herewith.

Off-Balance Sheet Arrangements

None.

DESCRIPTION OF PROPERTY

Principal Executive Offices of the Company

The Company’s principal executive offices are located at 30 St. Mary Axe, London EC3A 8EP, United Kingdom.

Principal Executive Offices of FFE Ltd

FFE Ltd’s registered office is located at 30 St. Mary Axe, London, EC3A 8EP, United Kingdom. FFE Ltd has temporary operational offices at located at Regus House, Falcon Drive, Cardiff Bay, Cardiff CF10 4RU. The office at Regus House covers approximately  470 square feet and costs approximately $4,000 per month

Other Properties Related to the Business of the Company

Malibu Gold Property

For a description of Malibu Gold Property and our mineral properties, see Item 1 “Description of Business.”

LEGAL PROCEEDINGS

From time to time we may be a defendant and plaintiff in various legal proceedings arising in the normal course of our business. We are currently not a party to any material pending legal proceedings or government actions, including any bankruptcy, receivership, or similar proceedings. In addition, management is not aware of any known litigation or liabilities involving the operators of our properties that could affect our operations. Should any liabilities incurred in the future, they will be accrued based on management’s best estimate of the potential loss. As such, there is no adverse effect on our consolidated financial position, results of operations or cash flow at this time. Furthermore, Management of the Company does not believe that there are any proceedings to which any director, officer, or affiliate of the Company, any owner of record of the beneficially or more than five percent of the common stock of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

MANAGEMENT

Directors and Executive Officers

Below are the names and certain information regarding the Company's executive officers and directors:

Name	Age	Position	Director Since

Brian Barrows(1)	63	Chief Executive Officer and Director	October 2007
Paul Gothard (2)	40	Chief Financial Officer and Director	May 2007
James Laird (3)	50	Vice President of Mineral Operations and Director	March 2006
Thomas Barr (4)	48	Vice President of Alternative Fuel Operations and Director	December 2006

(1) Mr Barrows was appointed as our Chief Executive Officer and a director on October 17, 2007.
(2) Mr Gothard was appointed as our Chief Financial Officer on June 11, 2007 and director on May 29, 2007, in connection with the Acquisition of FFE Ltd.
(3) Mr Laird was appointed as our Chief Executive Officer, acting Chief Financial Officer, President and director from the date of inception of our company, March 10, 2006. Subsequently, on June 11, 2007 Mr. Laird resigned as our Chief Executive Officer and our acting Chief Financial Officer, and was appointed as our Vice President of Mineral Exploration Operations.
(4) Mr. Barr was appointed as our director on December 18, 2006, and as our Vice President of Alternative Fuel Operations on April 12, 2007.

The term of office of each director of the Company ends at the next annual meeting of the Company’s stockholders or when such director’s successor is elected and qualifies. No date for the annual meeting of stockholders is specified in the Company’s bylaws or has been fixed by the Board of Directors.

The following information sets forth the backgrounds and business experience of the above named directors, executive officers and key employees:

Brian Barrows, 63. Brian Barrows was appointed Chief Executive Officer and a member of our board of directors effective as of October 17, 2007. Brian is currently the Chief Executive Officer and director of FFE Ltd, the Company’s wholly owned subsidiary. Brian joined FFE Ltd in July 2007. From July 1997 to June 2007 Mr. Barrows served as Head of Energy Operations for the devolved administration in Wales, initially within the Welsh Development Agency and ultimately for the Welsh Assembly Government. This was a strategic role across the entire energy spectrum, including upstream and downstream oil & gas, coal extraction, large scale power generation, renewable energy and both electricity and gas transport infrastructure. In this role Mr. Barrows prepared Ministerial briefs and correspondence, attended Ministerial inter-governmental and industry visits in the UK and overseas.  Mr. Barrows participated in Policy development and had a facilitation role in over $15 billion of energy projects and related strategic supply chains. This included two major LNG terminals and associated gas infrastructure reinforcement, several CCGT and coal fired power plants, both the UK’s first major onshore and offshore wind farms, a 350 MWe CFB biomass generation plant and the incubation of advanced new renewable technologies for marine generation, coal mining and pyrolysis gasification. From 1973 to 1997, Mr. Barrows worked in the international Offshore Oil & Gas industry progressing through junior to senior project management positions in a range of both capital and operational engineering projects including deployment of a variety of high value marine and sub sea assets on a global basis.

Paul Gothard, 40. Paul Gothard, a chartered accountant, was appointed as a member of our board of directors effective as of May 29, 2007. Paul is currently the Chief Financial Officer of FFE Ltd. Paul joined FFE Ltd in January 2007. Prior to joining FFE Ltd, Paul was the Chief Financial Officer and director of MGT Capital Investments, Inc (formerly Medicsight, Inc), an investment company that focuses on the Healthcare Information Technology sector. Paul joined MGT in July 2001 as Group Financial Controller and was appointed Chief Financial Officer and director to the board in November 2002. Paul left MGT in March 2006 after successfully listing it on the American Stock Exchange. Between April 2006 and December 2006 Paul enjoyed a career break. Paul obtained a BA (Honours) degree in 1989 in Accounting and Finance and subsequently became a member of the Institute of Chartered Accountants in England and Wales in 1993.

Jim Laird, 50. Jim Laird has been a prospector and mining exploration contractor for more than 25 years. Mr. Laird completed the BC EMPR course “Advanced Mineral Exploration for Prospectors, 1980”. Mr. Laird is familiar with the geology of the project area and has more than 20 years experience consulting in the Harrison Lake - Fraser Valley area. Mr. Laird’s address is PO Box 672, Lions Bay, BC, V0N 2E0

Thomas Barr, 48. Thomas Barr was appointed as a member of our board of directors on December 18, 2006. From February 1 of 2006 to date, Mr. Barr has served as a consultant to Index Oil and Gas Inc. providing investor and public relations advice. From January 1 of 2005 to January 31 of 2006, Mr. Barr acted as a consultant to small and medium sized private enterprises regarding prospective funding, investor and public relations strategy, collateral creation and public market quotation. From December of 2001 to December of 2004 Mr. Barr served as a consultant to EasyScreen PLC, a fully listed London Stock Exchange Company, at which Mr. Barr’s main duties were to draft and implement corporate statements and was an integral part of the team involved in several private placement funding rounds prior to the company’s acquisition. From January 1996 to November 2001 Mr. Barr was private analyst and investor in publicly quoted stocks. From 1981 to 1996, Mr. Barr worked for 15 years in the North Sea as a professional saturation diver involved in oil and gas field sub-sea construction. Mr. Barr obtained a BSc in Biology from Stirling University, Scotland, in 1981.

Board Committees:

At this time, the board has no committees, including an audit, nominating or compensation committee, but the Company intends to create such committees following the annual meeting and election of directors. Furthermore, our Board of Directors intends to form an Audit Committee based on the following terms.

Members of our audit committee will serve for a term or terms as determined by our Board of Directors. The purpose of the Audit Committee of the Board of Directors of the Company will be to provide assistance to the Board in fulfilling its responsibility relating to oversight of corporate accounting, reporting practices of the Company, the quality and integrity of the financial reports of the Company, the Company's compliance with legal and regulatory requirements, the qualifications and independence of the Company's independent auditors and the performance of the Company's independent auditors and internal audit function. The Committee shall maintain free and open communication between the directors, the independent auditors, the internal auditor and the financial management of the Company.

The Audit Committee shall be composed of at least three directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as Committee members. All members of the Audit Committee must have a working familiarity with basic finance and accounting practices and shall meet the independence, experience and expertise requirements of the New York Stock Exchange and other applicable laws and regulations (including SEC Rule 10A-3). At least one member of the Committee must have accounting or related financial management expertise as defined by the Securities and Exchange Commission (the "SEC") and, in the judgment of the Board of Directors, be capable of serving the functions expected of an audit committee financial expert.

Family Relationships

None.

Code of Ethics

The Company has not adopted a Code of Ethics (the “Code of Ethics”) applicable to the Company’s principal executive, financial and accounting officer or persons performing similar functions. The Company intends to adopt the Code of Ethics sometime in 2007.

Director Compensation

The following table sets forth with respect to each named director, compensation information inclusive of equity awards and payments made in the fiscal year ended December 31, 2006.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation ($) (g) (3)	Total ($) (h)
James Laird (1)(4)	4,000	—	—	—	—	—	4,000

Thomas Barr (2)	—	—	—	—	—	—	—

(1) Mr. Laird was appointed as our Chief Executive Officer, acting Chief Financial Officer, President and director from the date of inception of our company, March 10, 2006. Subsequently, on June 11, 2007 Mr. Laird resigned as our Chief Executive Officer and our acting Chief Financial Officer, and was appointed as our Vice President of Mineral Exploration Operations.

(2) Mr. Barr was appointed as our director on December 18, 2006, and as our Vice President of Alternative Fuel Operations on April 12, 2007.

(3) With the exception of reimbursement of expenses incurred by our named executive officers during the scope of their employment, none of the named executive received any other compensation, perquisites, personal benefits in excess of $10,000.

(4) See Executive Compensation table below for the total amount of compensation received by Mr. Laird in his capacities as our sole executive officer.

Directors that are non-officers of our company do not receive a cash retainer annually nor do they receive any remuneration for attendance at a board meeting, other than reimbursement for travel expenses.

EXECUTIVE COMPENSATION

The following table provides certain summary information concerning compensation awarded to, earned by or paid to our Chief Executive Officer and other named executive officers and directors of our company whose total annual salary and bonus exceeded $100,000 (collectively, the “named officers”) for the period from March 10, 2006 (date of inception) to the end of our fiscal year ended December 31, 2006.
Summary Compensation Table - Flex Fuels

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (4)	Option Awards ($)	Non-Equity Incentive Plan Compens- ation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($) (1)	Total ($)
James Laird Founder, Chief Executive Officer, acting Chief Financial Officer, President and Director (2)	2006	--	--	--	--	--	--	--	--

(1) With the exception of reimbursement of expenses incurred by our named executive officers during the scope of their employment and stated stock award amounts, none of the named executive received any other compensation, perquisites, personal benefits in excess of $10,000.
(2) Mr. Laird was appointed as our Chief Executive Officer, acting Chief Financial Officer, President and Director from the date of inception of our company, March 10, 2006.

In addition, we do not have either (i) a plan that provides for the payment of retirement benefits, or benefits that will be paid primarily following retirement, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans, tax-qualified defined contribution plans and nonqualified defined contribution plans, nor (ii) any contract, agreement, plan or arrangement, whether written or unwritten, that provides for payment(s) to any of our named executive officers at, following, or in connection with the resignation, retirement or other termination of any of our named executive officers, or in connection with the change in control of our company or a change in any of our named executive officers’ responsibilities following a change in control, with respect to each of our named executive officers.

OPTIONS GRANTS IN LAST FISCAL YEAR

As of the end of the Company’s fiscal year ended December 31, 2006, the Company did not adopt a form of an incentive stock option plan.

Employment and Consultancy Agreements

Employment Agreements Entered into with Flex Fuels

Brian Barrows. The Company is in the process of finalizing a contract with Mr. Brain Barrows. Currently, Mr Barrows is currently being paid approximately $12,500 per month for his services.

Gordon Alan Ewart. On December 12, 2006, FFE Ltd entered into an Employment Agreement (the “Employment Agreement”) with Mr. Gordon Alan Ewart to employ Mr. Ewart as its Managing Director.  On October 16, 2007, Mr. Ewart resigned, terminating his employment agreement.

Paul Gothard. On May 29, 2007, as a result of a successful Acquisition of FFE Ltd by Flex Fuels, and effective as of March 28, 2007, FFE Ltd entered into an Employment Agreement with Mr. Paul Gothard to employ Mr. Gothard as its Chief Financial Officer. In the event Mr. Gothard agrees to serve in any capacity with the Company, he will be compensated solely by FFE Ltd for the provision of such services pursuant to the terms of his employment agreement with FFE Ltd, unless agreed to otherwise. The following are the material terms of Mr. Gothard’s employment agreement:

Mr. Gothard is entitled receive an annual salary of $180,000 (£90,000) per year. Mr. Gothard is also entitled to receive 65,000 shares of Flex Fuels’s Common Stock subject to the approval of the board of directors of FFE Ltd, and shall be further subject to an 18 month lock up provision. Mr. Gothard’s salary shall be subject to a yearly review and shall be also reviewed in the event of a change of control and he shall be further eligible for an annual bonus, each as approved by FFE Ltd’ Board of Directors as more fully set forth in the agreement. Mr. Gothard shall also be entitled to (i) the reimbursement of his expenses incurred in the performance of his duties as an employee of FFE Ltd, and (ii) standard holiday and sickness and pension benefits as more fully set forth in the employment agreement. Mr. Gothard’s employment agreement does not provide for any pension benefits. Additionally, FFE Ltd agreed to provide to Mr. Gothard Directors’ and Officers’ Liability Insurance.

The employment agreement provides for continuous employment without a set date of termination, unless terminated by either party upon 3 months written notice. FFE Ltd may also terminate Mr. Gothard’s employment when Mr. Gothard shall reach such age as FFE Ltd’ Board of Directors determines as the appropriate retirement age for the senior employees of company. FFE Ltd shall also be entitled to terminate Mr. Gothard’s employment (i) in the event he is prevented by reason of ill health or accident from his duties under his employment agreement for a period of or periods aggregating 180 days in the preceding 12 months, (ii) if any of the evens set forth in Section 17.1 of the employment agreement occur, or (iii) at FFE Ltd’ sole and absolute discretion effective immediately on the date of termination if FFE Ltd provides to Mr. Gothard the amount of his base salary that he would be entitled for under the applicable period of notice.

James Laird. Effective December 1, 2006 we executed an employment agreement with Mr. James Laird (“Laird Employment Agreement”), our Chief Executive Officer, President, acting Chief Financial Officer, Secretary, Treasurer and a member of our board of directors, for the services of Mr. Laird to us in the stated capacities for a one year term ending November 30, 2007 (the “Laird Employment Term”). The Laird Employment Agreement shall be subject to renewal at our sole discretion for successive one (1) year periods if we deliver to Mr. Laird a written notice of our intent to renew the Employment Term by giving notice to Mr. Laird per the terms of the Laird Employment Agreement. The Laird Employment Agreement provides for compensation to Mr. Laird solely in the form of a Base Salary at a monthly rate of $4,000 for the first four months of the Laird Employment Term, and at a rate of $2,500 thereafter for the remaining duration of the Laird Employment Term (collectively, the “Base Salary”). Subject to renewal of the Laird Employment Term, we and Mr. Laird shall mutually agree to in writing of the amount of the Base Salary that we shall pay to Mr. Laird.

Pursuant to the terms of the Laird Employment Agreement, Mr. Laird shall be provided by us with reimbursement of expenses related to his employment by us on a basis no less favorable than that which may be authorized from time to time by the Board, in its sole discretion, for senior level Employees as a group. During the Laird Employment Term Mr. Laird shall be entitled to standard vacation and holiday benefits, as more fully set forth in the Laird Employment Agreement. Except as expressly provided in Sections 1.4 through 1.6, Employee shall not be entitled to any other compensation or benefits.

In addition, Mr. Laird and our company agreed to certain confidentiality, non-competition, non-solicitation provisions, as more fully set forth in the Laird Employment Agreement.

The Laird Employment Agreement may terminated in accordance with the following provisions: (1) by Company with Cause (as provided in the Laird Employment Agreement), (2) by Company without cause upon not less than 60 days advance written notice to Mr. Laird; (3) by Mr. Laird’s death or disability, provided that such disability expected to result in death or to be of a continuous duration of no less than six (6) months, and the Employee is unable to perform his usual and essential duties for the Company; (4) for any reason by Mr. Laird voluntarily terminating the Laird Employment Agreement upon sixty days prior written notice to the Company.

In the event we terminate Mr. Laird’s employment, all payments under the Laird Employment Agreement shall cease, except for the Base Salary to the extent already accrued. In the event of termination by reason of Mr. Laird’s death and/or permanent disability, Mr. Laird or his executors, legal representatives or administrators, as applicable, shall be entitled to an amount equal to Mr. Laird’s Base Salary accrued through the date of termination. Upon termination of Mr. Laird’s employment, if Mr. Laird executes a written release, substantially in the form attached to the Laird Employment Agreement, of any and all claims against us and all related parties with respect to all matters arising out of Mr. Laird’s employment by us, unless the Employment Term expires or termination is for Cause, Mr. Laird shall receive, in full settlement of any claims Mr. Laird may have related to his employment by us, Base Salary for one month from the date of termination, provided Mr. Laird is otherwise in full compliance with the terms of the Laird Employment Agreement.

Thomas Barr. Effective January 1, 2007, we executed an employment agreement with Mr. Thomas Barr (the “Barr Employment Agreement”), our Vice President of Alternative Fuel Operations and a member of our board of directors, for the services of Mr. Barr to us in the stated capacities for a three month term ending March 31, 2007 (the “Barr Employment Term”). The Barr Employment Agreement shall be subject to renewal at our sole discretion on a month to month basis if we deliver to Mr. Barr a written notice of our intent to renew the Barr Employment Term by giving notice to Mr. Barr per the terms of the Barr Employment Agreement. The Barr Employment Agreement provides for compensation to Mr. Barr solely in the form of a Base Salary at a monthly rate of $10,000 through out the Barr Employment Term (the “Base Salary”). Subject to renewal of the Barr Employment Term, we and Mr. Barr shall mutually agree to in writing of the amount of the Base Salary that we shall pay to Mr. Barr. Effective as of April 1, 2007, Mr. Barr’s Employment Agreement was effectively extended for two more months (April and May of 2007) upon the same terms and conditions. The Company is finalizing Mr. Barr’s new contract.

Pursuant to the terms of the Barr Employment Agreement, Mr. Barr shall be provided by us with reimbursement of expenses related to his employment by us on a basis no less favorable than that which may be authorized from time to time by the Board, in its sole discretion, for senior level Employees as a group. During the Barr Employment Term Mr. Barr shall be entitled to standard vacation and holiday benefits, as more fully set forth in the Barr Employment Agreement. Except as expressly provided in Sections 1.4 through 1.6, Employee shall not be entitled to any other compensation or benefits.

In addition, Mr. Barr and we agreed to certain confidentiality, non-competition, non-solicitation provisions, as more fully set forth in the Barr Employment Agreement.

The Barr Employment Agreement may terminated in accordance with the following provisions: (1) by us with Cause (as provided in the Barr Employment Agreement), (2) by us without cause upon not less than 60 days advance written notice to Mr. Barr; (3) as a result of Mr. Barr’s death or disability, provided that such disability expected to result in death or to be of a continuous duration of no less than six (6) months, and the Employee is unable to perform his usual and essential duties for the Company; (4) for any reason by Mr. Barr voluntarily terminating the Barr Employment Agreement upon sixty days prior written notice to the Company.

In the event we terminate Mr. Barr’s employment, all payments under the Barr Employment Agreement shall cease, except for the Base Salary to the extent already accrued. In the event of termination by reason of Mr. Barr’s death and/or permanent disability, Mr. Barr or his executors, legal representatives or administrators, as applicable, shall be entitled to an amount equal to Mr. Barr’s Base Salary accrued through the date of termination. Upon termination of Mr. Barr’s employment, if Mr. Barr executes a written release, substantially in the form attached to the Barr Employment Agreement, of any and all claims against us and all related parties with respect to all matters arising out of Mr. Barr’s employment by us, unless the Employment Term expires or termination is for Cause, Mr. Barr shall receive, in full settlement of any claims Mr. Barr may have related to his employment by us, Base Salary for one month from the date of termination, provided Mr. Barr is otherwise in full compliance with the terms of the Barr Employment Agreement.

The Company has not entered into any other employment agreements with any of its other officers or directors.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

With the exception of Mr. Barr, our director and Vice President of Alternative Fuel Operations, being appointed to the board of directors of FFE Ltd effective as of December 29, 2006, and the information on the mineral license below no related party transactions occurred from inception on January 26, 2005 to December 31, 2006.

Since non-Canadian individuals or companies cannot directly hold mineral licenses in British Columbia, James Laird (CEO, CFO and director) initially held the license on behalf of the Company.  In June of 2006 the license was transferred by Mr. Laird to Esther Briner (a stockholder), a licensed Canadian prospecting agent and stockholder,  In July of 2007 Ms. Briner subsequently transferred the license to Coalharbour Consulting, Inc (“Coalharbour”), a licensed Canadian prospecting agent owned and controlled by Esther Briner. Coalharbour currently holds the license on behalf of the Company.

Review, Approval or Ratification of Transactions with Related Persons

In the event we enter into any transaction with persons related to us, our board of directors will evaluate the terms of all of such transactions to ensure that such are commercially reasonable and no less favorable to us than we could have obtained from an unaffiliated third party on an arm’s length basis. Our policy requires that all related parties recuse themselves from negotiating and voting on behalf of our company in connection with related party transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of October 11, 2007 with respect to the beneficial ownership of the Company's outstanding Common Stock following the acquisition of FFE Ltd by (i) any holder of more than five (5%) percent; (ii) each of the named executive officers, directors and director nominees; and (iii) our directors, director nominees and named executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.   Unless otherwise stated, each person's/entity’s address is c/o Flex Fuels Energy, Inc., Suite 590 - 999 West Hastings Street, Vancouver, B.C. Canada V6C 2W2.

Name and address of owner	Title of Class	Capacity withCompany	Number of Shares Beneficially Owned (1)	Percentage of Class
Gordon Alan Ewart	Common Stock	Former Chief Executive Officer and Director	7,865,341 (2) (3)	11.3%
Paul Averill Gothard	Common Stock	Chief Financial Officer and Director	--	--
James Laird	Common Stock	Vice President of Mineral Operations and Director	100,002 (2)	*
Thomas Barr	Common Stock	Vice President of Alternative Fuel Operations and Director	749,382 (2)	1.1%
Iestyn Morgan	Common Stock	--	6,606,887 (2)	9.5%
Gillian Penton	Common Stock	--	7,865,341 (2)	11.3%
JTC Trustees Limited as Trustee of the Logo Investment Trust	Common Stock	--	7,865,341 (2) (3)	11.3%
All Officers and Directors as a Group (4 persons)			8,714,725	12.6%

* Beneficial ownership set forth above is less than 1%.
(1) Percentage ownership is based upon 69,315,441 shares of Common Stock outstanding as of October 11, 2007 and is calculated separately for each person on the basis of the actual number of outstanding shares beneficially owned as of October 11, 2007 and assumes the conversion of preferred shares held by such person (but not by anyone else).
(2) Beneficial ownership consists entirely of our Common Stock.
(3) Mr. Ewart’s beneficial ownership of the shares of the Company’s Common Stock solely consists of him being a beneficiary of the shares held by JTC Trustees Limited as Trustee of the Logo Investment Trust (“JTC”). Mr. Ewart does not have the disposition or voting power over shares held by JTC. The combined ownership by JTC and Mr. Ewart is 7,865,341 shares. JTC’s address is 9 Castle Street, St Helier, Jersey JE2 3RT.

DESCRIPTION OF SECURITIES

Common Stock

The Company’s authorized capital stock consists of 500,000,000 shares of Common Stock, $0.001 par value per share, and 10,000,000 shares of preferred stock $0.001 par value per share. As of September 30, 2007 there were 69,315,441 shares issued and outstanding of the Company’s Common Stock and 0 shares of preferred stock issued and outstanding.

Holders of the Company's Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of Common Stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the directors. Holders of the Company's Common Stock representing a majority of the voting power of the Company's capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company's outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company's articles of incorporation.

Holders of the Company's Common Stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. The Company's Common Stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company's Common Stock.

Warrants

None.

Transfer Agent

West Coast Stock Transfer Inc., 850 W. Hastings, Suite 302, Vancouver, B.C. V6C 1E1, serves as the transfer agent and registrar for our common stock.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws, as amended, provide to the fullest extent permitted by Nevada law that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Section 78.7502 of the Nevada Revised Statutes provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon by Sichenzia Ross Friedman Ference LLP, New York, New York.

EXPERTS

The financial statements in respect of Flex Fuels Energy, Inc included in this Prospectus and Registration Statement have been audited by BDO Stoy Hayward LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding the Company's ability to continue as a going concern) appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The financial statements of Flex Fuels Energy Limited for the fiscal year ended December 31, 2006 incorporated by reference have been audited by Amper, Politziner & Mattia, P.C., an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

On June 29, 2007, Flex Fuels Energy, Inc. (the "Company") dismissed Moore & Associates, Chartered (“Moore”) as its independent accountants. Effective as of the same date, the Company's Board of Directors approved the decision to change the independent accountants.

Except for a “Going Concern” disclaimer issued by Moore in connection with the audit of the Company’s financial statements for the fiscal year ended December 31, 2006, the report of Moore on the financial statements for the last fiscal year contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle.

In connection with its audit for the most recent fiscal year and up to the date of the Current Report filed on July 3, 2007, there have been no disagreements with Moore on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Moore would have caused them to make reference thereto in their report on the financial statements for such years.

During the two most recent fiscal years Moore did not advise the Company with respect to items listed in Regulation S-B Item 304(a)(1)(iv)(B)). The Company has requested that Moore furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter was filed as exhibit #16.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 3, 2007.

Subsequent to their dismissal significant errors were discovered leading to this amended Annual Report. In light of the discovery of these errors, BDO Stoy Hayward LLP was engaged by the Company to also re-audit the Company’s financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-KSB/A filed by the Company with the SEC on April 26, 2007.

The Company engaged BDO Stoy Hayward LLP (“BDO”) as its new independent accountants as of June 29, 2007. During the two most recent fiscal years and through the date of this Registration Statement on Form SB-2, the Company has not consulted with BDO regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company nor oral advice was provided that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions to Item 304 of Regulation S-B.

FLEX FUELS ENERGY, INC
(An exploration/development stage company)

Condensed Consolidated Financial Statements

For the Quarter ended September 30, 2007

FLEX FUELS ENERGY, INC
(An exploration/development stage company)
Condensed Consolidated Balance Sheets
(Stated in $’000’s)

	As of	As of
	September 30	December 31
	2007	2006
Assets		(restated)

Cash	17,521	1,613
Prepaid expenses	159	-
Sales tax and interest receivable	135	-
Total current assets	17,815	1,613

Property and Equipment, at cost, net of accumulated
depreciation of $7,000 and $1,000 respectively	488	2

Security Deposits	5	-

Total Assets	$18,308	$1,615

Current Liabilities
Accounts payable	257	20
Accruals	71	54
Taxation and social security	42	-

Total Liabilities	$370	$74

Minority Interest	-	1,229

Stockholders Equity
Common Shares, $0.001 par, 500,000,000 and 100,000,000 shares authorized, respectively 69,315,441 and 74,554,884 shares issued and outstanding, respectively	69	75
Additional Paid-in Capital	41,956	1,618
Accumulated Comprehensive Income	57	-
Deficit accumulated during exploration/development stage	(24,144)	(1,381)

Total stockholders equity	17,938	312

Total liabilities and stockholders equity	$18,308	$1,615

The accompanying notes are an integral
part of these financial statements.

FLEX FUELS ENERGY, INC
(An exploration/development stage company)
Condensed Consolidated Statements of Operations
(Stated in $’000’s except per share data)

	For the quarter ended	For the quarter ended
	September 30, 2007	September 30, 2006
Revenue	$-	$-

Expenses
Mining exploration charges	-	-
Selling, general and administrative charges	682	7
Excess of purchase price over net assets acquired	-	-

	682	7

Operating loss	(682)	(7)

Other income
Interest and other income and gains	507	-

Minority Interest	-	-
Net Loss	$(175)	$(7)

Basic & Diluted Loss per Share	$(0.00)	$(0.00)

Weighted Average Number of Shares	67,726,798	60,000,000

The accompanying notes are an integral
part of these financial statements.

FLEX FUELS ENERGY, INC
(An exploration/development stage company)
Condensed Consolidated Statements of Operations
(Stated in $’000’s except per share data)

	For the nine months ended	For the period from inception	For the period from inception
	September 30, 2007	(March 10, 2006)	(March 10, 2006)
		to September 30, 2006	to September 30, 2007

Revenue	$-	$-	$-

Expenses
Recognition of an Impairment Loss – mineral claims	-	10	10
Mining exploration charges	8	-	8
Selling, general and administrative charges	2,182	13	2,250
Excess of purchase price over net assets acquired	21,595	-	22,898
Total Expenses	23,785	23	25,166

Operating loss	(23,785)	(23)	(25,166)

Other Income
Interest and other income and gains	568	-	568

Minority Interest	454	-	454
Net Loss	$(22,763)	$(23)	$(24,144)

Basic & Diluted Loss per Share	(0.34)	(0.00)	(0.38)

Weighted Average Number of Shares	67,627,273	60,000,000	63,737,619

The accompanying notes are an integral
part of these financial statements.

FLEX FUELS ENERGY, INC
(An exploration/development stage company)
Condensed Consolidated Statements of Cash Flows
(Stated in $’000’s)
		For the period	For the period
	For the nine months ended	from inception (March 10, 2006)	From inception (March 10, 2006)
	September 30, 2007	to September 30, 2006	to September 30, 2007

Cash Flow From Operating Activities
Net loss	$(22,763)	$(23)	$(24,144)

Recognition of an Impairment Loss – mineral claims	-	10	10
Shares of Common Stock issued or acquired in Lieu of Payment for Service	630	-	678
Excess of Purchase Price Over Net Assets Acquired	21,595	-	22,898
Foreign exchange gain on inter-company balance	(323)	-	(323)
Depreciation	7	-	8
Minority interest	(454)	-	(454)
(Increase) in current assets
Prepaid expenses	(159)		(159)
Sales tax and interest receivable	(135)	-	(135)
Increase in current liabilities
Accounts payable	237	13	250
Accruals	17	-	21
Taxation and social security	41	-	41

Net cash used in operating activities	(1,307)	-	(1,309)

Cash Flow From Investing Activities
Purchase of property and equipment	(494)	-	(494)
Costs of investment in FFE Ltd	-	-	(20)
Purchase of mineral claim	-	(10)	(10)

Net cash used in investing activities	$(494)	$(10)	$(524)

Cash Flow from Financing Activities
10,000,000 shares of Common Stock issued to founders at par ($0.001)	-	10	10
Sale of shares of Common Stock in private placements	17,333	-	18,968
Net cash provided by financing activities	$17,333	$10	$18,978

Effects of exchange rates on cash	376	-	376

Net change in cash	$15,908	$-	17,521
Cash at beginning of period	1,613	-	-
Cash at end of period	$17,521	$-	$17,521

Cash Paid For:
Interest	$-	$-	$-
Income Tax	$-	$-	$-

Non-Cash Activities ($’000s)

Shares issued in Lieu of Payment for Service	630		678
Excess of Purchase Price over Net Assets Acquired expensed in the period	21,595		22,898
Acquisition of minority interest	774		774

The accompanying notes are an integral
part of these financial statements.

FLEX FUELS ENERGY, INC
(An exploration/development stage company)
Condensed Consolidated Statement of Stockholders’ Equity
From Inception (March 10, 2006) to September 30, 2007
(Stated in $’000’s except share numbers)
	Shares	Amount	Additional Paid-in Capital	Deficit accumulated during development stage	Accumulated Comprehensive Income	Stockholders’ Equity
March 10, 2006: shares of Common Stock issued to founders at $0.001 per share	60,000,000	60	(50)	-	-	10

December 18, 2006: fair value of shares of Common Stock issued in payment for services at $0.70 per share.	412,038	1	47	-	-	48

December 29, 2006: shares of Common Stock issued at $0.70 per share.	14,142,846	14	1,621	-	-	1,635

Net Loss for period				(1,381)	-	(1,381)
Balance, December 31, 2006	74,554,884	75	1,618	(1,381)	-	312

May 11, 2007: shares of Common Stock retired	(51,685,723)	(52)	52	-	-	-

May 11, 2007: fair value of compensatory element of insider shares not retired.	-	-	308	-	-	308

May 22, 2007: fair value of shares of Common Stock issued in payment for services at $0.90 per share.	137,344	-	124	-	-	124

May 25, 2007: fair value of 200,000 shares of Common Stock acquired at below market value.	-	-	178	-	-	178

May 29, 2007: shares of Common Stock issued at $0.90 per share in a private placement.	16,582,621	16	13,376	-	-	13,392

May 29, 2007: fair value of shares of Common Stock issued on acquisition of Flex Fuels Energy Ltd.	24,854,477	25	22,344	-	-	22,369

July 31, 2007: shares of Common Stock issued at $0.90 per share in a private placement.	4,871,838	5	3,936	-	-	3,941

September 30, 2007: reserve held for shares of Common Stock to be issued	-	-	20	-	-	20

Accumulated Comprehensive Income	-	-	-	-	57	57

Net Loss for period	-	-	-	(22,763)	-	(23,086)
Balance, September 30, 2007	69,315,441	69	41,956	(24,144)	57	17,938

The accompanying notes are an integral
part of these financial statements.

FLEX FUELS ENERGY, INC
(An exploration/development stage company)
Notes to the Condensed Consolidated Financial Statements
For the Quarter Ended September 30, 2007

NOTE 1 -   BASIS OF PRESENTATION

Flex Fuels Energy, Inc (“Flex Fuels” or the “Company”) (formerly Malibu Minerals, Inc) has prepared the condensed consolidated financial statements included herein in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States of America. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, for a fair statement have been included. Operating results for the nine months ended September 30, 2007 are not necessarily indicative of the results that may be expected for any subsequent quarter or for the year ending December 31, 2007. These financial statements should be read in conjunction with the financial statements and notes thereto included in the Company’s Annual Report on Form 10-KSB/A (Amendment No 2) for the year ended December 31, 2006. The condensed consolidated financial statements include the accounts of the Company and its majority owned subsidiaries. All inter-company accounts and transactions have been eliminated.

Flex Fuels was organized under the laws of the State of Nevada on March 10, 2006 to explore mining claims and property in North America. Our property, known as the Malibu Gold Property comprises one MTO mineral claim containing 8 cell claim units totaling 165.685 hectares.

On May 29, 2007 the company diversified its business by acquiring Flex Fuels Energy Limited (“FFE Ltd”), a development stage company formed under the laws of England and Wales. FFE Ltd plans to construct, own and manage seed processing facilities, refineries producing bio diesel products (and associated power generation facilities if commercially desirable) and to engage in the business of selling, supplying and distributing bio diesel products.

On May 21, 2007, the Board of Directors declared a stock split, distributable May 22, 2007, in the form of a dividend of five additional shares of the Company's Common Stock for each share owned by stockholders of record at the close of business on May 21, 2007. Accordingly, all share and per share data has been restated to reflect the split.

The Company has elected a December 31 year-end.

NOTE 2 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.    Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Flex Fuels and its subsidiaries. Inter-company balances and transactions have been eliminated on consolidation. FFE Ltd ceased to be a variable interest entity on May 29, 2007 when the Company acquired the remaining 85% of FFE Ltd.

b.    Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, goods delivered, the contract price is fixed or determinable, and collectibility is reasonably assured.

c.     Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FLEX FUELS ENERGY, INC
(An exploration/development stage company)
Notes to the Condensed Consolidated Financial Statements
For the Quarter Ended September 30, 2007

d.    Income Taxes

The Company computes income taxes in accordance with Financial Accounting Standards Statement No. 109 "Accounting for Income Taxes" ("SFAS 109").  Under SFAS 109, deferred taxes are recognized for the tax consequences of temporary differences by applying enacted statutory rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.  Also, the effect on deferred taxes of a change in tax rates is recognized in income in the period that included the enactment date.  Temporary differences between financial and tax reporting arise primarily from the use of different depreciation methods for furniture and equipment as well as impairment losses and the timing of recognition of bad debts. Valuation allowances are recorded to reduce deferred tax assets to that amount which is more likely than not to be realized.

e.    Fixed Assets

Fixed assets are stated at cost, net of depreciation once the asset has come into use. Computer and office equipment are depreciated in a straight-line basis over two years.

f.     Stock-Based Compensation

The Company has adopted Statement of Financial Accounting Standards No. 123 (revised), Share-Based Payment, (“SFAS 123(R)”), which requires that compensation cost relating to share-based payment transaction be recognized as an expense in the financial statements, and that measurement of that cost be based on the estimated fair value of the equity or liability instrument issued at date of issue.

g.    Foreign Exchange

The group’s reporting currency is US Dollars. Flex Fuels functional currency is US Dollars. The accounts of the Company’s wholly-owned subsidiary, FFE Ltd are maintained using the local currency (Great British Pound) as the functional currency. FFE Ltd’s assets and liabilities are translated into U.S. dollars at period-end exchange rates, and income and expense amounts are translated at average monthly exchange rates. Net gains and losses from inter-company balances are recognized in the operating results.  Other gains and losses from foreign currency translation are excluded from operating results and are accumulated as a separate component of stockholders’ equity.

h.    Impairment of long-lived Assets

The Company has determined that its Malibu Gold property is to be impaired in full, as per SFAS 144: “Accounting for the Impairment of Long-Live Assets.” Impairment is the condition that exists when the carrying amount of a long-lived asset (asset group) exceeds its fair value. An impairment loss shall be recognized only if the carrying amount of a long- lived asset (asset group) is not recoverable and exceeds its fair value. The carrying amount of a long-lived asset (asset group) is not recoverable if it exceeds the sum of the undisclosed cash flows expected to result from the use and eventual disposition of the asset (asset group). Our determination is based on the Company’s current period operating loss combined with the Company’s history of operating losses and our projection that demonstrates continuing losses associated with the Malibu Gold property.

In accordance with FASB 144, 25, “An impairment loss recognized for a long-lived asset (asset group) to be held and used shall be included in income from continuing operations before income taxes in the income statement of a business enterprise and in income from continuing operations in the statement of activities of a not-for-profit organization. If a subtotal such as “income from operations” is presented, it shall include the amount of that loss.” The Company has recognized the impairment of a long-lived asset by declaring that amount as a loss in income from operations in accordance with an interpretation of FASB 144.

The license was originally acquired for $10,000 cash and initially held on behalf of the Company by Jim Laird – see Note 5 - Related Party Transactions.

FLEX FUELS ENERGY, INC
(An exploration/development stage company)
Notes to the Condensed Consolidated Financial Statements
For the Quarter Ended September 30, 2007
i.  Minority Interest

The Minority Interest represents the equity attributable to the external shareholders of a subsidiary of variable interest entity. It is comprised of the portion of the net assets attributable to the minority on acquisition plus the share of any post acquisition profits less the share of any post-acquisition losses.

At September 30, 2007 the Minority Interest was as follows:
j.    Basic Loss Per Share

In accordance with SFAS No. 128 “Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At September 30, 2007, the Company has no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

	For the quarter ended	For the quarter ended
	September 30, 2007	September 30, 2006
Net Income Loss ($’000s)	$(175)	$(7)

Basic & Diluted Loss per Share	(0.00)	(0.00)

Weighted Average Number of Shares	67,726,798	60,000,000

	For the nine	For the period from inception
	months ended September 30, 2007	(March 10, 2006) to September 30, 2006
Net Income Loss ($’000s)	$(22,763)	$(23)

Basic & Diluted Loss per Share	(0.34)	(0.00)

Weighted Average Number of Shares	67,627,273	60,000,000

FLEX FUELS ENERGY, INC
(An exploration/development stage company)
Notes to the Condensed Consolidated Financial Statements
For the Quarter Ended September 30, 2007

    k.   Share Capital

a)   Authorized:

500,000,000 shares of Common Stock with a par value of $0.001

10,000,000 shares of Preferred Stock with a par value of $0.001

b) Issued:

As of September 30, 2007, the Company had issued 69,315,441 shares of Common Stock.

The Company has not issued any shares of Preferred Stock.

The Company currently has no stock option plan, warrants or other dilutive securities.

 NOTE 3 – ADJUSTMENTS TO FINANCIAL STATEMENTS

The financial statements include the restated balance sheet as at December 31, 2006 as filed with Form 10-KSB/A (Amendment No. 2) filed on September 12, 2007 following the identification of certain errors:

Adjustments December 31, 2006 included in the balance sheet adjustments below:

Unrecorded liabilities

The Company identified $4,050 in unrecorded liabilities for the period ended December 31, 2006.

Adjustments to certain legal costs

The Company incorrectly included legal costs in the Statement of Operations for the period ended December 31, 2006 for the private placement ($15,000) and the acquisition of a 15% holding in FFE Ltd ($20,000).  These costs have been correctly accounted for with the associated transactions.

Fair value attributed to the stock issued to Mr Tom Barr

On December 18, 2006 the Company issued 412,038 shares of Common Stock in recognition of services provided to the Company as director. Originally the fair value attributed to these shares was par ($0.001). On the same day the Company approved a private placement of 14,142,858 shares of Common Stock at $0.1167 per share to independent third parties. The management concluded that a value of $0.1167 per share was more appropriate which resulted in a charge of $48,071 in the amended Statement of Operations for the period ended December 31, 2006 (as opposed to previously recorded $69).

Consolidation of Flex Fuels Energy Limited (“FFE Ltd”)

As the Company has determined that FFE Ltd is a Variable Interest Entity under FIN46R “Consolidation of Variable Interest Entities” the balance sheet and results of FFE Ltd have to be consolidated with the Company’s balance sheet and results. The determination was based on the fact that although the Company acquired 15% of FFE Ltd it provided all of the initial capital for the operations of FFE Ltd to undertake and therefore took on risks in excess of its percentage holding or voting rights.

FLEX FUELS ENERGY, INC
(An exploration/development stage company)
Notes to the Condensed Consolidated Financial Statements
For the Quarter Ended September 30, 2007

The effects of these errors are summarized in the table below:

	As		As
	Reported	Adjustments	Restated
	$’000	$’000	$’000

Balance Sheet as at December 31, 2006

Assets	1,613	2	1,615

Liabilities	13	61	74

Stockholders Equity	1,599	(1,287)	312

Minority Interest	-	1,229	1,229

NOTE 4 -    GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. However, the Company has accumulated a loss and is new. This raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

As shown in the accompanying financial statements, the Company has incurred a net loss of ($22,763,000) for the nine months ending September 30, 2007 and has not generated any revenues to date. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of acquisitions. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE 5 -   RELATED PARTY TRANSACTIONS

Since non-Canadian individuals or companies cannot directly hold mineral licenses in British Columbia, James Laird (a director) initially held the license on behalf of the Company.  In June of 2006 the license was transferred by Mr. Laird to Esther Briner (a stockholder), a licensed Canadian prospecting agent and stockholder,  In July of 2007 Ms. Briner subsequently transferred the license to Coalharbour Consulting, Inc (“Coalharbour”), a licensed Canadian prospecting agent owned and controlled by Esther Briner.  Coalharbour currently holds the license on behalf of the Company.

FLEX FUELS ENERGY, INC
(An exploration/development stage company)
Notes to the Condensed Consolidated Financial Statements
For the Quarter Ended September 30, 2007

NOTE 6 –    ACQUISITIONS

On May 29, 2007 Flex Fuels acquired the remaining 85% FFE Ltd, a development stage company formed under the laws of England and Wales , for the purpose of diversifying the Company’s business. As consideration for the acquisition of the Shares, the Company issued an aggregate of 24,854,477 shares of its Common Stock, $0.001 par value to the stockholders of FFE Ltd.
The Company has attributed a fair value of $22,369,000 on the shares issued based upon stock placed at $0.90 per share under the private placement completed on the same day. Flex Fuels had acquired its initial 15% holding in FFE Ltd in December 2006.

The acquisition of FFE Ltd has been accounted for using the purchase method of accounting and, accordingly, the assets acquired and liabilities assumed have been recorded at their fair values as of the date of the acquisition. The excess of the purchase price over the fair value of the assets acquired and liabilities assumed has been recorded as excess of purchase price over net assets acquired on the accompanying balance sheet. The fair value of any separately identifiable intangible assets and the excess of purchase price over net assets has been based on an independent valuation by Intangible Business Limited (previously filed as an exhibit to the Form 8-K/A filed with the SEC on September 14, 2007) and is based on the size of the expected future market in bio-diesel in the United Kingdom, FFE Ltd’s expected market share and the expected income derived therefrom.

FFE Ltd Purchase Price Allocation on Acquisition:

$
Minority Interest acquired	774,000
Excess of Purchase Price over Net Assets Acquired	21,595,000
$22,369,000

Under United States Generally Accepted Accounting Principles (“GAAP”) where the acquired company is a “development stage” enterprise then any Excess of Purchase Price over Net Assets Acquired is expensed at the time of acquisition.

The Financial Accounting Standards Board (“FASB”) has provided guidelines as to identifying a “development stage” enterprise:

“an enterprise shall be considered to be in the development stage if it is devoting substantially all of its efforts to establishing a new business and either of the following conditions exists:

a) Planned principal operations have not commenced.

b) Planned principal operations have commenced, but there has been no significant revenue there from.

A development stage enterprise will typically be devoting most of its efforts to activities such as financial planning; raising capital; exploring for natural resources; developing natural resources; research and development; establishing sources of supply; acquiring property, plant, equipment, or other operating assets, such as mineral rights; recruiting and training personnel; developing markets; and starting up production.”

The Company has determined that FFE Ltd is a development stage company and therefore the Excess of Purchase Price over Net Assets Acquired of $21,595,000 and was expensed in the quarter to June 30, 2007. Additionally $1,303,000 was expensed in Fiscal 2006.

The results of FFE Ltd’s operations, its financial position and cash flows have been included in Flex Fuels consolidated financial statements from the date of incorporation (November 26, 2006) to date.

FLEX FUELS ENERGY, INC
(An exploration/development stage company)
Notes to the Condensed Consolidated Financial Statements
For the Quarter Ended September 30, 2007

NOTE 7 –  STOCKHOLDERS’ EQUITY

On April 26, 2007, Malibu Minerals, Inc. (the “Company”) filed with the Secretary of State of the State of Nevada a Certificate of Amendment to its Articles of Incorporation (the “Amendment”) that was effective as of the same date. The Amendment was filed to increase the authorized Common Stock of the Company from 100,000,000 shares to 500,000,000 shares and to create 10,000,000 shares of “blank check” preferred stock, $0.001 par value per share.

On May 21, 2007, the Board of Directors declared a stock split, distributable May 22, 2007, in the form of a dividend of five additional shares of the Company's Common Stock for each share owned by stockholders of record at the close of business on May 21, 2007. Accordingly, all share and per share data has been restated to reflect the split.

On May 11, 2007 the Stockholders of the Company, without direction from the Company, undertook a re-organization of their respective shareholdings by retiring varying percentages of their stock. In total 51,685,723 shares of Common Stock were retired.

As Mr. Tom Barr was not required to retire any stock and therefore gained additional Common Stock in the stock split on May 21, 2007 the Company, under SFAS 123R, attributed the fair value of $308,000 under compensatory arrangements based upon a fair value of $0.90 per share of Common Stock – the price of shares issued in the subsequent private placement on May 29, 2007.

On May 22, 2007 the Company issued 137,344 shares of Common Stock to Mr. Tom Barr in recognition of services provided to the Company as director. The Company has recognized compensation expense of $124,000 under SFAS 123(R) based upon a fair value of $0.90 per share of Common Stock – the price of shares issued in the subsequent private placement on May 29, 2007.

On May 25, 2007 Mr. Tom Barr acquired 200,000 shares of Common Stock from a stockholder at a discount to market value. The Company, under SFAS 123R, have attributed a fair value of $178,000 to the transaction under compensatory arrangements based upon a fair value of $0.90 (per share of Common Stock – the price of shares issued in the subsequent private placement on May 29, 2007) less the amount paid by Mr. Barr.

On May 29, 2007 the Company completed a private placement of 16,582,621 shares of Common Stock at $0.90 per share to independent third parties. The Company received $13,392,000 net of placement costs of $1,492,000 and legal costs of $40,000.

On May 29, 2007 the Company completed the acquisition of FFE Ltd and issued 24,854,477 shares of Common Stock to the stockholders of FFE Ltd. The Company has attributed a fair value of $22,369,000 on the shares issued based upon stock placed at $0.90 per share under the private placement completed on the same day.

On July 31, 2007 Flex Fuels closed on a private placement offering in which it sold an aggregate of 4,871,838 shares (the “Shares”) of its common stock, $0.001 par value per share (the “Common Stock”), at a price of $0.90 per Share for aggregate net proceeds of approximately $3,941,000

International Capital Partners SA (“ICP”) acted as the placement agent for the Offering. The Company paid the following fees in connection with the Offering (i) a commission equal to approximately $438,000 paid to ICP representing 10% of the Proceeds; and (ii) approximately $6,000 in legal and miscellaneous fees. The net proceeds of the Offering are expected to be used as by the Company as working capital and for general corporate purposes.

At September 30, 2007 the Company had set aside $20,000 in recognition of the fair value of 65,000 shares of Common Stock to be issued to Mr. Paul Gothard upon the completion of four financial filings as per his employment agreements. The estimate of fair value is based on a value of $0.90 per share (the market value of a share at the date of grant) and is being spread over the 12 months to May 2008.

FLEX FUELS ENERGY, INC
(An exploration/development stage company)
Notes to the Condensed Consolidated Financial Statements
For the Quarter Ended September 30, 2007

NOTE 8 –   SEGMENTAL REPORTING

Under SFAS no. 131, Disclosures about segments of an Enterprise and Related Information, operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group in deciding how to allocate resources and in assessing performance. Our chief operating decision making group is composed of the Chief Executive Officer and members of senior management. The Company’s reportable operating segments are Malibu Gold and BioFuels.

The accounting policies of the segments are the same as those described in the summary of significant accounting policies. We evaluate performance of our operating segments based on revenue and operating loss. Segmental information for 2007 is as follows:

Quarter ended September 30, 2007	Malibu Gold	BioFuels	Corporate	Total
	$’000	$’000	$’000	$’000

Net revenue to external customers	-	-	-	-
Operating loss	(7)	(29)	(139)	(175)

Assets	81	18,171	57	18,308

Stock-based compensation	-	15	-	15
Expenditure on property and equipment	-	173	-	173

Nine months ended September 30, 2007	Malibu Gold	BioFuels	Corporate	Total
	$’000	$’000	$’000	$’000

Net revenue to external customers	-	-	-	-
Operating loss	(35)	(22,479)	(249)	(22,763)

Assets	81	18,171	57	18,308

Stock-based compensation	-	630	-	630
Expenditure on property and equipment	-	494	-	494

For the corresponding periods in Fiscal 2006 Malibu Gold was the only operating segment. The Company’s Malibu Gold operations are based in Canada and the Biofuels and corporate operations are based in the United Kingdom.

FLEX FUELS ENERGY, INC
(An exploration/development stage company)
Notes to the Condensed Consolidated Financial Statements
For the Quarter Ended September 30, 2007

NOTE 9 –   COMPREHENSIVE LOSS

Comprehensive losses for the quarters ended September 30, 2007 and September 30, 2006 are as follows:

	Quarter ended	Quarter ended
	September 30, 2007 $’000	September 30, 2006 $’000
Net loss as reported	(175)	(7)

Unrealized foreign exchange gain on translation	27	-

Comprehensive Loss	(148)	(7)

Comprehensive losses for the nine months ended September 30, 2007 and September 30, 2006 are as follows:

	Nine months ended	Nine months ended
	September 30, 2007 $’000	September 30, 2006 $’000
Net loss as reported	(22,763)	(23)

Unrealized foreign exchange gain on translation	57	-

Comprehensive Loss	(22,706)	(23)

NOTE 10 –CONTINGENT LIABILITIES

In connection with the May and July 2007 Offerings, the Company agreed to file a registration statement to effect the registration of the Common Shares issued in the May 2007 and July 2007 Offerings. Further, the Company agreed to use its reasonable best efforts to cause the Registration Statement to be filed with the SEC as soon as possible but no later than August 27, 2007. The Company further agreed to clear any comments issued with respect to the Registration Statement in order for the SEC to declare the Registration Statement effective no later than 120 days after the required filing date. If the Company fails to file the Registration Statement with the SEC or have the Registration Statement be declared effective on or before the time frame described, the Purchasers shall be entitled to liquidated damages from the Company in an amount of approximately $64,000 for each month that the Company is delinquent in filing or effectiveness of the Registration Statement, subject to an overall limit of up to 15 months of partial liquidated damages.

The Company has determined that because it is remote that any Purchaser will make such a claim the contingent liability will not have a material impact on the Company’s financial position, results of operations or cash flows.

FLEX FUELS ENERGY, INC
(An exploration/development stage company)

Consolidated Financial Statements

For the period from inception (March 10, 2006) to December 31, 2006

FLEX FUELS ENERGY, INC.
(formerly Malibu Minerals, Inc)

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Flex Fuels Energy, Inc (Formerly Malibu Minerals Inc)
Las Vegas, Nevada

We have audited the accompanying Consolidated BalanceSheet of Flex Fuels Energy, Inc. as of December 31, 2006 and the related Statements of Operations, Stockholders’ Equity, and Cash Flows from the period from inception March 10, 2006 to December 31 2006.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Flex Fuels Energy, Inc at December 31, 2006, and the results of its operations and its cash flows from inception March 10, 2006 through December 31 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 4 to the financial statements, the Company’s net losses and accumulated deficit of $1,381,198 as of December 31, 2006 raise substantial doubt about its ability to continue as a going concern.  Management’s own forecasts confirm that further finance will be required in less than 12 months from the date of these financial statements in order to enable the Company to meet its obligations as they fall due.  Management’s plans in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As described in Note 3, the financial statements have been restated to reflect unrecorded liabilities, to correct the accounting for certain legal costs, to correct the fair value attributed to a stock issuance, and to consolidate a variable interest entity.

BDO Stoy Hayward LLP

London, England

12 September 2007

FLEX FUELS ENERGY, INC
(An Exploration Stage Company)
Consolidated Balance Sheet
(Stated in US Dollars)

As of December 31
2006
(as restated)
Assets
Cash	1,612,500
Other current assets	499
Total current assets	1,612,999

Property and Equipment, net of $nil depreciation	1,760

Total Assets	$1,614,759

Current liabilities
Accounts payable	19,731
Accruals	54,464

Total Liabilities	$74,195

Minority Interest	1,228,691

Equity
100,000,00 Shares of Common Stock Authorized, 74,554,884 issued and outstanding	74,555
Additional Paid in Capital	1,618,516
Deficit accumulated during exploration stage	(1,381,198)
Total stockholders equity	311,873

Total liabilities and stockholders equity	$1,614,759

The accompanying notes are an integral
part of these financial statements.

FLEX FUELS ENERGY, INC.
(An Exploration Stage Company)
Consolidated Statement of Operations
(Stated in US Dollars)

From inception (March 10, 2006) to
December 31, 2006 (as restated)
Revenue	$-

Expenses
Recognition of an Impairment Loss – mineral claims	10,000
Directors salaries	52,071
Accounting & Legal Fees	10,050
Professional and Consulting Fees	5,000
Other costs	905
Excess of Purchase Price over Net Assets Acquired	1,303,172

Total Expenses	1,381,198

Net Loss	(1,381,198)

Basic & Diluted Loss per Share	(0.02)

Weighted Average Number of Shares	60,162,280

The accompanying notes are an integral
part of these financial statements.

FLEX FUELS ENERGY, INC
(An Exploration Stage Company)
Consolidate Statement of Stockholders Equity
From Inception (March 10, 2006) to December 31, 2006
(Stated in US Dollars) (as restated)
				Deficit
				Accumulated
			Additional	During
	Common Stock		Paid in	Exploration	Total
	Shares	Amount	Capital	Stage	Equity
March 10, 2006: shares of Common Stock issued to founders.	60,000,000	60,000	(50,000)		10,000

December 18, 2006: fair value of 412,038 shares of Common Stock issued to Mr Tom Barr in payment for services at $0.1167 per share.	412,038	412	47,659		48,071

December 29, 2006: shares of Common Stock issued at $0.1167 per share net of legal costs of $15,000 in a private placement.	14,142,846	14,143	1,620,857		1,635,000

Net Loss for period				(1,381,198)	(1,381,198)
Balance, December 31, 2006	74,554,884	$74,555	$1,618,516	$(1,381,198)	$311,873

The accompanying notes are an integral
part of these financial statements.

FLEX FUELS ENERGY, INC.
(An Exploration Stage Company)
Consolidated Statement of Cash Flows
(Stated in US Dollars)

From inception (March 10, 2006) to
December 31, 2006 (as restated)
Cash Flow From Operating Activities
Net loss	$(1,381,198)
Recognition of an Impairment Loss – mineral claims	10,000
Shares of Common Stock issued in Lieu of Payment for Services	48,071
Excess of Purchase Price over Net Assets Acquired	1,303,172
Accounts payable	13,455
Accruals	4,000

Net cash used in operating activities	(2,500)

Cash Flow From Investing Activities
Costs incurred in acquiring 15% holding in FFE Ltd	(20,000)
Purchase of mineral claim	(10,000)
Net cash used in investing activities	$(30,000)

60,000,000 shares of Common Stock issued to founders at $0.0001667 per share	10,000
14,142,846 shares of Common Stock issued at $0.1167 per share in a private placement	1,635,000
Net cash provided by financing activities	$1,645,000

Net change in cash	1,612,500
Cash at beginning of period	-
Cash at end of period	$1,612,500

Cash Paid For:
Interest	$-
Income Tax	$-

Non-Cash Activities ($)
Stock issued in Lieu of Payment for Service	48,071
Excess of Purchase Price over Net Assets Acquired expensed in the period	1,303,172

The accompanying notes are an integral
part of these financial statements.

FLEX FUELS ENERGY, INC
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
From inception (March 10, 2006) to December 31, 2006
(Stated in US Dollars)

NOTE 1 -   BASIS OF PRESENTATION

Flex Fuels Energy, Inc (“Flex Fuels” or the “Company”) (formerly Malibu Minerals, Inc) has prepared the consolidated financial statements included herein pursuant to the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) and in accordance with generally accepted accounting principles (“GAAP”) of the United States of America (“US GAAP”).

Flex Fuels was organized under the laws of the State of Nevada on March 10, 2006 to explore mining claims and property in North America. The Company is diversifying its business by acquiring a 15% interest in Flex Fuels Energy Limited (“FFE Ltd”), a development stage company incorporated under the laws of England and Wales. Flex Fuels plans to construct, own and manage seed processing facilities, refineries producing bio diesel products (and associated power generation facilities if commercially desirable) and to engage in the business of selling supplying and distributing bio diesel products.

On May 21, 2007, the Board of Directors declared a stock split, distributable May 22, 2007, in the form of a dividend of five additional shares of the Company's Common Stock for each share owned by stockholders of record at the close of business on May 21, 2007. Accordingly, all share and per share data has been restated to reflect the split.

The Company has elected a December 31 year-end.

NOTE 2 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.    Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Flex Fuels and its variable interest entities for which the Company is the primary beneficiary. Intercompany balances and transactions have been eliminated on consolidation.

b.   Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, goods delivered, the contract price is fixed or determinable, and collectibility is reasonably assured.

c.     Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

d.     Income Taxes

The Company computes income taxes in accordance with Financial Accounting Standards Statement No. 109 "Accounting for Income Taxes" ("SFAS 109").  Under SFAS 109, deferred taxes are recognized for the tax consequences of temporary differences by applying enacted statutory rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.  Also, the effect on deferred taxes of a change in tax rates is recognized in income in the period that included the enactment date.  Temporary differences between financial and tax reporting arise primarily from the use of different depreciation methods for furniture and equipment as well as impairment losses and the timing of recognition of bad debts.. Valuation allowances are recorded to reduce deferred tax assets to that amount which is more likely than not to be realized.

FLEX FUELS ENERGY, INC
 (An Exploration Stage Company)
Notes to the Consolidated Financial Statements
From inception (March 10, 2006) to December 31, 2006
(Stated in US Dollars)

NOTE 2 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

e.    Fixed Assets

Fixed assets are stated at cost, net of depreciation once the asset has come into use. Computer and office equipment are depreciated in a straight-line basis over two years.

f.     Stock-Based Compensation

The Company has adopted Statement of Financial Accounting Standards No. 123 (revised), Share-Based Payment,(“ SFAS 123(R)”) , which requires that compensation cost relating to share-based payment transaction be recognized as an expense in the financial statements, and that measurement of that cost be based on the estimated fair value of the equity or liability instrument issued at date of issue.

g.     Foreign Exchange

The Company’s functional and reporting currency is US Dollars. The accounts of the Company’s foreign investment, FFE Ltd are maintained using the local currency as the functional currency. FFE Ltd’s assets and liabilities are translated into U.S. dollars at year-end exchange rates, and income and expense accounts are translated at average monthly exchange rates. Net gains and losses from foreign currency translation are excluded from operating results and are accumulated as a separate component of stockholders’ equity.

h.     Impairment of long-lived Assets

The Company has determined that its Malibu Gold property is to be impaired, as per SFAS 144: “Accounting for the Impairment of Long-Live Assets.” Impairment is the condition that exists when the carrying amount of a long-lived asset (asset group) exceeds its fair value. An impairment loss shall be recognized only if the carrying amount of a long- lived asset (asset group) is not recoverable and exceeds its fair value. The carrying amount of a long-lived asset (asset group) is not recoverable if it exceeds the sum of the undisclosed cash flows expected to result from the use and eventual disposition of the asset (asset group). Our determination is based on the Company’s current period operating loss combined with the Company’s history of operating losses and our projection that demonstrates continuing losses associated with the Malibu Gold property.

In accordance with FASB 144, 25, “An impairment loss recognized for a long-lived asset (asset group) to be held and used shall be included in income from continuing operations before income taxes in the income statement of a business enterprise and in income from continuing operations in the statement of activities of a not-for-profit organization. If a subtotal such as “income from operations” is presented, it shall include the amount of that loss.” The Company has recognized the impairment of a long-lived asset by declaring that amount as a loss in income from operations in accordance with an interpretation of FASB 144.

The license was originally acquired for $10,000 cash and initially held on behalf of the Company by Jim Laird – see Note 5 - Related Party Transactions.

FLEX FUELS ENERGY, INC
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
From inception (March 10, 2006) to December 31, 2006
(Stated in US Dollars)

NOTE 2 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

i.     Minority Interest

The Minority Interest represents the equity attributable to the external shareholders of a subsidiary of variable interest entity. It is comprised of the portion of the net assets attributable to the minority on acquisition plus the share of any post acquisition profits less the share of any post-acquisition losses. As the minority has not agreed to fund losses in excess of the share of net assets acquired losses attributable to the minority are limited.

j.   Basic Loss Per Share

In accordance with SFAS No. 128 “Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to stockholders by the weighted average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At December 31, 2006, the Company has no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

From inception (March 10, 2006) to
December 31, 2006
Net Loss	$(1,381,198)

Basic & Diluted Loss per Share	(0.02)

Weighted Average Number of Shares	60,162,280

k.   Share Capital

a) Authorized:

100,000,000 shares of Common Stock with par value of $0.001

b) Issued:

As of December 31, 2006, there are 74,554,884 shares of Common Stock issued and outstanding at par value of $0.001 per share

There are no preferred shares outstanding. The Company has issued no authorized preferred shares.

The Company has no stock option plan, warrants or other dilutive securities.

FLEX FUELS ENERGY, INC
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
From inception (March 10, 2006) to December 31, 2006
(Stated in US Dollars)

NOTE 3 –     RESTATEMENT OF FINANCIAL STATEMENTS

This second amended Annual Report on Form 10-KSB/A (the “Amended Report”) amends the amended Annual Report on Form 10-KSB/A filed by the Company with the Securities and Exchange Commission on April 26, 2007 (the “Report”) solely to correct (i) unrecorded liabilities incurred in the year ended December 31, 2006, (ii) and certain legal costs associated with the investment in Flex Fuels Energy Limited and the private placement were expensed incorrectly in the Statement of Operations for the fiscal year ended December 31, 2006, (iii)  to amend the fair value attributed to the stock issued to Mr Tom Barr, (iv) to consolidate the balance sheet and results of Flex Fuels Energy Ltd and (v) to correctly disclose related party transactions.
.
The effects of these errors are summarized in the table:

	As		As
	Reported $	Adjustments $	Restated $

Statement of Operations

Net loss	(60,905)	(1,320,293)	(1,381,198)

Basic and diluted loss per share	(0.00)	(0.02)	(0.02)

Weighted average number of shares	60,162,280		60,162,280

Balance Sheet

Assets	1,612,550	2,209	1,614,759

Liabilities	13,455	60,740	74,195

Stockholders Equity	1,599,095	(1,287,222)	311,873

Minority Interest	-	1,228,691	1,228,691

Statement of Cash Flows

Net cash used in operating activities	(50,905)	48,405	(2,500)

Net cash used in investing activities	(1,510,000)	1,480,000	(30,000)

Net cash provided by financing activites	1,673,455	(28,455)	1,645,000

Unrecorded liabilities

The Company identified $4,050 in unrecorded liabilities for the period ended December 31, 2006.

FLEX FUELS ENERGY, INC
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
From inception (March 10, 2006) to December 31, 2006
(Stated in US Dollars)

Adjustments of certain legal costs

The Company incorrectly included legal costs in the Statement of Operations for the period ended December 31, 2006 for the private placement ($15,000) and the acquisition of a 15% holding in FFE Ltd ($20,000).  These costs have been correctly accounted for with the associated transactions.

Fair value attributed to the stock issued to Mr Tom Barr

On December 18, 2006 the Company issued 412,038 shares of Common Stock in recognition of services provided to the Company as director. Originally the fair value attributed to these shares was $0.0001667. On the same day the Company approved a private placement of 14,142,846 shares of Common Stock at $0.1167 per share to independent third parties. The management concluded that a value of $0.1167 per share was more appropriate which resulted in a charge of $48,071 in the amended Statement of Operations for the period ended December 31, 2006 (as opposed to previously recorded $69).

Consolidation of Flex Fuels Energy Limited (“FFE Ltd”)

As the Company has determined that FFE Ltd is a Variable Interest Entity under FIN46R “Consolidation of Variable Interest Entities” the balance sheet and results of FFE Ltd have been consolidated with the Company’s balance sheet and results. This has resulted in the excess of purchase price over net assets acquired of $1,303,172 being expensed in the period to December 31, 2006 due to FFE Ltd’s development stage status. The determination was based on the fact that although the Company acquired 15% of FFE Ltd it provided all of the initial capital for the operations of FFE Ltd to undertake and therefore took on risks in excess of its percentage holding or voting rights.

NOTE 4 -   GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. However, the Company has accumulated a loss and is new. This raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

As shown in the accompanying financial statements, the Company has incurred a net loss of ($1,381,198) for the period from March 10, 2006 (inception) to December 31, 2006 and has not generated any revenues. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of acquisitions. Management has plans to seek additional capital through a private placement and public offering of its Common Stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE 5 -   RELATED PARTY TRANSACTIONS

On March 27, 2006, the Company acquired the mineral license from Mr Jim Laird, a director and stockholder, for $10,000.

As a non-Canadian individual or company cannot directly hold a mineral license in British Columbia therefore it was initially held on behalf of the Company by Jim Laird (a director). It was subsequently transferred to Esther Briner (a licensed prospecting agent and stockholder) in June 2006 who then transferred it to Coalharbour Consulting, Inc (“Coalharbour”), a licensed prospecting agent owned and controlled by Esther Briner (a stockholder) in July 2007. Both Esther Briner and Coalharbour held or hold the license on behalf of the Company.

FLEX FUELS ENERGY, INC
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
From inception (March 10, 2006) to December 31, 2006
(Stated in US Dollars)
NOTE 6 – INCOME TAXES

The income tax provision is summarized as follows for the years ended December 31:

2006

Current
Federal	$0
State and local	0
Foreign	0
Deferred	0

Total income tax provision (benefit)	$0

Significant components of deferred tax assets were as follows as of December 31:

Deferred Tax Assets	2006
($’s)

Tax loss carry-forward	$27,309
Capital loss carry forward	456,110
Property and plant depreciation methods	0
Total	483,419
Valuation Allowance	(483,419)
Net deferred tax asset	$-

The Company has net operating loss carry-forwards for United States tax purpose to offset future taxable income of $78,026 expiring in years 2007 through 2019. As it is not more likely than not that the resulting deferred tax benefits will be realized, a full valuation allowance has been recognized for such deferred tax assets. The utilization of net operating loss carry forwards may be significantly limited under the Internal Revenue Code as a result of ownership changes due to the Company’s stock and other equity offerings.

Under United Kingdom taxation, FFE Ltd has $54,812 of net operating loss carry-forwards to offset future taxable income. As it is not more likely than not that the resulting deferred tax benefits will be realized, a full valuation allowance has been recognized for such deferred tax assets.

The provision for income tax differs from the amount computed by applying the statutory federal income tax rate to income before the provision for income taxes. The sources and tax effects of the differences are as follows for the year ended December 31:

2006

Income taxes at the federal statutory rates	(35%)
Change in valuation allowance	35
Foreign operations	-
Effective rate of income tax	0%

The Company has net capital losses to be carried forward in the U.S. of $1,303,172 from the impairment of its investment in FFE Ltd to offset against future capital gains expiring in years 2008 through 2010.

FLEX FUELS ENERGY, INC
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
From inception (March 10, 2006) to December 31, 2006
(Stated in US Dollars)
NOTE 7 –  VARIABLE INTEREST ENTITIES

In December 2003, the FASB issued Interpretation No. 46 “Consolidation of Variable Interest Entities Revised” (“FIN 46R”), which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights, and accordingly, whether it should consolidate the entity. The Company was required to apply FIN 46R to such variable interest entities (“VIEs”).

The Company has determined that the FFE Ltd is a variable interest entity and therefore should be consolidated as the Company has provided funding for all the initial capital for FFE Ltd’s operations while only acquiring a 15% holding in the entity.

Upon consolidation the Company eliminated its previous recorded investment in FFE Ltd. The acquisition of FFE Ltd has been accounted for using the purchase method of accounting and, accordingly, the assets acquired and liabilities assumed have been recorded at their fair values as of the date of the acquisition. The purchase price reflects the cost of the shares acquired ($1,500,000) plus legal costs ($20,000) incurred in acquiring the 15% interest in FFE Ltd. Prior to the acquisition of the remaining 85% of FFE Ltd on May 29, 2007 the maximum loss the Company could have incurred was $1,500,000.

FFE Ltd Purchase Price Allocation on Acquisition of 15% holding:

$
Current assets	225,000
Current liabilities	(8,172)
Net assets acquired	216,828
Excess of Purchase Price over Net Assets Acquired	1,303,172
$1,520,000

The assets and liabilities of FFE Ltd on the date of acquisition comprised the following:

Assets	$
Cash	1,500,000
Liabilities
Accounts payable	6,276
Accruals	48,204

NOTE 8 – DEVELOPMENT STAGE COMPANIES

Under United States Generally Accepted Accounting Principles (“GAAP”) where the acquired company is a “development stage” enterprise then any Excess of Purchase Price over Net Assets Acquired is expensed at the time of acquisition.

The Financial Accounting Standards Board (“FASB”) has provided guidelines as to identifying a “development stage” enterprise:

“an enterprise shall be considered to be in the development stage if it is devoting substantially all of its efforts to establishing a new business and either of the following conditions exists:

a) Planned principal operations have not commenced.

b) Planned principal operations have commenced, but there has been no significant revenue there from.

A development stage enterprise will typically be devoting most of its efforts to activities such as financial planning; raising capital; exploring for natural resources; developing natural resources; research and development; establishing sources of supply; acquiring property, plant, equipment, or other operating assets, such as mineral rights; recruiting and training personnel; developing markets; and starting up production.”

The Company has determined that FFE Ltd is a development stage company and therefore the Excess of Purchase Price over Net Assets Acquired of $1,303,172 and has been expensed in the period to December 31, 2006.

FLEX FUELS ENERGY, INC
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
From inception (March 10, 2006) to December 31, 2006
(Stated in US Dollars)

NOTE 9 – SEGMENTAL REPORTING

Under SFAS no. 131, Disclosures about segments of an Enterprise and Related Information, operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group in deciding how to allocate resources and in assessing performance. Our chief operating decision making group is composed of the Chief Executive Officer and members of senior management. The Company’s reportable operating segments are Malibu Gold and BioFuels.

The accounting policies of the segments are the same as those described in the summary of significant accounting policies. We evaluate performance of our operating segments based on revenue and operating loss. Segments information for 2006 is as follows:

	Malibu Gold	BioFuels	Total
	$	$	$

Net revenue to external customers	-	-	-
Operating loss	(29,955)	(1,351,243)	(1,381,198)

Assets	112,500	1,502,259	1,614,759

Stock-based compensation	-	48,071	48,071
Expenditure on property and equipment	-	-	-

The Company’s Malibu Gold’s operations are based in Canada and the BioFuels operations are based in the United Kingdom.

NOTE 10 – SUBSEQUENT EVENTS

On May 21, 2007, the Board of Directors declared a stock split, distributable May 22, 2007, in the form of a dividend of five additional shares of the Company's Common Stock for each share owned by stockholders of record at the close of business on May 21, 2007. Accordingly, all share and per share data has been restated to reflect the split.

On May 11, 2007 the Stockholders of the Company, without direction from the Company, undertook a re-organisation of their respective shareholdings by retiring varying percentages of their stock. In total 51,685,723 shares of Common Stock were retired.

On May 22, 2007 the Company issued 137,744 shares of Common Stock to Mr. Tom Barr in recognition of services provided to the Company as director. The Company has recognized compensation expense of $124,000 under SFAS 123(R) based upon a fair value of $0.90 per share of Common Stock – the price of shares issued in the subsequent private placement on May 29, 2007.

On May 29, 2007 the Company completed a private placement of 16,582,621 shares of Common Stock at $0.90 per share to independent third parties. The Company received $13,392,000 net of placement costs of $1,492,000 and legal costs of $40,000.

On May 29, 2007 the Company completed the acquisition of FFE Ltd and issued 24,854,477 shares of Common Stock to the stockholders of FFE Ltd. The Company has attributed a fair value of $22,369,000 on the shares issued based upon stock placed at $0.90 per share under the private placement completed on the same day.

On July 31, 2007 the Company completed a private placement offering in which it sold an aggregate of 4,871,838 shares (the “Shares”) of its common stock, $0.001 par value per share (the “Common Stock”), at a price of $0.90 per Share for aggregate net proceeds of approximately $3,940,000.

Flex Fuels Energy, Inc

Pro forma Financial Statements

The unaudited pro forma condensed statements of operations present the acquisition by Flex Fuels of FFE Ltd as if it had been consummated on January 1, 2006 and reflects the pro forma adjustments to give effect to this acquisition. The transaction occurred on May 29, 2007.

YOU SHOULD READ THIS INFORMATION IN CONJUNCTION WITH:

•
The separate historical unaudited condensed consolidated financial statements of Flex Fuels for the quarter ended September 30, 2007 included in Flex Fuels Quarterly Report on Form 10-QSB for the quarter ended September 30, 2007 filed with the SEC on November 1, 2007.

•
As the Company has determined that FFE Ltd is a Variable Interest Entity under FIN46R “Consolidation of Variable Interest Entities” the balance sheet and results of FFE Ltd have been consolidated with the Company’s balance sheet and results. The determination was based on the fact that although the Company acquired 15% of FFE Ltd it provided all of the initial capital for the operations of FFE Ltd to undertake and therefore took on risks in excess of its percentage holding or voting rights.

We present the unaudited pro forma condensed consolidated financial information for informational purposes only. The pro forma information is not necessarily indicative of what Flex Fuels financial position or results of operations actually would have been had it completed the acquisition at the dates indicated. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future financial position or operating results of the combined company.

Flex Fuels Energy, Inc
Pro forma Consolidated Financial Statements for the nine months ended September 30, 2007
Statements of Operations

	Flex Fuels Energy, Inc Consolidated Financial Statements	Consolidation Adjustments	Flex Fuels Energy, Inc Pro forma Consolidated Financial Statements
	September 30,	September 30,	September 30,
	2007	2007	2007
	$’000	$’000	$’000
Revenues	-	-	-

Expenses
Mining exploration costs	8	-	8
Selling, general and administration costs	2,182	-	2,182
Excess of purchase over net assets acquired	21,595	(21,595)	-
Operating loss	(23,785)	21,595	(2,190)

Other income
Interest and other income and gains	568	-	568

Minority interest	454	(454)	-

Net loss	$(22,763)	$21,141	$(1,622)

Basic and diluted loss per share	$(0.34)	$0.32	$(0.02)

Weighted average number of shares	67,627,273	67,627,273	67,627,273

Note:

The adjustment for excess of purchase price over net assets acquired at May 29, 2007 is as follows:

$’000

Minority interest acquired	774
Excess of purchase price over net assets acquired	21,595

Purchase price	$22,369

The excess purchase price over net assets acquired has not been reflected in the pro forma statements of operations as it is a non-recurring item.

Flex Fuels Energy, Inc
Pro forma Consolidated Financial Statements for the period ended December 31, 2006
Statements of Operations

	Flex Fuels Energy, Inc Consolidated Financial Statements	Consolidation Adjustments	Flex Fuels Energy, Inc Pro forma Consolidated Financial Statements
	December 31,	December 31,	December 31,
	2006	2006	2006
	$’000	$’000	$’000
Revenues	-	-	-

Expenses
Selling, general and administration	68	55	123
Excess of Purchase Price over Net Assets Acquired	1,303	(1,303)	-
Impairment loss – mineral license	10		10
Operating loss	(1,381)	1,248	(133)

Net loss	$(1,381)	$1,248	$(133)

Basic and diluted loss per share	$(0.02)	$0.02	$(0.00)

Weighted average number of shares	60,162,280	60,162,280	60,162,280

Note: The excess of purchase price over net assets of $1,303,000 is excluded from the pro forma statement of operations as it is a non-recurring item.

FLEX FUELS ENERGY LIMITED
(A Development Stage Company)
FINANCIAL STATEMENTS
FOR THE PERIOD FROM
NOVEMBER 2006 (INCEPTION) TO DECEMBER 31, 2006

FLEX FUELS ENERGY LIMITED
(A DEVELOPMENT STAGE COMPANY)

The Board of Directors and Stockholders
Flex Fuels Energy Limited

We have audited the accompanying balance sheet of Flex Fuels Energy Limited (a development stage company) as of December 31, 2006, and the related statements of operations, changes in stockholders’ equity and cash flows for the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Flex Fuels Energy Limited as of December 31, 2006, and the results of its operations and its cash flows from November 26, 2006 (date of inception) to December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no established or sufficient sources of revenue, and has incurred significant losses from its operations. This raises substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Amper, Politziner & Mattia, P.C.

AMPER, POLITZINER & MATTIA, P.C.

May 9, 2007
Edison, NJ

FLEX FUELS ENERGY LIMITED (A DEVELOPMENT STAGE COMPANY) BALANCE SHEET DECEMBER 31, 2006
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,500,000
Other debtors – interest	499
Total current assets	1,500,499

PROPERTY AND EQUIPMENT, at cost, net of accumulated
depreciation of $nil	1,760

Total assets	$1,502,259

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$6,276
Accrued expenses	50,464
Total current liabilities	56,740

STOCKHOLDERS’ EQUITY:
Common stock, £0.10 ($0.195) par value, 2,000 shares
authorized, 2,000 shares issued and outstanding	389
Additional paid-in capital	1,499,942
Deficit accumulated during development stage	(54,812)
TOTAL STOCKHOLDERS’ EQUITY	1,445,519

Total liabilities and stockholders’ equity	$1,502,259

FLEX FUELS ENERGY LIMITED (A DEVELOPMENT STAGE COMPANY) STATEMENT OF OPERATIONS FOR THE PERIOD FROM INCEPTION (NOVEMBER 26, 2006) TO DECEMBER 31, 2006

REVENUES	$-

EXPENSES:
Selling, general and administrative	55,311
55,311

Operating loss	(55,311)

OTHER INCOME/(EXPENSE)
Interest and other income	499

Net loss	$(54,812)

PER SHARE DATA:
Basic and diluted loss per share	$(60.9)

Weighted average number of common
shares outstanding	900

FLEX FUELS ENERGY LIMITED
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY AND COMPREHENSIVE LOSS
FOR THE PERIOD FROM INCEPTION (NOVEMBER 26, 2006) TO DECEMBER 31, 2006

				Development
			Additional	Stage	Total
	Common stock		Paid-In	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity
BALANCE, NOVEMBER 26, 2006	-	$-	$-	$-	$-

Common stock issued (net of commissions)	1,700	331	-	-	331

Stock issued	300	58	1,499,942	-	1,500,000

COMPREHENSIVE LOSS
Net loss for the year	-	-	-	(54,812)	(54,812)
Total comprehensive loss	-	-	-	(54,812)	(54,812)

BALANCE, DECEMBER 31, 2006	2,000	$389	$1,499,942	$(54,812)	$1,445,519

FLEX FUELS ENERGY LIMITED (A DEVELOPMENT STAGE COMPANY) STATEMENT OF CASH FLOWS FOR THE PERIOD FROM INCEPTION (NOVEMBER 26, 2006) TO DECEMBER 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(54,812)

Adjustments to reconcile net loss to net cash
used in operating activities
(Increase) in assets
Accounts receivable	(499)
Increase in liabilities
Accounts payable	4,516
Accrued expenses	50,464
Net cash used in operating activities	(331)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	1,500,331
Net cash provided by financing activities	1,500,331

NET CHANGE IN CASH & CASH EQUIVALENTS	1,500,000

CASH & CASH EQUIVALENTS, BEGINNING OF PERIOD	-

CASH & CASH EQUIVALENTS, END OF YEAR	$1,500,000

SUPPLEMENTAL DISCLOSURES OF CASH PAID
Interest	$-

FLEX FUELS ENERGY LIMITED
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

1.	Organization, Basis of Presentation and Liquidity

Flex Fuels Energy Limited (“Flex Fuels” or the “Company”) was formed on November 26, 2006 under the laws of England and Wales.

Flex Fuels is a developmental stage company headquartered in London, England. Flex Fuels plans to construct, own and manage seed processing facilities, refineries producing bio diesel products (and associated power generation facilities if commercially desirable) and to engage in the business of supplying and distributing bio diesel products.

The Company has incurred operating losses since inception and has generated no revenues from continuing operations. As a result, the Company has generated negative cash flows from operations and has an accumulated deficit at December 31, 2006. The Company is operating in a developing industry and its primary source of funds to date has been through the issuance of securities. The Company is currently seeking additional funding. While the Company is optimistic and believes appropriate actions are being taken, there can be no assurance that management’s efforts will be successful or that the products the Company develops and markets will be accepted by consumers.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. However, the Company has accumulated a loss and is new. This raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

As shown in the accompanying financial statements, the Company has incurred a net (loss) of ($54,812) for the period from November 26, 2006 (inception) to December 31, 2006 and has not generated any revenues. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

2.	Summary of Significant Accounting Policies:

Cash and cash equivalents– The Company considers investments with original maturities of three months or less to be cash equivalents.

Property and equipment– Property and equipment are stated at cost. Depreciation will be calculated on the various asset classes over their estimated useful lives.

Income taxes– Deferred taxes are computed based on the tax liability or benefit in future years of the reversal of temporary differences in the recognition of income or deduction of expenses between financial and tax reporting purposes. The net difference, if any, between the provision for taxes and taxes currently payable is reflected in the balance sheet as deferred taxes. Deferred tax assets and/or liabilities, if any, are classified as current and non-current based on the classification of the related asset or liability for financial reporting purposes, or based on the expected reversal date for deferred taxes that are not related to an asset or liability. Valuation allowances are recorded to reduce deferred tax assets to that amount which is more likely than not to be realized.

FLEX FUELS ENERGY LIMITED
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

2.      Summary of Significant Accounting Policies:

Loss per share– Basic loss per share is calculated by dividing net loss attributable to the ordinary shareholders by the weighted average number of common shares outstanding during the period. Diluted loss per share is calculated by dividing the net loss attributable to the ordinary shareholders by the sum of the weighted average number of common shares outstanding and the diluted potential ordinary shares.

Common stock– The holder of each share of common stock outstanding is entitled to one vote per share.

Use of Estimates– The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent accounting pronouncements

In June 2006, the FASB issued FIN No. 48, Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109 (“FIN 48”) which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement criteria for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN No. 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition and defines the criteria that must be met for the benefits of a tax position to be recognized. The cumulative effect of the change in accounting principle must be recorded as an adjustment to opening retained earnings. The Company has completed its initial evaluation of the impact of the January 1, 2007 adoption of FIN No. 48 and determined that such adoption is not expected to have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”), which defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value measurements. SFAS No. 157 applies to other accounting standards that require or permit fair value measurements. Accordingly, it does not require any new fair value measurement. SFAS No. 157 will be effective for the Company on January 1, 2008. The Company is currently evaluating the impact the adoption of SFAS No. 157 will have on its financial position and results of operations.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”), which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. SFAS No. 159 will be effective for the Company on January 1, 2008. The Company is currently evaluating the impact the adoption of SFAS No.159 will have on its financial position and results of operations.

3.	Property and Equipment

Property and equipment consist of the following as of December 31, 2006:

Computer hardware and software	$1,760
Less: Accumulated depreciation	-
$1,760

FLEX FUELS ENERGY LIMITED
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

4.	Stockholders’ Equity

During the period ended December 31, 2006 the Company raised $1,500,331 (net of commission and expenses) by issuing 2,000 shares of common stock in a private placement.

5.	Income Taxes

The income tax provision is summarized as follows for the years ended December 31, 2006:

Current – United Kingdom	$-
Deferred	-

Total income tax provision	$-

Significant components of deferred tax assets were as follows as of December 31, 2006:

Deferred Tax Assets

Tax loss carryforward	$54,812
Valuation Allowance	(54,812)
Net deferred tax asset	$-

Under United Kingdom taxation, the Company has $54,812 of net operating loss carry-forwards to offset future taxable income. As it is not more likely than not that the resulting deferred tax benefits will be realized, a full valuation allowance has been recognized for such deferred tax assets.

6.	Employment Agreements

The Company has employment agreements with its executive officers.  Such agreements provide for minimum salary levels.

7.	Legal Proceedings

The Company is not involved with any legal actions and claims arising in the ordinary course of business.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Our Bylaws, as amended, provide to the fullest extent permitted by Nevada law that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Section 78.7502 of the Nevada Revised Statutes provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount
SEC registration fee	$1,119
Accounting fees and expenses*	20,000
Legal fees and expenses	$60,000
TOTAL	$81,119

* Estimated

Item 26. Recent Sales of Unregistered Securities

On December 29, 2006 Malibu Minerals, Inc. (the “Company”) entered into an Acquisition Agreement (the “Agreement”) with Flex Fuels Energy Limited, a company formed under the laws of England and Wales (“Flex Fuels”), the shareholders of Flex Fuels (collectively the “Shareholders”) and the individuals signatories thereto for the purpose of diversifying the Company’s business. Pursuant to the Agreement, the Company acquired 15% of the entire authorized share capital of Flex Fuels (the “Shares”) and agreed to acquire and, Flex Fuels and the Shareholders agreed to sell, the remaining 85% of the entire authorized share capital of Flex Fuels, subject to the satisfaction of various closing conditions as more fully described below and as set forth in Section 8 of the Agreement (the “Completion Conditions”). In consideration for the Shares, the Company paid $1,500,000 out of the Proceeds (as defined below). Also, effective as of December 19, 2006 and in connection with the Agreement, Thomas Barr, a member of the board of directors of the Company was appointed to the board of directors of Flex Fuels for the purpose of overseeing the achievement of the Completion Conditions and Flex Fuels’ business during the Interim Period (as defined below). Subject to the satisfaction of the Completion Conditions, pursuant to the Agreement, the Company would acquire the remaining 85% of the entire authorized share capital of Flex Fuels for which the Company would issue the Shareholders an aggregate of 24,854,479 shares of common stock of the Company (the “Common Stock”). The closing of the acquisition of Flex Fuels is expected to occur no later than five months from the date of this Agreement (the “Interim Period”). The Company is presently conducting, and will continue to conduct, due diligence efforts to ensure that the Completion Conditions are satisfied.

Also, on December 29, 2006, the Company entered into a financing arrangement with several investors (the “Investors”) pursuant to which it sold $1,650,000 (the “Proceeds”) of shares of its common stock at a per share price of $0.70 for an aggregate sale of 2,357,143 shares (the “Common Shares”).

On May 24, 2007, the Company issued 137,344 shares of its Common Stock to Mr. Barr, its director and non-executive director, in consideration of the services provided by Mr. Barr to the Company.

On May 29, 2007 the Company closed on a private placement offering (the “Offering”) in which it sold an aggregate of 16,582,621 shares of its Common Stock (the “Common Shares”) at a price of $0.90 per Common Share for aggregate gross proceeds of approximately $14,924,000 (the “Proceeds”). The Common Shares were sold pursuant to Subscription Agreements entered into by and between the Company and the purchasers named on the signature pages thereto (the “Purchasers”).

International Capital Partners SA (“ICP”) acted as the placement agent for the Offering. The Company paid the following fees in connection with the Offering (i) a commission equal to approximately $1,492,000, paid to ICP representing 10% of the Proceeds; and (ii) $40,000 in legal fees. ICP had no obligation to buy any Common Shares from the Company. In addition, The Company agreed to indemnify ICP and other persons against specific liabilities under the Act. The net proceeds of the Offering are expected to be used as by the Company as working capital and for general corporate purposes.

The Purchasers agreed not to sell the Common Shares for a period of twelve months from the Closing Date, unless permitted earlier by the Company. Notwithstanding the foregoing, the Purchasers further agreed to be bound by any lock-up period required by state regulatory agencies or any other governmental regulation. The Common Shares are restricted securities under Securities Act of 1933, as amended (the "Act"), and applicable state securities laws and, therefore, may only be transferred pursuant to the registration requirements of federal and state securities laws or pursuant to an exemption from such registration requirements. The Common Shares will bear a restrictive legend stating these resale restrictions.

In connection with the Offering, the Company agreed to file a registration statement on Form SB-2 (the “Registration Statement”) to effect the registration of the Common Stock underlying the Common Shares. The Company agreed to use its reasonable best efforts to cause the Registration Statement to be filed with the SEC as soon as possible but no later then 90 days after the Closing Date (the “Filing Date”). The Company further agreed to clear any comments issued with respect to the Registration Statement in order for the SEC to declare the Registration Statement effective no later than 120 days after the Filing Date. If the Company fails to file the Registration Statement with the SEC or have the Registration Statement be declared effective on or before the time frame described, the Purchasers shall be entitled to liquidated damages from the Company in an amount $49,847 for each month that the Company is delinquent in filing or effectiveness of the Registration Statement, subject to an overall limit of up to 15 months of partial liquidated damages.

The Common Shares were offered and sold to the Purchasers in a private placement transaction made in reliance upon exemptions from registration pursuant to Regulation S promulgated under the Act. The offers and sales to the Purchasers were made in offshore transactions. None of the Purchasers were a U.S. person as defined in Rule 902(k) of Regulation S, and no sales efforts were conducted in the U.S., in accordance with Rule 903(c). Such Purchasers acknowledged that the securities purchased must come to rest outside the U.S., and the certificates contain a legend restricting the sale of such securities until the Regulation S holding period is satisfied.

On July 31, 2007 Flex Fuels closed on a private placement offering in which it sold an aggregate of 4,871,838 shares (the “Shares”) of its common stock, $0.001 par value per share (the “Common Stock”), at a price of $0.90 per Share for aggregate net proceeds of approximately $3,941,000.

ICP acted as the placement agent for the Offering. The Company paid the following fees in connection with the Offering (i) a commission equal to approximately $438,000, paid to ICP representing 10% of the Proceeds; and (ii) approximately $6,000 in legal and miscellaneous fees. The net proceeds of the Offering are expected to be used as by the Company as working capital and for general corporate purposes.

All of the above offerings and sales were deemed to be exempt under either rule 506 of Regulation D and/or Section 4(2) of the Securities Act or pursuant to Regulation S promulgated under the Securities Act. For offerings and sales deemed to be exempt from registration under either rule 506 of Regulation D and/or Section 4(2) of the Securities Act, no advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of our company or executive officers of our company, and transfer was restricted by us in accordance with the requirements of the Securities Act. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

None.

Item 27. Exhibits

Exhibit No.	Description
3.1	Articles of Incorporation of the Company dated March 10, 2006. (Incorporated by reference to the Company’s Registration Statement filed with the SEC on Form SB-1 on August 4, 2006).

3.2	By-laws of the Company. (Incorporated by reference to the Company’s Registration Statement filed with the SEC on Form SB-1 on August 4, 2006).

3.3	Articles of Merger filed on June 28, 2007 with the Nevada Secretary of State. (Incorporated by reference to the Company’s Form 8-K filed with the SEC on June 7, 2007)

3.4	Certificate of Amendment filed with the Secretary of State of the State of Nevada on April 26, 2007. (Incorporated by reference to the Company’s Form 8-K filed with the SEC on April 30, 2007)

5.1	Legal Opinion of Sichenzia Ross Friedman Ference LLP*

10.1
Acquisition Agreement dated December 29, 2006 entered into by and among the Company, Flex Fuels Energy Limited, the shareholders of Flex Fuels Energy Limited and the individuals signatory thereto. (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 4, 2007).

10.2	Form of Voting Trust Agreement (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 4, 2007).

10.3	Form of Lock-up Agreement (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 4, 2007).

10.4
Form of Subscription Agreement entered into by and among Malibu Minerals, Inc., and the purchasers named on the signature pages thereto. (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on June 5, 2007).

10.5
Form of Registration Rights Agreement entered into by and among Malibu Minerals, Inc., and the purchasers named on the signature pages thereto. (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on June 5, 2007).

10.6
Placement Agent Agreement dated February 8, 2007 entered into by and between Malibu Minerals, Inc., and International Capital Partners SA. (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on June 5, 2007).

10.7
Addendum to the Acquisition Agreement dated May 29, 2007 entered into by and among the Company, Flex Fuels Energy Limited, the shareholders of Flex Fuels Energy Limited and the individuals signatory thereto. (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on June 5, 2007).

10.8
Employment Agreement dated December 8, 2006, entered into by and between Flex Fuels Energy Limited and Gordon Alan Ewart. (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on June 5, 2007).

10.9
Employment Letter Agreement dated March 28, 2007, entered into by and between Flex Fuels Energy Limited and Paul Gothard. (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on June 5, 2007).

10.10
Employment Agreement dated March 29, 2007, entered into by and between Flex Fuels Energy Limited and Paul Gothard. (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on June 5, 2007).

10.11
Employment Agreement dated April 12, 2007 entered into by and between the Company and James Laird. (Incorporated by reference to the Company’s Annual Report on Form 10-KSB filed with the SEC on April 17, 2007).

10.12	Report of Intangible Business Limited (Incorporated by reference to the Company’s Current Report on Form 8-K/A filed with the SEC on September 14, 2007).

21.1	List of Subsidiaries of the Company*

23.1	Consent of BDO Stoy Hayward LLP*

23.2	Consent of Amper, Politziner & Mattia, P.C.*

23.3	Consent of Sichenzia Ross Friedman Ference LLP * (included in exhibit 5.1)

99.1	Consent of Intangible Business Limited*

* filed herewith

Item 28. Undertakings

The undersigned Registrant hereby undertakes to:

 (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

 In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

 Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A , shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1/A and authorized this registration statement to be signed on its behalf by the undersigned, in Vancouver, Canada and London, United Kingdom on February 28, 2008.

FLEX FUELS ENERGY, INC.

By:	/s/ Brian Barrows
Brian Barrows
Chief Executive Officer

By:	/s/ Paul Gothard
Paul Gothard
Chief Financial Officer (acting Principal Accounting Officer) and Director

POWER OF ATTORNEY

In accordance with the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian Barrows Brian Barrows	Chief Executive Officer and Director	February 28, 2008
/s/ Paul Gothard Paul Gothard	Chief Financial Officer and Director	February 28, 2008
/s/ James Laird James Laird	Director	February 28, 2008

/s/ Thomas Barr Thomas Barr	Director	February 28, 2008